UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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Clear Channel Outdoor Holdings, Inc.
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2024 Proxy Statement

A LETTER FROM OUR CEO AND THE INDEPENDENT CHAIR OF OUR BOARD

Dear Fellow Stockholders:

On behalf of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor”), it is our pleasure to invite you to our annual meeting of stockholders (the “Annual Meeting”).

During the past year, we made notable progress in executing on our strategic plan, which is centered on taking a number of steps that we believe will strengthen our ability to organically grow Adjusted EBITDA and cash flow and improve our liquidity, in support of our goal to reduce leverage on our balance sheet.

In addition to our ongoing focus on maximizing our U.S. assets and expanding the universe of advertisers we serve through disciplined investments in our technology and digital transformation, we are also working to monetize our remaining international businesses, while simultaneously exploring avenues to reduce corporate expenses and optimize our deployment of capital. We believe that streamlining our organization toward a focus on our higher-margin markets in the U.S. will strengthen the operating leverage in our business and enhance our ability to deliver value for our stockholders.

We believe that the outlook for the out-of-home advertising industry is bright and that we are well-positioned to benefit as an innovation leader in our space. We have built a dynamic advertising platform with the scale, reach and flexibility to deliver highly-targeted, measurable campaigns that are simpler to buy across a greater pool of brands and agencies. With the support of our Board of Directors and dedicated team of employees, we remain focused on pursuing our vision and executing on our strategic plan in the year ahead.

Thank you for your continued support and confidence in Clear Channel Outdoor. We hope you will join us for our Annual Meeting webcast on May 16, 2024.

Sincerely,

Scott R. Wells	W. Benjamin Moreland
Chief Executive Officer and Director	Independent Chair of the Board of Directors

NOTICE OF

2024

ANNUAL

MEETING OF

STOCKHOLDERS

AND

PROXY

STATEMENT

Thursday, May 16, 2024

9:00 a.m. Eastern Time

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

As a stockholder of Clear Channel Outdoor Holdings, Inc., you are hereby given notice that the Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. will be held by means of a live webcast, at meetnow.global/M2KV5AT, on May 16, 2024 at 9:00 a.m. Eastern Time for the following purposes:

1.	to elect ten nominees to serve as directors for a one-year term;

2.	to approve an advisory resolution on executive compensation;

3.	to approve an amendment to our certificate of incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law;

4.

to approve the adoption of our 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and to eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights;

5.	to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Clear Channel Outdoor for the year ending December 31, 2024; and

6.	to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 18, 2024 are entitled to notice of, and to vote at, the Annual Meeting.

If you plan to attend the Annual Meeting, please follow the voting and registration instructions set forth in the accompanying proxy statement (the “Proxy Statement”).

Your attention is directed to the accompanying Proxy Statement. In addition, although mere participation in the Annual Meeting will not revoke your proxy, if you participate in the Annual Meeting webcast, you may revoke your proxy and vote during the meeting. To ensure that your shares are represented at the Annual Meeting, please submit your vote by Internet, telephone or mail, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors:

Lynn A. Feldman

Executive Vice President, Chief Legal Officer and Corporate Secretary

San Antonio, Texas

March 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 16, 2024

The Proxy Statement and Annual Report are available at:
www.envisionreports.com/cco

Proxy Statement Summary	1

The Board of Directors and Corporate Governance	1

Risk Management	8
Succession Planning	10
Corporate Governance	10
Governance Guidelines	11
Board Committee Charters	12
Code of Business Conduct and Ethics	12
Stockholder and Interested Party Communication with the Board	12

Security Ownership of Certain Beneficial Owners and Management	13

Proposal 1: Election of Directors	15

A Message from our Compensation Committee	27

Compensation Discussion and Analysis	28

Compensation Committee Report	45

Executive Compensation Tables	46

2023 Summary Compensation Table	46
Employment Agreements with the Named Executive Officers	47
Grants of Plan-Based Awards	50
Outstanding Equity Awards at Fiscal Year-End	52
Option Exercises and Stock Vested	53

Pension Benefits	53
Nonqualified Deferred Compensation Plans	53
Potential Post-Employment Payments	54
Pay Versus Performance	62
Pay Ratio	66

Relationship of Compensation Policies and Programs to Risk Management	67

Director Compensation	67

Compensation Committee Interlocks and Insider Participation	68

Certain Relationships and Related Party Transactions	69

Policy on Review and Approval of Transactions with Related Persons	69

Certain Relationships and Related Party Transactions	69

Notice and Proxy Statement 2024

Proxy Statement Summary

This Proxy Statement contains information related to the 2024 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc. and at any postponements or adjournments thereof. This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

2024 Annual Meeting Information

Date and Time: Thursday, May 16, 2024 at 9:00 a.m. Eastern Time	Location: meetnow.global/M2KV5AT	Record Date: March 18, 2024	Proxy Mail Date: On or about April 4, 2024

HOW TO VOTE

By Internet: Visit the website listed on your proxy card.	By Phone: Call the telephone number on your proxy card.	By Mail: Sign, date and return your proxy card in the enclosed envelope.	During the Annual Meeting: Participate in the Annual Meeting webcast.

Voting:	Each share of Clear Channel Outdoor common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Admission:	Admission to the Annual Meeting is limited to stockholders as of March 18, 2024 (the “Record Date”). If you plan to attend the Annual Meeting, please follow the registration instructions set forth in this Proxy Statement.

ANNUAL MEETING AGENDA AND VOTE RECOMMENDATIONS

Matter		Board Vote Recommendation	Page Reference (for more details)
Proposal 1	Election of Directors	FOR	15
Proposal 2	Advisory Resolution on Executive Compensation	FOR	73
Proposal 3	Amendment to our Certificate of Incorporation to Provide for Exculpation of Certain Officers as Permitted by Recent Amendments to Delaware Law	FOR	74
Proposal 4	Adoption of our 2012 Third Amended and Restated Equity Incentive Plan to Increase the Number of Shares Authorized for Issuance Under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 Shares and to Eliminate the Liberal Share Recycling Provisions with respect to Stock Options and Stock Appreciation Rights	FOR	76
Proposal 5	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2024	FOR	85

In this Proxy Statement, “we”, “our”, “us”, “CCOH”, “Clear Channel Outdoor” and the “Company” refer to Clear Channel Outdoor Holdings, Inc., and the “Annual Meeting” refers to the 2024 Annual Meeting of Stockholders. We will begin mailing this Proxy Statement and form of proxy card to stockholders on or about April 4, 2024.

ii Notice and Proxy Statement 2024

DIRECTOR NOMINEES

Below is information about each of our director nominees, as of March 18, 2024:

Name	Age	Most Recent Experience(s)	Independent Director	Committee Memberships

John Dionne	60	Senior Advisor at Blackstone Group, L.P.	✓	AC, NCGC

Lisa Hammitt	61	Former Executive Vice President, Artificial Intelligence and Chief Technology Officer at Davidson Technologies	✓	CC, NCGC

Andrew Hobson	62	Partner and Chief Financial Officer at Innovatus Capital Partners, LLC	✓	AC

Thomas C. King	63	Operating Partner at Atlas Merchant Capital	✓	CC

Joe Marchese	42	Co-Founder and Executive Chairman of Human Ventures	✓	CC, NCGC

W. Benjamin Moreland «	60	Private investor and retired Chief Executive Officer at Crown Castle International Corp.	✓	—

Mary Teresa Rainey	68	Founder of Rainey, Kelly Campbell Roalfe/Y&R	✓	AC, NCGC

Scott R. Wells	55	Chief Executive Officer at Clear Channel Outdoor		—

Raymond T. (Ted) White	58	Co-Founder and Managing Director of Legion Partners Asset Management, LLC	✓	AC

Jinhy Yoon	52	Executive Vice President, Credit Research at PIMCO		—

« = Chair of the Board

AC = Audit Committee

CC = Compensation Committee

NCGC = Nominating and Corporate Governance Committee

CORPORATE GOVERNANCE HIGHLIGHTS

The Board of Directors (the “Board”) of Clear Channel Outdoor believes that good governance is key to achieving long-term stockholder value and that the Company’s long-term success requires the Company’s commitment to a robust framework of guidelines and practices that serve the best interests of the Company and all of our stockholders. Below are some key highlights of our corporate governance framework:

Board Practices

✓   8 out of 10 of our directors are independent.

✓   The Board is led by an independent, non-executive Chair.

✓   All of our directors are elected annually.

✓   All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined by the New York Stock Exchange (“NYSE”) listing standards and applicable U.S. Securities and Exchange Commission (“SEC”) rules.

✓   Each Board committee operates under a written charter that has been approved by the Board and is reviewed and, if necessary, amended annually.

✓   The Board conducts periodic executive sessions, where non-executive and independent directors meet without management.

✓   The Nominating and Corporate Governance Committee oversees an annual self-evaluation process for the Board and each standing committee of the Board and is responsible for proposing any modification or alterations to Board or committee practices or procedures.

Compensation Practices

✓   Robust annual risk assessment of executive compensation programs, policies and practices.

✓   Clawback policy in place for senior executives in the case of an accounting restatement.

✓   Significant stock ownership requirements for senior executives and directors.

Stockholder Matters

✓   Robust stockholder engagement.

✓   Annual Say-on-Pay voting.

Other Governance Practices

✓   Our Code of Business Conduct and Ethics, which applies to all Clear Channel Outdoor employees, as well as our executive officers and our directors, reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability.

✓   We have made a strong commitment to Corporate Social Responsibility and strengthening the Company’s Environmental, Social and Governance (“ESG”) program. For more details, please see “Corporate Social Responsibility and Environmental, Social and Governance” in this Proxy Statement and our 2023 ESG Report, which is available on our website at investor.clearchannel.com.

Notice and Proxy Statement 2024 iii

CORPORATE SOCIAL RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Board and management team are committed to making a difference in the communities we serve. We are united across our business units by the common purpose of “creating a better world through our people-powered platform”. Together, we strive to improve the communities in which we operate through innovation, dedication and good governance.

ESG is integrated across Clear Channel Outdoor’s strategic and operational endeavors. The ultimate responsibility and oversight for Clear Channel Outdoor’s ESG initiatives lies with the Board’s Nominating and Corporate Governance Committee. In addition, the Board’s Audit Committee oversees risk, including climate-related, compliance, privacy and information security risks, and the Board’s Compensation Committee oversees our human capital management initiatives. On an operational level, Clear Channel Outdoor’s legal and compliance business functions report directly to the Board and its standing committees on ESG matters and compliance initiatives. Further, the Global Compliance Office coordinates regional ESG Programs with executive oversight, and senior leaders in divisional governance committees oversee local ESG programs across Clear Channel Outdoor.

Our ESG program reflects our divisional Values of Integrity (in Clear Channel Outdoor Americas) and Fairness (in Clear Channel Europe and Clear Channel Latin America), which (i) have ethics as the bottom line and (ii) require that our people seek opportunities to take ownership of challenges and provide ethical solutions.

In all of the regions in which we operate, ESG is part of our DNA: the corporate Clear Channel Outdoor mission is to connect brands and consumers by delivering innovative advertising insights and solutions while serving our communities. Similarly, the divisional Clear Channel Europe and Clear Channel Latin America mission is to create the future of media through data-driven digital innovations and infrastructure that are environmentally and socially conscious, as a Platform for Brands and a Platform for Good.

In November 2023, Clear Channel Outdoor published its 2023 ESG Report, which details how we strive to behave ethically and responsibly as a company, an employer and a business partner and how we endeavor to use our resources and products to drive meaningful change in the communities in which we operate. For more information on our ESG policies, practices, initiatives and accomplishments, please see our 2023 ESG Report, which is available at investor.clearchannel.com. None of our 2023 ESG Report, our websites or the information included therein is a part of, or incorporated by reference into, this Proxy Statement.

iv Notice and Proxy Statement 2024

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Committee, with support from our independent compensation consultant, periodically evaluates our compensation practices to ensure that they support the objectives of our business, align with market practices and provide incentives to deliver key financial metrics that are explicitly linked with stockholder value creation. Certain highlights for 2023 include:

•	We continued our practice of annual incentive plan awards tied to Company, division and individual performance goals.

•

Our long-term incentive (“LTI”) program provides for annual equity awards for our executive team members. The program favors performance-based LTI awards and while varied by role, the May 2023 grants averaged 40% restricted stock units (“RSUs”) and 60% performance stock units (“PSUs”) for our named executive officers (“NEOs”). The RSUs are designed to promote retention, while the PSUs provide alignment to stockholders by tying payout to relative total shareholder return over a three-year period.

•

The compensation determinations for our NEOs for 2023 reflect the overall performance of Clear Channel Outdoor and the contributions of our leaders to driving the year’s successes. The achievement of individual performance objectives along with slightly below target achievement of business performance objectives resulted in the NEOs earning annual incentive payouts between 80% and 100% of their individual target opportunities.

•

The Company entered into an amended and restated employment agreement with Mr. Brian D. Coleman on March 7, 2023. In connection with this agreement, his base salary was increased effective April 1, 2023.

•

On October 25, 2022, Mr. Justin Cochrane received a one-time cash award in recognition of his efforts related to the sale of our Europe-South businesses. 50% of that award was paid in 2023 and the remaining 50% will be paid in 2024, subject to his continued employment through the payment date.

•	The Compensation Committee adopted a Clawback Policy that complies with new clawback rules adopted by the NYSE.

After fiscal year end, David Sailer was appointed Executive Vice President, Chief Financial Officer of the Company, effective as of March 1, 2024. Mr. Coleman departed his position as Executive Vice President, Chief Financial Officer as of March 1, 2024, upon which time he became a consultant to the Company in order to assist with transition matters.

Notice and Proxy Statement 2024 v

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board is responsible for overseeing the direction of Clear Channel Outdoor and for establishing broad corporate policies. In accordance with corporate legal principles, our Board is not involved in day-to-day operating activities of the Company. Members of the Board are kept informed of Clear Channel Outdoor’s business through discussions with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and other executive officers, by reviewing analyses and reports sent to them, by receiving updates from Board committees and by otherwise participating in Board and committee meetings.

COMPOSITION OF THE BOARD OF DIRECTORS

Our Board is currently comprised of ten directors: W. Benjamin Moreland (our Chair), Scott R. Wells (our Chief Executive Officer), John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, Mary Teresa Rainey, Ted White and Jinhy Yoon. Directors elected at this Annual Meeting will be elected for a one-year term expiring at our 2025 annual meeting of stockholders.

BOARD MEETINGS

In 2023, the Board held nine meetings and also acted by written consent. All of our incumbent directors attended more than 89% of the aggregate of all meetings of the Board and the committees of the Board on which they served during 2023.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session including only independent directors at least once a year. Clear Channel Outdoor’s independent directors met separately in executive session at least one time during 2023. Mr. Moreland, the independent Chair of the Board, presides over all such executive sessions.

STOCKHOLDER MEETING ATTENDANCE

Clear Channel Outdoor encourages, but does not require, its directors to attend the Annual Meeting of stockholders. All of our directors then in office attended the annual meeting of stockholders in 2023.

INDEPENDENCE OF DIRECTORS

Our Board currently consists of ten directors, one of whom currently serves as our Chief Executive Officer. For a director to be independent, the Board must determine that such director does not have any direct or indirect material relationship with Clear Channel Outdoor. Pursuant to our governance guidelines (the “Governance Guidelines”), the Board has undertaken its annual review of director independence.

The Board has adopted the following standards for determining the independence of its members:

1.  A director must not be, or have been within the last three years, an employee of Clear Channel Outdoor. In addition, a director’s immediate family member (“immediate family member” is defined to include a person’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law and anyone (other than domestic employees) who shares such person’s home) must not be, or have been within the last three years, an executive officer of Clear Channel Outdoor.

2.  A director or immediate family member must not have received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Clear Channel Outdoor, other than director or committee fees and pension or other forms of deferred compensation for prior service (and no such compensation may be contingent in any way on continued service).

3.  A director must not be a current partner or employee of a firm that is Clear Channel Outdoor’s internal or external auditor. In addition, a director must not have an immediate family member who is (a) a current partner of such firm or (b) a current employee of such a firm and personally works on Clear Channel Outdoor’s audit. Finally, neither the director nor an immediate family member of the director may have been, within the last three years, a partner or employee of such a firm and personally worked on Clear Channel Outdoor’s audit within that time.

Notice and Proxy Statement 2024 1

4.  A director or an immediate family member must not be, or have been within the last three years, employed as an executive officer of another company where any of Clear Channel Outdoor’s present executive officers at the same time serve or served on that company’s compensation committee.

5.  A director must not be a current employee, and no director’s immediate family member may be a current executive officer, of a material relationship party (“material relationship party” is defined as any company that has made payments to, or received payments from, Clear Channel Outdoor for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues).

6. A director must not own, together with ownership interests of his or her family, ten percent (10%) or more of a material relationship party.

7.  A director or immediate family member must not be, or have been during the last three years, an executive officer of a charitable organization (or hold a similar position), to which Clear Channel Outdoor makes contributions in an amount that, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such organization’s consolidated gross revenues.

8.  A director must be “independent” as that term is defined from time to time by the rules and regulations promulgated by the SEC, by the listing standards of the NYSE and, with respect to at least two members of the compensation committee, by the applicable provisions of, and rules promulgated under, the Internal Revenue Code of 1986, as amended (collectively, the “Applicable Rules”). For purposes of determining independence, the Board will consider relationships with Clear Channel Outdoor and any parent or subsidiary in a consolidated group with Clear Channel Outdoor or any other company relevant to an independence determination under the Applicable Rules.

The above independence standards conform to, or are more exacting than, the director independence requirements of the NYSE applicable to Clear Channel Outdoor. The above independence standards are set forth on Appendix A of the Governance Guidelines.

The Board has affirmatively determined that all current directors (other than Mr. Wells and Ms. Yoon) are independent under the listing standards of the NYSE, as well as Clear Channel Outdoor’s independence standards set forth above. In addition, the Board has determined that each member currently serving on the Compensation Committee and on the Audit Committee is independent under the heightened independence standards for compensation or audit committee members under the listing standards of the NYSE and the rules and regulations of the SEC, as applicable. In making these determinations, the Board reviewed information provided by the directors and by Clear Channel Outdoor with regard to the directors’ business and personal activities as they relate to Clear Channel Outdoor and its affiliates.

In the ordinary course of business during 2023, Clear Channel Outdoor entered into purchase and sale transactions for products and services and other ordinary course transactions with (i) a subsidiary of a company where Mses. Hammitt and Yoon serve as chairwoman and director, respectively; (ii) entities where Mr. Moreland serves or served as a director; (iii) an entity where Mr. Marchese serves as director, an entity where Mr. Marchese serves as partner and the chairman, and charitable organizations affiliated with Mr. Marchese; (iv) a company that employs Mr. Dionne’s daughter in a non-executive capacity; and (v) a company that employs Mr. White’s son in a non-executive capacity. All of these transactions were for arms-length, ordinary course of business transactions, and we expect transactions of a similar nature to occur during 2024. These transactions were considered by the Board in making their independence determinations with respect to Mses. Hammitt and Yoon and Messrs. Dionne, Marchese, Moreland and White. The Board has concluded that such transactions or relationships do not impair the independence of Mses. Hammitt and Yoon and Messrs. Dionne, Marchese, Moreland and White.

With respect to Mr. White, the Board also considered that Mr. White is the Co-Founder and Managing Director of Legion Partners Asset Management, LLC and considered the relationships and transactions between Clear Channel Outdoor and Legion Partners Asset Management, LLC and its affiliates (collectively, “Legion Partners”), which are described under “Certain Relationships and Related Party Transactions.” In concluding that these relationships and transactions do not result in a “material relationship” between Clear Channel Outdoor and Legion Partners that would impede the exercise of independent judgment by Mr. White, the Board considered, among other things, that Legion Partners’ rights and obligations under the Cooperation Agreement arise directly as a result of Legion Partners’ stock

2 Notice and Proxy Statement 2024

ownership, that the amount of certain expenses of Legion Partners that Clear Channel Outdoor agreed to reimburse is below the threshold set forth in the applicable NYSE and Board-adopted standards regarding independence and that such payment does not constitute the payment of a consulting, advisory or other compensatory fee for purposes of Rule 10A-3 of the Exchange Act.

COMMITTEES OF THE BOARD

The Board has three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee. Each committee consists solely of independent directors and is governed by a written charter. The committee charters are available on our website at investor.clearchannel.com.

The table below provides membership information for each committee of the Board as of March 18, 2024:

Board Committee Membership

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Dionne	Member		Member
Lisa Hammitt		Member	Member
Andrew Hobson	Chair
Thomas C. King		Chair
Joe Marchese		Member	Member
W. Benjamin Moreland, Chair of the Board
Mary Teresa Rainey	Member		Chair
Scott R. Wells
Ted White	Member
Jinhy Yoon
Meetings Held in 2023	4	5	4

The Audit Committee

Andrew Hobson, Chair	John Dionne	The Audit Committee consists of Andrew Hobson (as Chair), John Dionne, Mary Teresa Rainey and Ted White, each of whom is independent as defined under the rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Hobson has been designated as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Clear Channel Outdoor.
Mary Teresa Rainey	Ted White

The Audit Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•

be responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged for the purpose

Notice and Proxy Statement 2024 3

of preparing an audit report or to perform other audit, review or attest services and all fees and other terms of their engagement;

•	review and discuss reports regarding the independent registered public accounting firm’s independence;

•	review with the independent registered public accounting firm the annual audit scope and plan;

•	review with management, the director of internal audit and the independent registered public accounting firm the budget and staffing of the internal audit department;

•

review and discuss with management and the independent registered public accounting firm the annual and quarterly financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	review with the independent registered public accounting firm the critical accounting policies and practices used;

•

review with management, the independent registered public accounting firm and the director of internal audit Clear Channel Outdoor’s internal accounting controls and any significant findings and recommendations;

•	discuss guidelines and policies with respect to risk assessment and risk management;

•	oversee Clear Channel Outdoor’s policies with respect to related party transactions;

•	prepare the Audit Committee report for inclusion in Clear Channel Outdoor’s annual proxy statement;

•	review information technology procedures and controls, including as they relate to data privacy and cyber-security; and

•	review with management and the Chief Legal Officer the status of legal and regulatory matters that may have a material impact on Clear Channel Outdoor’s financial statements and compliance policies.

The full text of the Audit Committee’s charter can be found on our website at investor.clearchannel.com.

The Compensation Committee

Thomas C. King, Chair	Lisa Hammitt	The Compensation Committee consists of Thomas C. King (as Chair), Lisa Hammitt and Joe Marchese, each of whom is independent under the rules of the NYSE and further qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. The members of the Compensation Committee are not current or former employees of Clear Channel Outdoor, are not eligible to participate in any of Clear Channel Outdoor’s executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation and are not “affiliates” of the Company, as defined under Rule 10C-1 under the Exchange Act. The Compensation Committee administers Clear Channel Outdoor’s incentive-compensation plans and equity-based plans, determines compensation arrangements for all executive officers and makes recommendations to the Board concerning compensation for our directors. The Compensation Discussion and Analysis section of this Proxy Statement provides additional details regarding the basis on which the Compensation Committee determines executive compensation.
Joe Marchese

The Compensation Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•

assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and Clear Channel Outdoor;

4 Notice and Proxy Statement 2024

•

review and approve corporate goals and objectives relevant to the compensation of Clear Channel Outdoor’s executive officers, evaluate the performance of the executive officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation level of the executive officers based on this evaluation;

•	review and adopt, and/or make recommendations to the Board with respect to, incentive-compensation plans for executive officers and equity-based plans;

•

review and discuss with management the Compensation Discussion and Analysis to be included in Clear Channel Outdoor’s annual proxy statement and determine whether to recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual Proxy Statement;

•	prepare the Compensation Committee report for inclusion in Clear Channel Outdoor’s annual proxy statement;

•	review and make recommendations about the Company’s strategies, policies and procedures with respect to human capital management; and

•	recommend to the Board the appropriate compensation for the non-employee members of the Board.

The Compensation Committee has the ability, under its charter, to select and retain, in its sole discretion, at the expense of Clear Channel Outdoor, independent legal and financial counsel and other consultants necessary to assist the Compensation Committee. The Compensation Committee also has the authority to select and retain any compensation consultant to be used to survey the compensation practices in Clear Channel Outdoor’s industry and to provide advice so that Clear Channel Outdoor can maintain its competitive ability to recruit and retain highly qualified personnel. The Compensation Committee has the sole authority to approve related fees and retention terms for any of its counsel and consultants.

During 2023, the Compensation Committee directly engaged an independent compensation consultant, Willis Towers Watson (“WTW”), to provide executive compensation benchmarking data and incentive and retention compensation plan design advice. The Compensation Committee requested and evaluated responses from WTW addressing its independence in accordance with applicable NYSE rules and concluded that WTW’s work does not raise any conflict of interest or independence concerns.

The full text of the Compensation Committee’s charter can be found on our website at investor.clearchannel.com.

The Nominating and Corporate Governance Committee

Mary Teresa Rainey, Chair	John Dionne	The Nominating and Corporate Governance Committee consists of Mary Teresa Rainey (as Chair), John Dionne, Lisa Hammitt and Joe Marchese, each of whom is independent under the rules of the NYSE.
Lisa Hammitt	Joe Marchese

The Nominating and Corporate Governance Committee’s primary responsibilities, which are discussed in detail within its charter, include the following:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommend director nominees to the Board for the next annual meeting of stockholders;

•	oversee the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;

Notice and Proxy Statement 2024 5

•	develop and recommend corporate governance guidelines;

•	oversee the evaluation of the Board and management; and

•

oversee, review with management and report to the Board on the Company’s ESG policies and practices in order to manage risk, lay a foundation for sustainable growth and effectively communicate ESG initiatives to stakeholders.

The full text of the Nominating and Corporate Governance Committee’s charter can be found on our website at investor.clearchannel.com.

DIRECTOR NOMINATING PROCEDURES

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, developing qualification standards and other criteria for selecting Board member nominees and reviewing background information for candidates for the Board, including those recommended by stockholders. The Nominating and Corporate Governance Committee believes that all Board members must, at a minimum, meet the criteria set forth in the Governance Guidelines, which specify, among other things, that the Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse viewpoints, accomplishments, cultural backgrounds, professional expertise and diversity in gender, ethnicity, race, skills and geographic representation that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to and, advocate for the long-term interests of, our shareholders. Furthermore, our Board is committed to include qualified women and individuals from underrepresented minority groups in any pool for selection of new candidates for the Board in case the size of the Board were increased or as a result of a vacancy. The Board strives to nominate directors with a variety of complementary skills such that, as a group, the Board will possess the appropriate mix of experience, skills and expertise to oversee the Company’s businesses. Directors must: (i) have experience in positions with a high degree of responsibility; (ii) be leaders in the organizations with whom they are affiliated; (iii) have the time, energy, interest and willingness to serve as a member of the Board; and (iv) be selected based upon contributions they can make to the Board and management. Members of our Board play a critical role in guiding our strategic direction and overseeing our management. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment and using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent director to determine whether she or he should be nominated to stand for reelection based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term.

The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the Board, c/o Corporate Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected. The Board evaluates candidates recommended by stockholders in the same manner in which it evaluates other nominees. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in our By-laws and Rule 14a-19 of the Exchange Act (the universal proxy rules).

BOARD LEADERSHIP STRUCTURE

The Board exercises its discretion in combining or separating the position of Chair of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. Mr. Wells currently serves as our Chief Executive Officer, and Mr. Moreland currently serves as the independent Chair of our Board. The Chief Executive Officer is responsible for the strategic direction, day-to-day leadership and performance of the Company, while the Chair of the Board provides overall leadership to our Board. This leadership structure allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. Our Board believes that this leadership structure has historically provided an appropriate

6 Notice and Proxy Statement 2024

allocation of roles and responsibilities and has been in the best interests of stockholders and believes that it continues to be appropriate and in the best interests of stockholders at this time.

W. Benjamin Moreland

Mr. Moreland has been our independent Chair since May 2019. The Board views the independent Chair as a liaison between the Board and the Company’s Chief Executive Officer and other members of management and believes the powers and authority of the Chair strengthen the Board’s role in risk oversight. Mr. Moreland exercises effective leadership and sets the tone at the top. He leverages, from multiple leadership positions and positions on boards of large public companies, his breadth of experience in oversight areas, including in financial and transactional matters, as well as his strategic insight to strengthen independent oversight of management.

Our independent Chair has power and authority to do the following:

•   preside at all meetings of non-management directors when they meet in executive session without management participation;

•   set agendas, priorities and procedures for meetings of non-management directors meeting in executive session without management participation;

•   add agenda items to the established agenda for meetings of the Board and its committees;

•   request access to the Company’s management, employees and its independent advisers for purposes of discharging his duties and responsibilities as a director; and

•   retain independent outside financial, legal or other advisors at any time, at the expense of the Company, on behalf of the Board or any committee or subcommittee of the Board.

In addition, at any time when the Chair might not be an independent director, the Board has created the office of the Presiding Director to serve as the lead non-management director of the Board. If required, the Presiding Director would be an “independent” director, as that term is defined from time to time by the listing standards of the NYSE and as determined by the Board in accordance with the Governance Guidelines. If the Chair of the Board is an independent director, then the Chair of the Board assumes the responsibilities of the Presiding Director that are set forth above. Throughout the year, we engage with our stockholders to discuss and receive feedback on various matters, including our governance structure.

SELF-EVALUATION

Our Board conducts an annual self-evaluation process to determine whether the Board, its committees and the directors are functioning effectively. This includes survey materials as well as individual, private conversations between directors and the Chair of the Board, as needed, and a report to, and discussion of survey results with, the Nominating and Corporate Governance Committee and the full Board. The survey materials solicit feedback on organizational matters, business strategy, financial matters, board structure and meeting administration. The directors use the survey materials, discussions with the Chair of the Board, as needed, and discussions with the full Board to provide feedback, identify themes for the Board to consider, suggest specific action steps and review Board agendas. In addition, focus areas identified through the evaluation are incorporated into the Board’s and, as applicable, its committees’ agendas for the following year to monitor progress. The annual Board performance evaluation is also a primary determinant for Board tenure. Annually, the Nominating and Corporate Governance Committee reviews progress against focus areas identified in the self-evaluation. Each committee also conducts its own annual self-evaluation to assess the functioning of the committee and the effectiveness of the committee members, including the committee chair.

Notice and Proxy Statement 2024 7

RISK MANAGEMENT

Our Board has overall responsibility for the oversight of our enterprise risk management process, which is guided by the COSO Enterprise Risk Management Framework three lines of defense model, including Operational Management as the First Line of Defense, Compliance and Information Security as the Second Line of Defense and Internal and External Audit as the Third Line of Defense. The Board sets the tone at the top as it relates to enterprise risk management and encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day operations.

Our risk management philosophy strives to:

•	timely identify the material risks that we face;

•	communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board committee;

•	implement appropriate and responsive risk management strategies consistent with our risk profile; and

•	integrate risk management into our decision-making.

Our management conducts a formal risk assessment of the Company’s business, including probability and potential economic and reputational impact assessments, and develops mitigation actions and monitoring plans.

The Board has designated the Audit Committee to broadly oversee enterprise risk management in accordance with its charter. Under the oversight of the Audit Committee, and with the support of the Company’s compliance function and the Company’s internal and external audit functions, we operate an enterprise-wide risk management governance framework that sets standards and provides guidance for the identification, assessment, monitoring and control of the most significant risks facing the Company and that have the potential to affect stockholder value, our customers and colleagues, the communities in which we operate and the safety and soundness of the Company. The Audit Committee then reports to the Board quarterly regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

8 Notice and Proxy Statement 2024

The Board also exercises its oversight of our enterprise risk management process with support from the Compensation Committee and the Nominating and Corporate Governance Committee, each of which has oversight responsibilities for risks that may fall within their areas of responsibility and expertise. For example, the Compensation Committee reviews human capital related risks, and the Nominating and Corporate Governance Committee regularly reviews ESG risks. The Board receives independent reports from each committee at its quarterly meetings.

The Board’s oversight of risk management requires close interaction between the full Board, each of its committees and executive management. The Company’s risk oversight framework and key areas of responsibility are illustrated below:

Notice and Proxy Statement 2024 9

SUCCESSION PLANNING

At least annually, the Compensation Committee reviews the Company’s talent management and succession plan, including with respect to the Chief Executive Officer and other executive positions. This includes the review and evaluation of development plans for potential successors to the Chief Executive Officer role and other executive positions. As part of the Board’s ongoing succession planning processes, in December 2023, the Board, with the recommendation of the Compensation Committee, appointed David Sailer (formerly Executive Vice President, Chief Financial Officer of the Americas) to succeed Brian Coleman in the role of Executive Vice President, Chief Financial Officer of the Company, effective as of March 1, 2024.

Developing talent at all levels of the Company is a priority for us. We are focused on providing the Board with additional opportunities to interact with senior management, which gives management unique access to the Board and also facilitates a deeper understanding of the organization among the Board. The Company also offers various talent development programs throughout the organization focused on building leadership and management skills, career development and other areas.

CORPORATE GOVERNANCE

Our corporate governance practices are established and monitored by the Board. The Board, with assistance from the Nominating and Corporate Governance Committee, periodically assesses our governance practices in light of legal requirements and governance best practices.

Our primary governing documents include:

•	Governance Guidelines

•	Board Committee Charters

○	Audit Committee Charter

○	Compensation Committee Charter

○	Nominating and Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

These documents are available on our website at investor.clearchannel.com. We encourage our stockholders to read these documents, as we believe they illustrate our commitment to good governance practices. Certain key provisions of these documents are summarized below.

10 Notice and Proxy Statement 2024

GOVERNANCE GUIDELINES

We operate under Governance Guidelines that set forth our corporate governance principles and practices on a variety of topics, including director qualifications, the responsibilities of the Board, independence requirements and the composition and functioning of the Board. Our Governance Guidelines are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors. The Governance Guidelines include, but are not limited to, the following key practices to assist the Board in carrying out its responsibilities in connection with the business and affairs of Clear Channel Outdoor:

1.	Director Responsibilities
The basic responsibility of a director is to exercise his or her business judgment and act in what she or he reasonably believes to be in the best interests of Clear Channel Outdoor and its stockholders. Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities.

2.	Self-Evaluation Process
The Board and each standing committee of the Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee is responsible for overseeing the self-evaluation process and for proposing any modification or alterations in Board or committee practices or procedures.

3.	Executive Sessions of Non-Management Directors
The non-management directors and/or the independent directors meet periodically in executive session without management participation.

4.	Board Access to Senior Management
Directors have complete access to Clear Channel Outdoor’s management, employees and its independent advisors for purposes of discharging their duties and responsibilities as directors and can initiate contact or meetings through the Chief Executive Officer or any other executive officer.

5.	Board Access to Independent Advisors
The Board and each Board committee have the power to retain independent legal, financial or other advisors as they may deem necessary, at our expense.

6.	Board Tenure
The Board believes that term limits on director service and a predetermined retirement age impose arbitrary restrictions on Board membership. Instead, the Board believes directors who, over a period of time, develop an insight into Clear Channel Outdoor and its operations provide an increasing contribution to Clear Channel Outdoor as a whole. The annual board performance evaluation is a primary determinant for Board tenure.

7.	Directors Who Change Their Current Job Responsibilities
A director who changes the nature of the job she or he held when she or he was elected to the Board shall promptly notify the Board of any such change. This does not mean that such director should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these new circumstances.

8.	Service on Multiple Boards
To enable the Board to assess a director’s effectiveness and any potential conflicts of interest, any director who serves on more than three other public company boards must advise the Chair in advance of accepting an invitation to serve as a member of another public company board.

9.	Management Development and Succession Planning
The Board or a committee of the Board will periodically consider management development and succession planning, including short-term succession planning for certain of Clear Channel Outdoor’s most senior management positions.

Notice and Proxy Statement 2024 11

BOARD COMMITTEE CHARTERS

Each standing committee of the Board operates under a written charter that has been adopted by the Board. We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter sets forth the purpose, responsibilities of the respective committee and discusses matters such as committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every year, or more frequently as the applicable committee may determine, and are updated as needed. More information on the Board’s standing committees, their respective roles and responsibilities and their charters can be found under “The Board of Directors and Corporate Governance—Committees of the Board” above.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics (the “Code”) applies to our officers, directors, employees (including our principal executive officer, principal financial officer and principal accounting officer), interns, contractors and agents throughout our corporate structure. Our Code constitutes a “code of ethics”, as defined by Item 406(b) of Regulation S-K. Our Code is available on our website at investor.clearchannel.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code that applies to our principal executive officer, principal financial officer or principal accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K by posting such information on our website at investor.clearchannel.com.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATION WITH THE BOARD

Stockholders and other interested parties may contact an individual director, the Chair of the Board, the Board as a group or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to the following address:

Board of Directors

c/o Corporate Secretary

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

12 Notice and Proxy Statement 2024

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of Clear Channel Outdoor’s common stock as of March 18, 2024 for: (1) each director currently serving on our Board, all of whom are nominees for director; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to Clear Channel Outdoor to beneficially own more than 5% of any class of Clear Channel Outdoor’s outstanding shares of common stock. At the close of business on March 18, 2024, there were 483,720,129 shares of Clear Channel Outdoor’s common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Each share of Clear Channel Outdoor common stock is entitled to one vote on matters submitted to a vote of the stockholders. Each share of our common stock is entitled to share equally on a per-share basis in any dividends and distributions by us.

Name and Address of Beneficial Owner(a)	Number of Shares of Common Stock	Percent of Common Stock(b)
Holders of More than 5%:
PIMCO(c)	104,796,992	21.7%
Ares Management(d)	55,829,046	11.5%
The Vanguard Group(e)	36,323,087	7.5%
Arturo R. Moreno(f)	32,924,370	6.8%
BlackRock, Inc.(g)	27,671,438	5.7%
Legion Partners(h)	25,948,728	5.4%

Named Executive Officers, Executive Officers and Directors:
Scott R. Wells(i)	2,722,250	*
Brian D. Coleman(j)	1,326,178	*
Lynn A. Feldman(k)	873,825	*
Justin Cochrane(l)	608,967	*
Jason A. Dilger(m)	333,390	*
John Dionne(n)	382,300	*
Lisa Hammitt(o)	253,265	*
Andrew Hobson(p)	521,472	*
Thomas King(q)	511,271	*
Joe Marchese(r)	520,791	*
W. Benjamin Moreland(s)	1,390,821	*
Mary Teresa Rainey(t)	321,472	*
Ted White (u)	25,948,728	5.4%
Jinhy Yoon	—	—
All directors and executive officers as a group (14 individuals)(v)	34,869,497	7.2%

*	Means less than 1%.

(a)	Unless otherwise indicated, the address for all beneficial owners is c/o Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(c)

As reported on a Schedule 13D/A filed on July 14, 2023, Pacific Investment Management Company LLC (“PIMCO”) has sole voting and investment power with respect to all the shares reported above. The address of the principal business office of PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

Notice and Proxy Statement 2024 13

(d)

As reported on a Form 4 filed on February 2, 2023, the shares of Clear Channel Outdoor’s common stock reflected above may be deemed to be beneficially owned by one or more of the following persons: ASSF IV AIV B Holdings III, L.P., ASSF IV AIV B, L.P., ASSF Operating Manager IV, L.P., ASOF Holdings I, L.P., ASOF II Holdings I, L.P., ASOF II A (DE) Holdings I, L.P., ASOF Investment Management LLC, ACOF VI Holdings, L.P., ACOF Investment Management LLC, Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC, Ares Management Corporation, Ares Voting LLC, Ares Management GP LLC and Ares Partners Holdco LLC. The business address of each reporting person is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(e)

As reported on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group, Inc. has shared voting power with respect to 223,607 shares, sole dispositive power with respect to 35,826,576 shares and shared dispositive power with respect to 496,511 shares. The business address of each reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(f)

As reported on a Schedule 13D/A filed on December 6, 2023, Mr. Arturo Moreno has sole voting and investment power with respect to 32,924,370 shares of Clear Channel Outdoor’s common stock. The business address of the reporting person is 4455 E. Camelback Road, Suite C140, Phoenix, Arizona 85018.

(g)

As reported on a Schedule 13G/A filed January 29, 2024, Blackrock, Inc. has sole voting power with respect to 26,967,630 shares, sole dispositive power with respect to 27,671,438 shares, and the following subsidiaries are reported as having acquired the securities reported in the Schedule 13G/A BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The business address of each reporting person is BlackRock, Inc., 50 Hudson Yards, New York, New York 10001.

(h)

As reported on a Form 4 filed on February 20, 2024, the following persons have shared voting and investment power with respect to the following number of shares of common stock of Clear Channel Outdoor: Legion Partners, L.P. I, with respect to 21,869,019 shares, Legion Partners, L.P. II, with respect to 1,943,844 shares, Legion Partners Special Opportunities, L.P. XVI, with respect to 2,122,933 shares, Legion Partners, LLC, with respect to 25,935,796 shares, Legion Partners Asset Management, LLC, with respect to 25,947,828 shares (which includes 12,032 unvested RSUs that will vest within 60 days of March 18, 2024), and Legion Partners Holdings, LLC, Christopher S. Kiper and Ted White, with respect to 25,948,728 shares (which includes 12,032 unvested RSUs that will vest within 60 days of March 18, 2024). The business address of the reporting persons is 12121 Wilshire Blvd, Suite 1240, Los Angeles, California 90025.

(i)

Represents 1,843,243 shares of common stock, vested stock options representing 402,018 shares of common stock and 476,989 unvested RSUs that will vest within 60 days of March 18, 2024. Excludes 367,647 unvested performance units that could vest within 60 days of March 18, 2024, assuming they are earned at target payout.

(j)

Represents 1,020,094 shares of common stock and 306,084 unvested RSUs that will vest within 60 days of March 18, 2024. Excludes 291,666 unvested performance units that could vest within 60 days of March 18, 2024, assuming they are earned at target payout.

(k)

Represents 657,916 shares of common stock, vested stock options representing 11,043 shares of common stock and 204,866 unvested RSUs that will vest within 60 days of March 18, 2024. Excludes 225,490 unvested performance units that could vest within 60 days of March 18, 2024, assuming they are earned at target payout.

(l)

Represents 449,227 shares of common stock, vested stock options representing 9,549 shares of common stock and 150,191 unvested RSUs that will vest within 60 days of March 18, 2024. Excludes 88,235 unvested performance units that could vest within 60 days of March 18, 2024, assuming they are earned at target payout.

(m)

Represents 240,845 shares of common stock, vested stock options representing 9,632 shares of common stock and 82,913 unvested RSUs that will vest within 60 days of March 18, 2024. Excludes 75,490 unvested performance units that could vest within 60 days of March 18, 2024, assuming they are earned at target payout.

(n)	Represents 369,266 shares of common stock and 13,034 unvested RSUs that will vest within 60 days of March 18, 2024.

(o)	Represents 253,265 shares of common stock held by Ms. Hammitt as of March 18, 2024.

(p)	Represents 521,472 shares of common stock held by Mr. Hobson as of March 18, 2024.

(q)	Represents 498,571 shares of common stock and 12,700 unvested RSUs that will vest within 60 days of March 18, 2024.

(r)	Represents 508,425 shares of common stock and 12,366 unvested RSUs that will vest within 60 days of March 18, 2024.

(s)	Represents 1,374,110 shares of common stock and 16,711 unvested RSUs that will vest within 60 days of March 18, 2024.

(t)	Represents 321,472 shares of common stock held by Ms. Rainey as of March 18, 2024.

(u)

Mr. White is the Co-Founder and a Managing Director of Legion Partners Asset Management, LLC and has shared voting and investment power with respect to the shares of common stock reported by Legion Partners as set forth in footnote (h) above.

(v)

As of March 18, 2024, includes common stock beneficially owned by all of our directors and executive officers as a group (which group excludes Brian Coleman who ceased being an executive officer on March 1, 2024 and includes David Sailer who became an executive officer on such date) as follows: (1) 7,389,330 shares of common stock held by such persons (excluding shares beneficially owned by Ted White); (2) 25,948,728 shares beneficially owned by Ted White as set forth in footnotes (h) and (u) above; (3) vested stock options representing 456,252 shares of common stock; and (4) 1,075,187 RSUs that will vest within 60 days after March 18, 2024 (excluding RSUs beneficially owned by Ted White). Excludes 835,293 unvested performance units that could vest within 60 days of March 18, 2024 assuming they are earned at target payout.

14 Notice and Proxy Statement 2024

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated the persons listed below as nominees for election as directors at the Annual Meeting. All nominees are currently directors and are standing for re-election, except for Mr. White who was appointed to the Board on January 31, 2024 and is submitted to election by our stockholders for the first time at the Annual Meeting. Pursuant to our Certificate of Incorporation, each director will be elected for a one-year term annually. Accordingly, the directors elected at the Annual Meeting will serve a one-year term until the annual meeting of stockholders in 2025 or until her or his successor shall have been elected and qualified, subject to earlier death, resignation or removal. The directors are to be elected by a plurality of the votes cast at the Annual Meeting. Each nominee has indicated a willingness to serve as director if elected. Should any nominee become unavailable for election or be unable to serve for good cause, discretionary authority is conferred on the proxies to vote for a substitute. Management has no reason to believe that any nominee will be unable or unwilling to serve if elected.

Our directors, all of whom are director nominees, are from diverse professional backgrounds and possess the relevant combination of experience, skills and qualifications that contribute to a well-functioning board that is equipped to oversee the Company’s business and represent stockholder interests through sound judgment and utilizing the group’s varied experience. The diversity of characteristics, expertise, skills and experiences that the Nominating and Corporate Governance Committee and the Board seek in the composition of the Board, as well as the individual experiences, skills and characteristics of our Board members, are highlighted in the following charts and director qualifications matrix.

Notice and Proxy Statement 2024 15

16 Notice and Proxy Statement 2024

The following information, which is as of March 18, 2024, is furnished with respect to each of the nominees for election at the Annual Meeting.

The Board recommends that you vote “FOR” all director nominees. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Director Age: 60 Board Committees: • Audit • Nominating and Corporate Governance

John Dionne

Mr. Dionne has served as Senior Advisor to the Blackstone Group L.P. (NYSE: BX), an investment firm, since July 2013 and as a Senior Lecturer in the Finance Unit at the Harvard Business School since January 2014. He previously served as a director of Caesars Entertainment Corporation (NASDAQ: CZR), a large casino-entertainment company, from October 2017 to July 2020, and currently serves as a director of Cengage Learning Holdings II, Inc. Until he retired from his position as a Senior Managing Director of Blackstone, Mr. Dionne was most recently Global Head of its Private Equity Business Development and Investor Relations Groups and served as a member of Blackstone’s Private Equity and Valuation Committees. Mr. Dionne originally joined Blackstone in 2004 as the Founder and Chief Investment Officer of the Blackstone Distressed Securities Fund. Mr. Dionne began his career with PricewaterhouseCoopers.

Qualifications and Expertise Provided to Our Board

•  Extensive financial experience, including overall leadership of global fundraising efforts of over $25 billion for private equity investment vehicles at Blackstone Group L.P., and management of Blackstone Distressed Securities Firm with peak assets under management of over $2 billion, which provide valuable insights to the Company.

•  Previously was a Chartered Financial Analyst and Certified Public Accountant.

•  Significant experience as a director of companies and not-for-profit institutions.

Education

•  B.S. Magna Cum Laude in Accounting, Economics and Finance, The University of Scranton

•  M.B.A., academic honors, Harvard Business School

Notice and Proxy Statement 2024 17

Director Age: 61 Board Committees: • Compensation • Nominating and Corporate Governance

Lisa Hammitt

Ms. Hammitt has served as Chairwoman of the board of directors of Intelsat, S.A., a multinational satellite services provider headquartered in Luxembourg, since March 2022. Previously, Ms. Hammitt served as the Executive Vice President, Artificial Intelligence and Chief Technology Officer at Davidson Technologies from September 2020 to December 2022. Prior to joining Davidson Technologies, Ms. Hammitt served as the Global Vice President, Data and Artificial Intelligence at VISA Inc. (NYSE: V), a leading global credit card processing and data services company, from December 2017 to June 2020. Ms. Hammitt served as the Chief Executive Officer and Founder of Beseeq, Inc., an artificial intelligence-driven advertising start-up, from September 2016 to December 2017. Ms. Hammitt served as Vice President of Cloud Marketplace and SaaS at IBM Corporation (NYSE: IBM), a multinational computer hardware, software and service company, from June 2015 to August 2016. Prior to IBM, Ms. Hammitt was a Vice President of Business Operations for Salesforce Community Cloud, an online brand platform of Salesforce, Inc. (NYSE: CRM), a leading SaaS services company, from August 2012 to May 2015. Before Salesforce, she headed mergers and acquisitions in Information Management and Cloud Computing at IBM and HP Inc. (NYSE: HPQ). Ms. Hammitt currently serves as a member of the boards of QuSecure, Auterion and Archetype AI. Ms. Hammitt also holds an advisor seat at Brighton Park Capital, an investment firm specializing in software, information services and technology-enabled services.

Qualifications and Expertise Provided to Our Board

•  Broad experience and knowledge base in artificial intelligence and advertising.

•  Track record of developing $100 million+ businesses.

•  Broad executive experience in various roles at multinational companies.

Education

•  B.A. in French and B.A. in Economics, University of California, Berkely

•  Graduate Coursework in Artificial Intelligence, Stanford University

•  Executive Education, Harvard Business School

18 Notice and Proxy Statement 2024

Director Age: 62 Board Committees: • Audit

Andrew Hobson

Mr. Hobson has served as Partner and Chief Financial Officer at Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc. (now known as TelevisaUnivision, Inc.), a television and radio broadcasting company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson has served as chairman of the board of directors of Cumulus Media, Inc. (NASDAQ: CMLS), a prominent audio-first media and entertainment company, since June 2018.

Qualifications and Expertise Provided to Our Board

•  Extensive experience in the media industry.

•  Deep experience in finance and accounting, including leading and structuring transactions in capital structures across varying economic cycles, and overseeing financial reporting, tax, capital allocation, financial and strategic planning.

•  Strong experience and service as a public company board member, including as chairman.

•  30-year career building and leading teams of finance executives and raising billions in debt and equity financing.

Education

•  B.S.E in Finance and B.S.E in Accounting, magna cum laude, University of Pennsylvania, The Wharton School

Notice and Proxy Statement 2024 19

Director Age: 63 Board Committees: • Compensation

Thomas C. King

Mr. King has served as an Operating Partner at Atlas Merchant Capital, a global private equity fund, since November 2018. From December 2009 through March 2016, Mr. King held several senior roles at Barclays PLC (NYSE: BCS), an international investment banking firm, including serving as Chief Executive Officer of Investment Banking and Chairman of the Investment Banking Executive Committee. Mr. King was also a member of the Barclays Group Executive Committee which oversees all of the Barclays PLC businesses. Mr. King served as a director of Leerink Partners LLC, a leading investment bank focused on the healthcare and life science industries, until its sale in January 2019. Since December 2018, Mr. King has also served on the board of directors of Panmure Gordon, a British corporate and institutional investment bank, where he is expected to continue to serve until the completion of the merger with Liberum Investment. Previously, Mr. King served as a director of Concord Acquisition Corp from December 2020 until its delisting in December 2022, and as a director of Concord Acquisition Corp II from September 2021 to January 2023. Mr. King has served as a director of Concord Acquisition Corp III (NYSE: CNDB), a blank check company, since November 2021, as a director of SVB Financial Group since September 2022, and as a director of Radius Global Infrastructure, Inc. (NASDAQ: RADI), an international aggregator of rental streams underlying wireless and other digital infrastructure sites, from November 2020 to September 2023.

Qualifications and Expertise Provided to Our Board

•  Extensive experience in investment banking, mergers and acquisitions and corporate finance.

•  Maintains strong knowledge of the financial markets.

•  Extensive experience and service as a public company board member.

Education

•  B.A. in Economics, Bowdoin College

•  M.B.A in Finance, University of Pennsylvania, The Wharton School

20 Notice and Proxy Statement 2024

Director Age: 42 Board Committees: • Compensation • Nominating and Corporate Governance

Joe Marchese

Mr. Marchese has served as the Chief Executive Officer of Attention Capital, a media and technology holding company, since August 2019. Mr. Marchese is also the Co-Founder and Executive Chairman of Human Ventures Co., a leading start-up studio and venture fund, since February 2015 and has served as Partner/Co-Founder of Casa Komos Beverage Group, a portfolio of elevated hospitality brands, since 2019. From 2015 to 2019, he served as President of Advertising Revenue for Fox Networks Group, a television broadcasting company, a role in which he oversaw multi-billion dollar advertising sales, research and innovation for FOX Broadcast, FOX Sports, FS1, FX, FXX and National Geographic. Previously, Mr. Marchese co-founded and served as Chief Executive Officer of true[X], an advertising engagement technology company, from May 2013 until its acquisition by 21st Century Fox in February 2015. Prior to co-founding true[X], Mr. Marchese held various roles as a media executive, management consultant and multiple time entrepreneur. He serves as a board member of Cox Media Group, a large media, news and entertainment company, since February 2020. Mr. Marchese currently serves as a board member of National CineMedia, Inc. since August 2023. In 2016, Mr. Marchese was inducted into the American Advertising Federation’s Advertising Hall of Achievement.

Qualifications and Expertise Provided to Our Board

•  Extensive experience and deep knowledge in the advertising industry.

•  Extensive experience in investment strategy.

•  Strong executive and leadership experience.

•  Significant experience as a board member.

Education

•  B.A. in Economics and Finance, Bentley University

Notice and Proxy Statement 2024 21

Chair Age: 60 Board Committees: • None

W. Benjamin Moreland

Mr. Moreland is a private investor and retired Chief Executive Officer of Crown Castle International Corp. (NYSE: CCI), a provider of wireless infrastructure in the U.S., where he served as a member of the board of directors until his retirement in December 2023. Prior to his retirement, Mr. Moreland served as Executive Vice Chairman from June 2016 to December 2017, President and Chief Executive Officer from July 2008 to May 2016, and Chief Financial Officer from 2000 through 2008. Mr. Moreland joined Crown Castle in 1999, after 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. He is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the board of directors of Calpine Corporation (NYSE: CPN) from 2009 until its privatization in March 2018, and Monogram Residential Trust (NYSE: MORE) from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership. Mr. Moreland currently serves as a board member of Houston Methodist Hospital. Mr. Moreland is a member of the University of Texas McCombs School of Business Advisory Council and Bauer Board at the University of Houston.

Qualifications and Expertise Provided to Our Board

•  Diverse executive experience, financial and transactional acumen and strategic insight.

•  Effective leader, setting tone at the top.

•  Extensive breadth of experience in oversight areas.

•  Extensive experience and service as a public company board member. His experiences add deep knowledge and leadership depth to the Board.

Education

•  B.B.A., The University of Texas at Austin

•  M.B.A, The University of Houston

22 Notice and Proxy Statement 2024

Director Age: 68 Board Committees: • Audit • Nominating and Corporate Governance

Mary Teresa Rainey

Ms. Rainey OBE was founder of Rainey, Kelly Campbell Roalfe/Y&R, a major U.K. advertising and media agency, which is now part of the WPP group, and served as Chief Executive Officer of Rainey, Kelly Campbell Roalfe/Y&R from 1993 to 2003 and Chair from 2003 to 2006. She was also an early investor in, and Executive Chair of, Th_nk Ltd, a digital strategy agency, from 2006 until 2016. Prior to that, she spent 8 years in the U.S. with Chiat/Day Advertising as SVP Director of Planning. Ms. Rainey has served as a non-executive board director and member of the audit, compensation and governance committees of Hays plc, an international recruitment company publicly traded in the U.K., since 2015. She is also an investor in Charlotte Street Partners, a U.K.-based public affairs consulting company, and has served as a board member since 2017. Between 2015 and 2017, Ms. Rainey served as a board member and member of the compensation committee of Pinewood Studios, a U.K. publicly-traded international film studio. Ms. Rainey also served as Vice Chair of Channel 4 Television, a major U.K. broadcaster, from 2018 to 2021, and previously served on both the audit and ethics committees from 2012 to 2018.

Qualifications and Expertise Provided to Our Board

•  Deep executive and entrepreneurial experiences.

•  Widespread reputation as an internationally respected advertising leader.

•  Significant international business experience that is valuable to the Board’s strategic and operational understanding of global business opportunities.

•  Extensive experience in the advertising industry.

•  Board level experience in various listed companies.

•  Obtained certification related to role of public company boards in ESG.

Education

•   M.A. Hons Graduate Degree, Glasgow University

Notice and Proxy Statement 2024 23

Chief Executive Officer and Director Age: 55 Board Committees: • None

Scott R. Wells

Mr. Wells has served as our Chief Executive Officer and Director since January 2022. Mr. Wells has also served as Chief Executive Officer of Clear Channel Outdoor Americas, since March 2015. Previously, Mr. Wells served as an Operating Partner at Bain Capital, LP, a leading private investment firm, from January 2011 to March 2015, and Executive Vice President from August 2007 to January 2011. Prior to joining Bain Capital, Mr. Wells held several executive positions at Dell Inc. (NYSE: DELL), including most recently as Vice President of Public Marketing and On-Line in the Americas, from February 2005 to August 2007. Prior to Dell, he was a Partner at Bain & Co from July 2000 to December 2003 and served in other roles there since 1993 where he focused on technology and consumer-oriented companies. He currently serves as Chair of the Achievement Network and as Chair of the Outdoor Advertising Association of America, a national trade association representing out of home advertising companies.

Qualifications and Expertise Provided to Our Board

•  Extensive knowledge of the Company and important perspectives on the complex financial and operational issues facing the Company.

•  Strategic vision and extensive experience in technology and advertising.

•  Experience highlighting the innovation and embracing technology throughout his career.

•  Extensive business and leadership experience.

Education

•  B.S./B.A., Virginia Polytechnic Institute and State University

•  M.B.A, University of Pennsylvania, The Wharton School

24 Notice and Proxy Statement 2024

Director Age: 58 Board Committees: • Audit

Ted White

Mr. White has served as Co-Founder and Managing Director of Legion Partners Asset Management, LLC, an institutional asset management firm specializing in deep fundamental research and concentrated long-term equity investing, since 2011, and he has served as Legion’s Chief Compliance Officer, since 2014. Previously, Mr. White served as Managing Director and as Chief Operating Officer of Knight Vinke Asset Management, a European based investment management firm, from 2006 to 2011, including as a Non-Executive Director (Vice Chairman), from 2008 to 2011. Additionally, from 2006 to 2009, Mr. White served as a consultant to various institutional investors, primarily advising his clients on relationship investing strategies, operations, investment policy issues, corporate governance matters, executive compensation, and company engagement. From 2005 to 2006, Mr. White served as the Deputy Director of the Council of Institutional Investors. Prior to that, Mr. White served in various roles for the California Public Employees’ Retirement System from 1999 to 2005, culminating with his service as a Portfolio Manager and Director of Corporate Governance. Mr. White served in various roles at the California State Treasurer’s Office from 1991 to 1999, including as an Investment Officer and Deputy State Treasurer. He is also a Chartered Financial Analyst (CFA) Charterholder.

Qualifications and Expertise Provided to Our Board:

•  Extensive experience in investment, governance and asset management capabilities.

•  Extensive breadth of experience in public markets spanning several roles, industries and geographies.

Education

•  B.S., California State University, Sacramento

•  M.B.A., California State University, Sacramento

Notice and Proxy Statement 2024 25

Director Age: 52 Board Committees: • None

Jinhy Yoon

Ms. Yoon has served as an Executive Vice President and Credit Analyst at PIMCO, an investment manager, covering technology, media and telecom companies since January 2010. Prior to joining PIMCO, she was an equity research analyst at J.P. Morgan Securities (NYSE: JPM) in San Francisco, focusing on the semiconductor capital equipment sector. Previously, Ms. Yoon covered integrated oil companies and independent refiners as an equity analyst at Bear Stearns and was a corporate attorney with Simpson Thacher & Bartlett in New York. Ms. Yoon has served as a board member of Intelsat, S.A., a multinational satellite services provider headquartered in Luxembourg, since February 2022. She is also a retired Certified Public Accountant (CPA) with two years of public accounting experience.

Qualifications and Expertise Provided to Our Board:

•  Extensive investment experience.

•  Broad accounting and legal background providing expertise in governance and financial oversight to the Board.

Education

•  B.B.A, University of Notre Dame

•  J.D., Columbia University School of Law

26 Notice and Proxy Statement 2024

A Message from our Compensation Committee

The Compensation Committee of the Board of Directors oversees Clear Channel Outdoor’s executive compensation philosophy and reviews and approves compensation for our named executive officers (“NEOs”). While Clear Channel Outdoor management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation Committee to approve our executive compensation philosophy, plans, policies and programs.

Guided by our executive leadership team, 2023 was a year of solid progress on our business strategy. We remain focused on strengthening our digital capabilities to better help our clients plan, measure, and maximize their campaigns. As we undertake this digital transformation, we are also focused on optimizing our portfolio and deleveraging our business, which led to the sale of several European businesses and a strategic review of others this year. While we faced some challenges in 2023, we continue to operate efficiently and execute on our core strategy.

The compensation determinations for our NEOs reflect our 2023 performance as well as the many contributions of our leaders to driving the year’s successes. As a result of strong individual performance and slightly below target business performance in 2023, all NEOs earned annual incentive payouts between 80% and 100% of their individual target opportunities. All of our NEOs were granted annual LTI grants in 2023. On average, these equity grants consisted of 40% RSUs and 60% PSUs, and the grant date fair value of each award was based on each NEO’s performance, their long-term potential, retention considerations and market practices.

We also continued to evaluate our compensation and governance practices to support the objectives of the business, align with our compensation philosophy and prevailing market practices, and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation. We are committed to ensuring that our executive compensation programs evolve as necessary to support our business strategy and organizational structure.

More details are provided on the following pages, and we look forward to getting stockholder feedback in the near future. Thank you for your continued engagement.

Thomas C. King

Compensation Committee

Thomas C. King (Chair)

Lisa Hammitt

Joe Marchese

Notice and Proxy Statement 2024 27

COMPENSATION DISCUSSION AND ANALYSIS

Clear Channel Outdoor Holdings, Inc. (“Clear Channel Outdoor,” the “Company,” “we” or “us”), a Delaware corporation, is one of the world’s largest outdoor advertising companies, providing clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays. Through our extensive display inventory and technology-based enhancements, we have the ability to deliver innovative, effective marketing campaigns for advertising partners globally.

We are focused on building the leadership position of our diverse global assets and maximizing our financial performance while serving our local communities. We intend to continue to execute upon our long-standing outdoor advertising strategies, while closely managing expenses and focusing on achieving operating efficiencies throughout our businesses.

COMPENSATION DISCUSSION AND ANALYSIS – TABLE OF CONTENTS

Our NEOs	28	Role of the Independent Compensation Consultant	33
Our Executive Compensation Philosophy	28	Role of the Executive Compensation Peer Group	34
Summary of our 2023 Decisions	29	Relationship of Compensation Policies and Programs to Risk Management	34
Supporting our Pay-For-Performance Philosophy	31	Elements of the Executive Compensation Program	35
Aligning Pay With Performance	31	Analysis of 2023 Compensation Decisions	36
Compensation Factors and Governance	32	Executive Benefits and Perquisites	42
Stockholder Input on Executive Compensation	32	Other Key Features of our Executive Compensation Program	42
Role of the Compensation Committee	33	Tax and Accounting Treatment	43

OUR NEOS

For 2023, our NEOs were:

Named Executive Officer	Title
Scott R. Wells	President and Chief Executive Officer of Clear Channel Outdoor
Brian D. Coleman	Former Executive Vice President and Chief Financial Officer of Clear Channel Outdoor
Lynn A. Feldman	Executive Vice President, Chief Legal Officer and Corporate Secretary of Clear Channel Outdoor
Justin Cochrane	Chief Executive Officer, UK & Europe
Jason A. Dilger	Senior Vice President and Chief Accounting Officer of Clear Channel Outdoor

On December 18, 2023, the Board appointed David Sailer as Executive Vice President, Chief Financial Officer of the Company, effective as of March 1, 2024 (the “Transition Date”). In connection with Mr. Sailer’s appointment, Mr. Coleman departed from his position as Executive Vice President and Chief Financial Officer, effective as of the Transition Date, upon which time he became a consultant to Clear Channel Outdoor in order to assist with transition matters.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

To ensure our leaders are driven to deliver sustained business results and achieve our financial, operational and strategic objectives, our executive compensation program is designed to link business priorities with performance. We also believe it is important to strongly align our executives’ interests with those of our stockholders by emphasizing variable pay, with a specific focus on achieving Company results that drive shareholder returns.

Our executive compensation programs are based on a pay-for-performance philosophy and are designed to:

•  Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;

•  Align the interests of our executives with those of our stockholders;

•  Reward executives for sustained business results that drive stockholder value (pay-for-performance); and

•  Balance “best practices” in executive compensation design, local market practice and Company strategy.

28 Notice and Proxy Statement 2024

SUMMARY OF OUR 2023 DECISIONS

The Compensation Committee makes decisions regarding our NEOs’ total compensation (base salary, annual bonus objectives, opportunities and payments and annual equity grants) in connection with our annual performance review process. The information below summarizes these decisions for 2023. Based on market data provided by our independent compensation consultant, in aggregate, for 2023, our NEOs’ total compensation, on average, was positioned slightly below the market median.

Factors that Guided Total Compensation Decisions

•  Our executive compensation philosophy, taking into consideration our total shareholder return

•  Degree of achievement of key strategic financial and operational goals for 2023 (for annual incentive award payments made in early 2024 and equity grant decisions)

•  Recommendations of our CEO (other than with respect to his own compensation)

•  Advice of an independent compensation consultant

•  Market pay practices and levels

•  Historical Clear Channel Outdoor compensation

Key 2023 Compensation Decisions See page 36 for more information

Base Salary Decisions

On March 7, 2023, in connection with entering into his amended and restated employment agreement, Mr. Coleman received a base salary increase from $650,000 to $700,000, which was effective as of April 1, 2023.

2015 Executive Incentive Plan (Annual Incentive Plan) Decisions

Slightly below target achievement of business performance across our business units, along with the achievement of individual performance objectives, resulted in our NEOs earning annual incentive payouts between 80% and 100% of their individual target opportunities, paid in March 2024.

Equity Grant Decisions

Beginning with annual grants made in 2022, we (i) increased the intended ratio of performance-based versus time-based awards for annual equity grants to our NEOs, which has resulted in a greater percentage of performance-based awards to each of our NEOs and (ii) implemented a cap on the earned payout percentage of the Performance Stock Units (“PSUs”) such that the payout may not be greater than 100% if the Company’s TSR is less than zero over the performance period. The equity grants made to our NEOs in 2023 (the “2023 Annual Grants”) were made consistent with these equity grant practices which commenced in 2022.

On May 2, 2023, Messrs. Wells, Coleman, Cochrane and Dilger, and Ms. Feldman each received a 2023 Annual Grant with a grant date fair market value ranging from $337,187 to $2,675,832. The per share fair market value at the time of grant was $1.30 for the time-based Restricted Stock Units (“RSUs”) and $1.62 for the PSUs. The value of the Annual Grants received factored each NEO’s performance during their tenure at Clear Channel Outdoor, including during the prior year, their long-term potential, retention considerations, the value of certain equity grants made in prior years, internal equity and market practices for comparable positions.

The 2023 Annual Grants, in aggregate, consisted of approximately 40% RSUs and approximately 60% PSUs. The time-vesting restricted stock units granted to the NEOs, pursuant to the Annual Grants, vest in three equal installments on April 1 of 2024, 2025 and 2026, subject to each NEO’s continued employment through each vesting date. The performance stock units are earned based on Relative Total Shareholder Return (TSR) relative to the S&P 600 for the period from April 1, 2023 through March 31, 2026.

Notice and Proxy Statement 2024 29

Clawback Policy

The Compensation Committee adopted a Clawback Policy that complies with NYSE’s new clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event Clear Channel Outdoor is required to prepare an accounting restatement of its financial statements due to Clear Channel Outdoor’s material noncompliance with any such financial reporting requirement, the clawback policy requires that covered executives must reimburse Clear Channel Outdoor or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which Clear Channel Outdoor is required to prepare the restatement. Executives covered by the clawback policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the NYSE listing standards. Incentive-based compensation subject to the clawback policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The clawback policy will only apply to incentive-based compensation received on or after the effective date of Section 303A.14 of the NYSE Listed Company Manual.

30 Notice and Proxy Statement 2024

SUPPORTING OUR PAY-FOR-PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company results, the majority of the total compensation opportunity that our CEO and other NEOs received in 2023 is “at-risk” and dependent upon future performance.

Consistent with Clear Channel Outdoor’s overall executive compensation philosophy, NEOs are rewarded for their strong leadership and individual performance, while providing them with equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. Wells, approximately 79% of his annualized total direct compensation opportunity (base salary, target annual incentive award and the annualized value of recent equity grants) is at-risk, as shown below. This is generally aligned with our media industry peers. On average, the annualized total direct compensation “at risk” for our NEOs, other than Mr. Wells, is approximately 71%.

The majority of annualized total direct compensation for our NEOs — approximately 79% for our CEO and on average approximately 71% for our other NEOs — is “at-risk” based on the achievement of specific performance goals and stock price performance.

CEO	Other NEOs (average)

[1]

Long-term incentives are presented on an “annualized” basis, which better reflects our intended targeted 2023 compensation mix. These annualized values reflect the sum of the full grant date fair value of the Annual Grants, and the January 20, 2022 and October 25, 2022 grants, which were one-time awards, each spread over three and two years, respectively.

ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2023, the at-risk components of our ongoing executive compensation program were designed as follows:

Element	Objective	Time Horizon	Metrics	Cash or Equity
Annual Incentive Plan (Short-term)	Reward achievement of annual Company, business unit and/or individual performance goals	1 year	70% based on achievement of Plan Adjusted EBITDA[1] 30% based on other qualitative individual performance objectives	Cash
Restricted Stock Units (RSUs) (Long-term)	Promote executive retention Reinforce ownership in the Company	3 years	Stock price appreciation and continued employment	Equity
Performance Stock Units (PSUs) (Long-term)	Reward long-term shareholder value creation Emphasizes long-term view	3 years	Relative Total Shareholder Return (TSR) performance	Equity

[1]

Plan Adjusted EBITDA is defined as revenue less direct operating expenses, selling, general and administrative expenses and corporate expenses, excluding share-based compensation and restructuring and other costs, which are defined as costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs; excluding bonus expenses.

Notice and Proxy Statement 2024 31

COMPENSATION FACTORS AND GOVERNANCE

The Compensation Committee applies a number of governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to assure the alignment of executive and stockholder interests.

What We Do	What We Don’t Do

✓  Deliver a significant portion of executive compensation through performance-based at-risk pay

✓  Maintain a peer group for benchmarking pay

✓  Set challenging short- and long-term incentive objectives

✓  Provide strong oversight to monitor our equity share usage and avoid excessive levels of dilution

✓  Require stock ownership by executives, with minimum ownership levels defined by role

✓  Have double-trigger change-in-control arrangements

✓  Maintain a compensation clawback policy, which was updated in 2023 to comply with Section 10D of the Exchange Act and the rules promulgated thereunder the new listing standards

✓  Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company

✓  Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of our employees

✓  Consult with an independent consultant on compensation levels and practices

×   No across-the-board base salary increases

×   No guaranteed bonus payments

×   No hedging or pledging of equity

×   No re-pricing of stock options

×   No tax gross ups upon a change of control

×   No excessive perquisites

×   No supplemental executive retirement plans for U.S. employees

STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION

We value the opinions of our stockholders, and we welcome input on our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our NEOs, the Compensation Committee considers input from our stockholders.

We also consider the advisory “say-on-pay” vote in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs. In May 2023, Clear Channel Outdoor held a stockholder advisory vote on the compensation of Clear Channel Outdoor’s NEOs. Approximately 94% of the votes cast approved the compensation of Clear Channel Outdoor’s NEOs. Consistent with the “say-on-pay frequency” voting results at our annual meeting of stockholders held in 2023, we hold an annual “say-on-pay” vote, including at this year’s meeting. The Board will re-evaluate this determination after the next stockholder advisory “say-on-pay frequency” vote (which will be at the Company’s 2029 annual meeting of stockholders unless presented earlier).

32 Notice and Proxy Statement 2024

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors administers the executive compensation program for all NEOs, as well as other executives within the Company. While Clear Channel Outdoor management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies and programs.

The following table outlines the process the Compensation Committee follows to ensure the total compensation for our NEOs is competitive, appropriately tied to performance and does not promote undue risk taking.

STEP 1: Input on Compensation		STEP 2: Compensation Committee Decisions		STEP 3: Compensation Committee Oversight

At the end of each year, management, including the Chief Executive Officer, provides recommendations to the Compensation Committee on the compensation of the NEOs for the following year. The Chief Executive Officer does not make recommendations on his own pay.

These recommendations take into consideration the competitive market pay data provided by the Board’s independent consultant, as well as an evaluation of the NEO’s role, contributions and performance in achieving Company performance and long-term potential.

(See more below on the Board’s independent compensation consultant.)

»

The Compensation Committee considers these recommendations together with the input of our independent compensation consultant and the full Board. Subsequently, the Compensation Committee determines the NEOs’ compensation, ensuring that it is aligned with our compensation philosophy.

All aspects of the Chief Executive Officer’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant and the full Board.

»

In the first quarter of each year, the Compensation Committee will review and approve the items below, in each case with respect to such calendar year:

•  Objectives for each NEO

•  Variable pay target opportunities for annual incentive awards

•  Performance metrics for the annual incentive award

Additionally, each year in the spring, the Compensation Committee will review and approve long-term equity incentive grants and related performance metrics.

The Compensation Committee ensures that performance metrics are consistent with the financial, operational and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Though the Compensation Committee has ultimate responsibility for compensation-related decisions, we retain WTW as an independent consultant on executive compensation matters. WTW provides market analyses and recommendations that inform the Compensation Committee’s decisions, shares updates on market trends and the regulatory environment as it relates to executive compensation, reviews various executive compensation proposals presented by management to the Compensation Committee and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the SEC, the Compensation Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent WTW from independently representing the Compensation Committee.

Notice and Proxy Statement 2024 33

ROLE OF THE EXECUTIVE COMPENSATION PEER GROUP

To help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies. In 2023 we worked with our independent compensation consultant, WTW, to review our peer group. Our peer group review consisted of a multi-dimensional analysis whereby we selected companies determined to be:

Clear Channel Outdoor’s revenues were positioned near the 44th percentile of our peer group. We generally target total compensation packages for NEOs to reflect the 50th percentile of our peer group of companies when financial and operational goals are achieved.

•	Similar in size (primarily revenue—generally 0.5x - 2.5x that of Clear Channel, as well as market capitalization) and complexity to Clear Channel Outdoor

•	In the media or similar industry, including broadcasting, outdoor advertising, marketing/advertising and publishing

•	In competition with Clear Channel Outdoor for executive talent

Our peer group will be regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The Compensation Committee approved the following peer group for 2023:

2023 Executive Compensation Peer Group

AMC Networks, Inc. Audacy, Inc. Criteo S.A. Gannett Co., Inc. Gray Television, Inc. Lamar Advertising Company	Stagwell, Inc. Nexstar Media Group, Inc. Outfront Media, Inc. Quad/Graphics, Inc. Sinclair Broadcast Group, Inc. Sirius XM Holdings, Inc.	TEGNA, Inc. The New York Times Company Ziff Davis, Inc. Yelp Inc.

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.

Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning our compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

34 Notice and Proxy Statement 2024

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

CCOH’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. The chart below summarizes the various elements of CCOH’s executive compensation and their purpose:

Element	Objective	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the media industry and broader market	Cash	• Reflects individual skills, experience, responsibilities and performance over time • Provides a stable and reliable source of income
Short-Term Incentive — Annual Incentive Plan	Encourage focus on performance that achieves specific short-term goals	Cash	• Performance-based reward tied to achievement of short-term (annual) corporate, business unit and individual performance goals • Pays only if threshold performance levels or above are met
Long-Term Incentive — Restricted Stock Units (RSUs)	Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Links value to stock price
Long-Term Incentive — Performance Stock Units (PSUs)	Reward long-term stockholder value creation and emphasize a long-term view	Equity

•  Performance-based rewards tied to achievement of long-term Total Shareholder Return (TSR) goals

•  Vests only if threshold performance levels or above are met

•  Aligns executive and stockholder interests

•  Links value to stock price and emphasizes relative outperformance of shareholder returns

Other Benefits	Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefit

•  401(k) retirement plan available to all employees

•  Broad-based benefits available to all employees

•  Limited perquisites

•  A cash payment available for certain UK-based employees that the employee may elect to apply toward the employee’s defined contribution plan account

Severance Agreements	Provide market-appropriate benefits in the event of certain termination events	Benefit

•  Facilitates an orderly transition in the event of management changes

•  Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

•  Provides CCOH confidentiality, non-compete and non-solicit protections

Notice and Proxy Statement 2024 35

ANALYSIS OF 2023 COMPENSATION DECISIONS

All compensation decisions for 2023 for Clear Channel Outdoor’s NEOs were made by the Compensation Committee.

Base Salary

We establish base salaries for NEOs that reflect each executive’s experience, expertise and the complexity of their role, as well as current competitive compensation data. The Compensation Committee reviews base salaries of our NEOs annually and approves increases considering factors such as performance and market competitiveness.

2023 Base Salary Decisions

In 2023, Mr. Coleman received a base salary increase, as described below.

	12/31/2022 Salary	12/31/2023 Salary	Percent Change
Scott R. Wells	$1,100,000	$1,100,000	0.0%
Brian D. Coleman(1)	$650,000	$700,000	7.7%
Lynn A. Feldman	$650,000	$650,000	0.0%
Justin Cochrane(2)	$466,244	$466,244	0.0%
Jason A. Dilger	$400,000	$400,000	0.0%

(1)

On March 7, 2023, we entered into an amended and restated employment agreement with Mr. Coleman, pursuant to which his base salary was increased from $650,000 to $700,000 per annum, effective April 1, 2023.

(2)

Mr. Cochrane is a citizen of the United Kingdom and amounts reported for him that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £0.8043 = $1.

Mr. Cochrane’s Cash Bonus

In recognition of his efforts related to the sale of our European markets, on October 25, 2022, the Compensation Committee approved a one-time cash award for Mr. Cochrane of $233,122, of which 50% was paid in October 2023 and must be repaid in full upon a voluntary termination prior to October 1, 2024. The remaining 50% will be paid in October 2024, subject to Mr. Cochrane’s continued employment through the payment date unless Mr. Cochrane’s employment is terminated by the Company without cause or as a result of a repudiatory breach of contract by the Company entitling Mr. Cochrane to resign and claim constructive dismissal.

Annual Incentive Plan

The 2015 Executive Incentive Plan (the “Annual Incentive Plan”) provides NEOs with the opportunity to earn rewards based on the achievement of annual corporate and individual performance goals set by the Compensation Committee. Each NEO has a target award opportunity, with no minimum (that is, the actual payment could be 0%) and a maximum of 200% of their target opportunity.

Actual target awards are based on:

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After the end of the fiscal year, the Compensation Committee determines the earned amounts by measuring the level of achievement of the Plan Adjusted EBITDA-based performance goals and the individual performance goals. No award is earned under the Plan Adjusted EBITDA performance goal if a minimum threshold of performance (80% of the applicable target Plan Adjusted EBITDA for each individual) is not achieved, and the maximum amount is earned only if the performance is at or above a maximum level (125% of the applicable target Plan Adjusted EBITDA for each individual). The Compensation Committee may, at its discretion, modify the awards earned for the Plan Adjusted EBITDA objective and/or individual performance goals, as applicable.

Annual Incentive Plan Financial Measure

We present Adjusted EBITDA as an externally reported measure of performance because we believe Adjusted EBITDA helps investors understand our operating performance as compared to other outdoor advertisers, it is widely used in practice and it is one of the primary measures used for planning and forecasting of future periods.

We define Adjusted EBITDA as revenue less direct operating expenses, selling, general and administrative expenses and corporate expenses, excluding share-based compensation and restructuring and other costs, which are defined as costs associated with cost-saving initiatives such as severance, consulting and termination costs and other special costs. For purposes of the annual incentive plan, Plan Adjusted EBITDA excludes bonus expenses.

The Plan Adjusted EBITDA targets for CCOH and Europe for 2023 were adjusted for divestitures that occurred during the year. The following table summarizes those adjustments.

	2023 CCOH Plan Adjusted EBITDA ($M)	2023 Europe Plan Adjusted EBITDA ($M)
Original Target Approved in Q1 2023	$640.2	$126.6
Removal of Switzerland, Italy and France for divestitures in 2023	($35.0)	($35.0)
Target used for Executive Bonus Calculations	$605.2	$91.6

Annual Incentive Plan Objectives and Results

For 2023, annual incentive plan objectives were established by the Compensation Committee at the beginning of the fiscal year for both CCOH and the European Division.

The financial objectives for our NEOs reflect their roles as follows:

•	The financial objectives for Messrs. Wells, Coleman and Dilger and Ms. Feldman were based on Clear Channel Outdoor (CCOH) Plan Adjusted EBITDA; and

•	The financial objectives for Mr. Cochrane were based on achievement of the European Division Plan Adjusted EBITDA.

Mr. Wells

2023 Individual Performance Objectives:

•	Deliver portfolio strategy and balance sheet enhancements;

Notice and Proxy Statement 2024 37

•

Continue to drive CCOH’s technology transformation and Clear Channel Outdoor, Americas division’s (“CCOA”) digital transformation, including through delivery of division strategies for screen conversions and development, programmatic growth, delivery of enhanced ad-serving capability, and development of our RADAR toolkit;

•	Improve CCOH and CCOA monetization;

•	Enhance CCOH and CCOA culture, including through improving employee engagement and communication;

•	Enhance investor relations; and

•	Drive outstanding execution, including through increasing CCOA’s digital footprint.

Key Achievements: Mr. Wells continued to deliver on portfolio strategies by executing divesture and acquisition objectives, achieved active digital conversions in all business lines, drove execution of key account targeting and development, ensured employee engagement work was implemented in all geographies, ensured effective communication of portfolio and balance sheet maneuvers to investors, and deployed 116 large format digital billboards in the United States.

Mr. Coleman

2023 Individual Performance Objectives:

•

Enhance corporate access and investor relations, including through actively participating in investor conferences, leading enhanced disclosure initiatives, improving analyst coverage and expanding investor base;

•	Enhance corporate identity and culture, including through optimizing staffing plans and employee engagement and promoting a culture of compliance;

•	Maintain operational excellence across our corporate finance function by overseeing cross-functional alignment of corporate finance units and implementing an effective capital allocation process;

•	Manage capital structure and ensure adequate liquidity; and

•	Manage and support strategic initiatives, including through optimizing our tax strategy with respect to initiatives to minimize cash impact and redeploy potential net cash proceeds.

Key Achievements: Mr. Coleman played a key role in the support and management of multiple critical strategic initiatives during the course of 2023, including by providing instrumental support to investor relations, promoting a culture of compliance by working with the Accounting, Compliance and Internal Audit teams, continuing to lead CCOH’s highly functional corporate finance function, and executing on various M&A strategic initiatives.

Ms. Feldman

2023 Individual Performance Objectives:

•	Continue to enhance legal operations;

•	Provide effective board management and enhance corporate secretarial and public company functional improvements;

•	Further development of executive compensation function;

•	Further evolution of compliance function;

•	Continue to enhance CCOH’s employee talent pool and culture; and

•	Deliver on corporate transactions.

Key Achievements: Ms. Feldman led the Clear Channel legal and compliance functions throughout 2023 and played a key role in developing our executive compensation function, including by implementing refinements to the equity program and compliance requirements. In addition, Ms. Feldman provided critical legal support on several

38 Notice and Proxy Statement 2024

corporate transactions. Ms. Feldman continued to support the roll out of diversity and inclusion and ESG initiatives within the organization.

Mr. Cochrane

2023 Individual Performance Objectives:

•	Create a standardized view of success for the northern European markets;

•	Develop future strategies with respect to Europe’s growth plan;

•	Manage investments to achieve EBITDA and revenue objectives;

•	Develop the European team; and

•	Manage corporate deal teams.

Key Achievements: Key achievements for Mr. Cochrane included renewing several key contracts with respect to the European business, defining future opportunities in Europe, achieving budget objectives in Europe, developing a strong European team, and managing the process for several European transactions.

Mr. Dilger

2023 Individual Performance Objectives:

•	Provide accounting and transaction support for capital market and treasury initiatives;

•	Drive operational excellence within the global accounting and business services function;

•	Continue to optimize staffing plan and employee engagement; and

•	Support strategic initiatives, including the European strategic alternatives.

Key Achievements: Mr. Dilger led the Clear Channel accounting and business services functions throughout 2023 and played a key role in supporting several strategic initiatives throughout the year. He continued to create enhancements to our external financial reporting and to improve our business services platform. In addition, he continued to lead employee engagement initiatives and provided critical support for capital market and divestiture transactions.

2023 Annual Incentive Award (to be paid in March 2024)

As a result of slightly below target business performance across our business units, along with the achievement of their individual performance objectives, the Committee deemed that it was appropriate to approve payouts between 80% and 100% of each NEO’s individual target opportunities. The following table provides a summary of the earned annual incentive payouts for each NEO in 2023, to be paid in March 2024.

	Total Target as a % of Base Salary	Total Target Award Opportunity	Financial Portion Weight	Financial Portion Actual Payout as a % of Target(1)	MBO Portion Weight	MBO Portion Actual Payout as a % of Target	Total Actual as a % of Target	Total Actual Amount Awarded
Scott R. Wells	110%	$1,210,000	70%	72%	30%	100%	80%	$973,392
Brian D. Coleman	100%	$687,671	70%	72%	30%	100%	80%	$553,201
Lynn A. Feldman	100%	$650,000	70%	72%	30%	115%	85%	$552,147
Justin Cochrane(2)	100%	$466,244	70%	96%	30%	110%	100%	$466,736
Jason A. Dilger	60%	$240,000	70%	72%	30%	100%	80%	$193,070

(1)	Financial portion actual payout percent is based on Plan Adjusted EBITDA achievement of 94.4% for overall CCOH and 99.2% for Europe applied to the annual incentive payout curve.
(2)

Mr. Cochrane is a citizen of the United Kingdom and compensation amounts reported for him that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £0.8043 = $1.

Notice and Proxy Statement 2024 39

Equity Grants

Equity grants help to align executive interests with those of our stockholders. We have designed our annual equity program to support the objectives of our business, align with market practice, and provide incentive to deliver key financial metrics that are explicitly linked with stockholder value creation.

The annual equity grant was awarded to our NEOs on May 2, 2023. Our long-term incentive program varies by role and is made up of 35%-45% restricted stock units (RSUs) and 55%-65% performance stock units (PSUs). The following criteria are evaluated for each of our NEOs when determining the value of their annual equity award:

•	Performance over the long term;

•	Performance during the prior year;

•	Long-term potential;

•	Economics of certain equity grants made in prior years;

•	Retention considerations;

•	Internal equity; and

•	Market practices for comparable positions.

CEO Annual Equity Grant Mix	Other NEO Avg Annual Equity Grant Mix

	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Description	Clear Channel Outdoor shares that vest upon meeting time-based vesting conditions	Clear Channel Outdoor shares that are earned by the executive upon achieving Relative Total Shareholder Return (TSR) performance goals and time-based vesting conditions
Value	Clear Channel Outdoor stock price at vesting	Clear Channel Outdoor stock price at vesting
% of Equity Grant	35% - 45%	55% - 65%
Performance Metric	Time	Relative Total Shareholder Return (TSR) relative to the S&P 600
Vesting	One-third annually over three years	0% to 150% after three-year performance period based on achievement of performance goal

Adoption of the 2012 Second Amended and Restated Stock Incentive Plan

On May 5, 2021, the Company’s stockholders approved the adoption of the 2012 Second Amended and Restated Equity Incentive Plan (the “2021 Plan”), which amends and restates the 2012 Amended and Restated Stock Incentive Plan. The 2021 Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock, RSUs, and performance-based cash and stock awards to any of the Company’s

40 Notice and Proxy Statement 2024

or its subsidiaries’ present or future directors, officers, employees, consultants, or advisers. The Company had 17,570,195 shares available for issuance under the 2021 Plan as of December 31, 2023, assuming a 100% payout of the Company’s outstanding PSUs. The Company is proposing to amend the 2021 Plan, as set forth on “Proposal 4: Approval of the Adoption of the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Equity Incentive Plan”.

2023 Equity Compensation Decisions

On May 2, 2023, Messrs. Wells, Coleman, Cochrane and Dilger, and Ms. Feldman received the Annual Grants. The grant date fair value of each award was based on each NEO’s performance over the long term and during the prior year, their long-term potential and retention considerations, and market practices for comparable positions. On average, the equity grants consisted of 40% RSUs and 60% PSUs. The RSUs vest in three equal installments on April 1 of 2024, 2025 and 2026 for each NEO. The PSUs are earned based on the Company’s Relative Total Shareholder Return (TSR) achievement against the S&P 600 Index, and the entire earned amount will be paid out within 60 days following the end of the performance period on March 31, 2026.

	Annual RSUs	Annual PSUs	Total 2023 Grant Value
Scott R. Wells	$985,833	$1,689,999	$2,675,832
Brian D. Coleman	$585,000	$810,000	$1,395,000
Lynn A. Feldman	$357,500	$494,999	$852,499
Justin Cochrane	$270,833	$374,999	$645,832
Jason A. Dilger	$158,438	$178,749	$337,187

Using Relative Total Shareholder Return (“TSR”) as the PSU Performance Metric

Relative TSR compared to the S&P 600 Index was selected as the performance metric for PSU awards because it rewards long-term stockholder value creation, aligning the interests of our executives and stockholders. The TSR of Clear Channel Outdoor will be measured at the end of the performance period (defined at grant) relative to the S&P 600.

The TSR calculation for Clear Channel Outdoor and each of the companies in the S&P 600 will be based on the average stock price of each company over the 20 trading days following the beginning of the performance period, and the average stock price of each company over the 20 trading days prior to the end of the performance period. Based on the payout scale of the plan, the percentile rank translates into a payout percentage. If the TSR over the performance period for Clear Channel Outdoor is less than zero, the payout percentage is capped at 100%. The target number of shares is then multiplied times the payout percent to determine the earned number of shares that will be distributed to the participant once the award is vested.

PSUs Granted in 2023

Pursuant to the PSUs granted on May 2, 2023, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the performance period from April 1, 2023 to March 31, 2026; provided, that, the earned number of shares may not be greater than 100% of target if the Company’s TSR is less than zero over the performance period. To better align with market practice, we made an adjustment to our PSU payout curve beginning in 2023. The 2023 PSU awards are earned based on the performance goals as described below:

Total Shareholder Return Relative to S&P 600 for 2023 PSUs

	Performance Goal	Performance Vesting Percentage
Below Threshold Level	<25th Percentile relative to S&P 600	0%
Threshold Level	25th Percentile relative to S&P 600	50%
Target Level	50th Percentile relative to S&P 600	100%
Maximum Level	75th Percentile relative to S&P 600	150%

Notice and Proxy Statement 2024 41

Note: Straight line interpolation is used to determine the performance vesting percentage between threshold and maximum.

PSUs Granted in 2022 and 2021

We granted PSUs on May 4, 2022 (the “2022 PSUs”). The performance period for the 2022 PSUs is in progress, and the payout of the 2022 PSUs will not be determinable until after the performance period is completed on March 31, 2025. Pursuant to the 2022 PSUs, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the three year performance period from April 1, 2022 to March 31, 2025, based on the performance goals as described below.

Total Shareholder Return Relative to S&P 600 for 2022 and 2021 PSUs

	Performance Goal	Performance Vesting Percentage
Below Threshold Level	<30th Percentile relative to S&P 600	0%
Threshold Level	30th Percentile relative to S&P 600	50%
Target Level	60th Percentile relative to S&P 600	100%
Maximum Level	90th Percentile relative to S&P 600	150%

We granted PSUs on July 27, 2021 (the “2021 PSUs”). The performance period for the 2021 PSUs is in progress, and the payout of the 2021 PSUs will not be determinable until after the performance period is completed on March 31, 2024. Pursuant to the 2021 PSUs, each NEO is eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the 2.75 year performance period from July 1, 2021 to March 31, 2024, based on the same performance goals as described for our 2022 PSUs.

PSUs Granted in 2020

We granted PSUs on October 20, 2020 (the “2020 PSUs”). Pursuant to the 2020 PSUs, each NEO was eligible to receive shares of Clear Channel Outdoor common stock ranging from 0% to 150% of target based on Clear Channel Outdoor’s achievement of a Relative TSR goal over the 2.5-year performance period from October 1, 2020 to March 31, 2023, based on the same performance goals as described for our 2022 PSUs. The performance period ended on March 31, 2023, with performance achieved at 64.7% of target, resulting in our NEOs vesting in the following number of 2020 PSUs: 388,200 for Mr. Wells; 323,500 for Mr. Coleman; 226,450 for Ms. Feldman; 97,050 for Mr. Cochrane; and 64,700 for Mr. Dilger.

EXECUTIVE BENEFITS AND PERQUISITES

In 2023, we provided retirement benefits to our NEOs (other than Mr. Cochrane) through Company matching contributions to the 401(k) retirement savings plan as well as access to health, disability and life insurance programs, which are the same plans available to all U.S. employees. Mr. Cochrane received retirement benefits through matching Company contributions and a cash payment that he may elect to apply to his defined contribution plan account, as well as had access to health and disability programs which are the same retirement benefits and health and disability programs available to all UK employees. He also received supplemental life insurance benefits and Company-paid tax services during 2023. These amounts are quantified in the “All Other Compensation” column of the 2023 Summary Compensation Table.

OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Guidelines

Our stock ownership guidelines, effective January 1, 2020, require all NEOs and other members of the Executive Team with a base salary of at least $500,000 to hold a minimum number of shares of Clear Channel Outdoor stock while serving in their leadership position. The guidelines are intended to further align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience.

42 Notice and Proxy Statement 2024

Shares counted toward meeting the requirement include direct owned shares (including after-tax vested RSUs) and unvested RSUs. Unvested stock options and unearned PSUs do not count toward meeting the requirement. The ownership value for each participant will be measured annually based on the closing stock price as of December 31.

Current executives had five years from January 1, 2020 to meet the ownership guideline requirements for their position. New hires and newly promoted executives will have five years from their hire/promotion date to meet their requirement. Executives who have not yet met their requirement will be evaluated on a case-by-case basis. All of our NEOs are compliant with the share ownership guidelines.

Named Executive Officer	Stock Ownership Guideline
Scott R. Wells	5 times base salary
Brian D. Coleman	3 times base salary
Lynn A. Feldman	3 times base salary
Justin Cochrane	3 times base salary
Jason A. Dilger	1 times base salary

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits hedging and pledging of our securities by any employee, including our NEOs without the prior approval of our Chief Legal Officer’s office.

Clawback Policy

The Compensation Committee has adopted a Clawback Policy that complies with NYSE’s new clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event CCOH is required to prepare an accounting restatement of its financial statements due to CCOH’s material noncompliance with any such financial reporting requirement, the clawback policy requires that covered executives must reimburse CCOH, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which CCOH is required to prepare the restatement. Executives covered by the clawback policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the NYSE listing standards. Incentive-based compensation subject to the clawback policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive-based compensation that would have been received had it been based on the restated results. The clawback policy will only apply to incentive-based compensation received on or after the effective date of Section 303A.14 of the NYSE Listed Company Manual.

Severance Agreements

Each NEO is entitled to certain payments and benefits in certain termination situations or upon a change in control. Severance agreements are provided based on competitive market practice and the Company’s desire to ensure some level of income continuity should an executive’s employment be terminated without cause. Clear Channel Outdoor believes that its severance arrangements facilitate an orderly transition in the event of changes in management. For further information on severance payments and benefits (or notice or pay in lieu of notice), see “Executive Compensation—Potential Post-Employment Payments”.

TAX AND ACCOUNTING TREATMENT

Deductibility of Executive Compensation

Section 162(m) of the Code placed a limit of $1,000,000 on the amount of compensation Clear Channel Outdoor could deduct for Federal income tax purposes in any one year with respect to certain senior executives of Clear Channel Outdoor, which we referred to herein as the “Covered Employees.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2018, such that compensation paid to Clear Channel Outdoor’s covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Notice and Proxy Statement 2024 43

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to Clear Channel Outdoor and to the Covered Employees of various payments and benefits. To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and may award compensation that is not deductible to the extent consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

Clear Channel Outdoor accounts for stock-based payments, including awards under the 2021 Plan, in accordance with the requirements of FASB ASC Topic 718.

44 Notice and Proxy Statement 2024

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2023 Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Thomas C. King (Chair)

Lisa Hammitt

Joe Marchese

Notice and Proxy Statement 2024 45

EXECUTIVE COMPENSATION TABLES

The Summary Compensation Table below provides compensation information for the years ended December 31, 2023, 2022 and 2021 for our NEOs, which consist of the principal executive officer, the principal financial officer and our next three most highly compensated executive officers serving during 2023.

2023 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)*
Scott R. Wells President and Chief Executive Officer	2023	1,100,000	—	2,675,832	973,392	5,000	4,754,224
	2022	1,100,000	—	3,350,658	1,422,842	89,121	5,962,621
	2021	900,000	—	1,825,856	1,557,000	108,978	4,391,834
Brian D. Coleman Former Executive Vice President, Chief Financial Officer	2023	687,671	—	1,395,000	553,201	5,000	2,640,872
	2022	650,000	—	1,186,024	764,336	5,000	2,605,360
	2021	650,000	—	1,448,511	1,105,000	5,000	3,208,511
Lynn A. Feldman Executive Vice President, Chief Legal Officer and Corporate Secretary	2023	650,000	—	852,499	552,147	5,000	2,059,646
	2022	608,356	—	759,055	719,649	5,000	2,092,060
	2021	600,000	—	1,119,856	1,038,000	9,579	2,767,436
Justin Cochrane(e) Chief Executive Officer, UK & Europe	2023	466,244	116,561	645,832	466,736	39,194	1,734,567
Jason A. Dilger Chief Accounting Officer	2023	400,000	—	337,187	193,070	5,000	935,257
	2022	400,000	—	306,285	276,706	5,000	987,991
	2021	378,769	—	374,907	391,909	7,002	1,152,586

*	Due to rounding, totals may not equal the sum of the rows.

(a)	The amount reflects for Mr. Cochrane a cash payment of $116,561 in recognition of his efforts regarding the sale of our European markets.

(b)

The amounts shown in the Stock Awards column include the full grant date fair value of options, restricted stock, RSUs and PSUs awarded to Messrs. Wells, Coleman, Cochrane, and Dilger and Ms. Feldman, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. For time-vesting restricted stock awards and RSUs, the grant date fair value is based on the closing price of common stock on the date of grant. For PSUs, the grant date fair value is based on a Monte Carlo simulation model as of the grant date. The probable outcome for the PSUs awarded in 2023 was estimated at the target payout level, or 100%. The grant date fair value of PSUs awarded in 2023 assuming the target and maximum levels of performance are achieved are as follows:

Name	Grant Date Fair Value Assuming Target Performance ($)	Grant Date Fair Value Assuming Maximum Performance ($)
Mr. Wells	1,689,999	2,534,998
Mr. Coleman	810,000	1,215,000
Ms. Feldman	494,999	742,499
Mr. Cochrane	374,999	562,499
Mr. Dilger	178,749	268,124

For further discussion of the assumptions made in valuation, see also Note 13-Stockholders’ Deficit beginning on page 91 of our 2023 Annual Report on our Form 10-K.

(c)

The amounts reflect cash payments for 2023, 2022 and 2021 from Clear Channel Outdoor as annual incentive plan awards under the 2015 Executive Incentive Plan pursuant to pre-established performance goals.

(d)	As described below, for 2023 the All Other Compensation column reflects:

•	amounts we contributed under our 401(k) plan as a matching contribution for the benefit of Messrs. Wells, Coleman, and Dilger and Ms. Feldman;

•	amounts we contributed in matching contributions for Mr. Cochrane;

•	a cash payment to Mr. Cochrane, which he may elect to apply toward his defined contribution plan account;

•	tax services fees paid for the benefit of Mr. Cochrane; and

•	supplemental life insurance for Mr. Cochrane.

46 Notice and Proxy Statement 2024

	Wells	Coleman	Feldman	Cochrane	Dilger
401(k) and retirement plan contributions	$5,000	$5,000	$5,000	$5,284	$5,000
Tax service fees	—	—	—	$3,015	—
Supplemental life insurance	—	—	—	$2,845	—
Cash payment the NEO may elect to apply to the defined contribution plan				$28,050
Total	$5,000	$5,000	$5,000	$39,194	$5,000

The value of all benefits included in the All Other Compensation column is based on actual costs. For a description of the items reflected in the table above, see “—Employment Agreements with the Named Executive Officers” below.

(e)

Mr. Cochrane is a citizen of the United Kingdom and compensation amounts reported for him in the Summary Compensation Table that were originally denominated in British pounds have been converted to U.S. dollars using the average exchange rate of £0.8043 = $1.

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

Messrs. Wells, Cochrane and Dilger, and Ms. Feldman have employment agreements with us. Mr. Coleman had an employment agreement with us until the Transition Date. Effective on the Transition Date, Mr. Coleman has a consulting agreement with us. Certain elements of the NEOs’ compensation in 2023 were determined based on their respective employment agreements. The descriptions of the employment agreements effective as of December 31, 2023 set forth below do not purport to be complete and are qualified in their entirety by the employment agreements. For further discussion of the amounts of salary and bonus and other forms of compensation, see “Compensation Discussion and Analysis” above.

Each of the employment agreements discussed below provides for severance payments as described under “—Potential Post-Employment Payments” in this Proxy Statement, which descriptions are incorporated herein by reference.

Scott R. Wells

Mr. Wells assumed the role of President and Chief Executive Officer of the Company on January 1, 2022 and was appointed as a member of the Board.

In connection with the appointment of Mr. Wells as Chief Executive Officer, the Company and Mr. Wells entered into an amended and restated employment agreement, dated as of July 28, 2021 (the “Wells Amended and Restated Employment Agreement”).

Under the Wells Amended and Restated Employment Agreement, Mr. Wells receives an annual base salary equal to $1,100,000 and is eligible to earn an annual performance bonus based on the achievement of financial and performance criteria established by Clear Channel Outdoor and approved in the annual budget. The target performance bonus that may be earned will be not less than 110% of Mr. Wells’ base salary amount. In addition to the annual bonus, Mr. Wells is also eligible for an additional long-term incentive opportunity (the “Long-Term Incentive Amount”) from Clear Channel Outdoor with an approximate value of not less than $2,000,000. Mr. Wells is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

During Mr. Wells’ employment with Clear Channel Outdoor and for 12 months thereafter, Mr. Wells is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Wells is also subject to customary confidentiality, work product and trade secret provisions.

Brian D. Coleman

Employment Agreement Effective Prior to April 1, 2023

Clear Channel Outdoor and Brian D. Coleman entered into an employment agreement, dated May 1, 2019 (the “2022 Coleman Employment Agreement”), which superseded and replaced Mr. Coleman’s prior employment agreement.

The initial term of the 2022 Coleman Employment Agreement would end on April 30, 2023, and thereafter would extend for additional three year periods unless Clear Channel Outdoor or Mr. Coleman provided written notice of non-renewal between October 1 and November 1 (the “Notice of Non-Renewal Period”) prior to the end of the then-applicable employment period. Under the 2022 Coleman Employment Agreement, Mr. Coleman received an annual base salary of $650,000, which was subject to increase at Clear Channel Outdoor’s discretion.

Notice and Proxy Statement 2024 47

During the term of the 2022 Coleman Employment Agreement, Mr. Coleman was eligible to receive (i) an annual performance bonus with a target of not less than 100% of his base salary based on applicable performance goals to be set by Clear Channel Outdoor, and (ii) long-term incentive opportunities, with an approximate value of $300,000 per award, to be allocated between stock options and restricted stock at the discretion of the Compensation Committee. Mr. Coleman was also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

Clear Channel Outdoor may have elected at any time prior to the Notice of Non-Renewal Period to place Mr. Coleman in a consulting status for 12 months (a “Consulting Period”). During a Consulting Period, Clear Channel Outdoor would limit its requests for services to allow Mr. Coleman to accept and perform non-competitive services, but his eligibility to participate in certain benefit plans may have changed or been terminated in accordance with such benefit plans, and any vacation benefits, long-term incentive awards or options would not continue to vest or accrue. A Consulting Period under the employment agreement would be coextensive with and may have extended the term of Mr. Coleman’s employment under the employment agreement, after which such employment period would end.

During Mr. Coleman’s employment with Clear Channel Outdoor and for 12 months thereafter, Mr. Coleman is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Coleman is also subject to customary confidentiality, work product and trade secret provisions.

Employment Agreement Effective from April 1, 2023 to December 19, 2023

On March 7, 2023, Clear Channel Outdoor and Mr. Coleman entered into an amended and restated employment agreement (the “April 2023 Coleman Employment Agreement”), effective as of April 1, 2023. The April 2023 Coleman Employment Agreement superseded the 2022 Coleman Employment Agreement.

The initial term of the April 2023 Coleman Employment Agreement ended on March 31, 2026 and would be automatically extended for additional two-year periods, unless the Company or Mr. Coleman gave prior written notice of non-renewal between September 1 and October 1 prior to the end of the then-applicable employment period.

Under the April 2023 Coleman Employment Agreement, Mr. Coleman received an annual base salary of $700,000, which was subject to increase at Clear Channel Outdoor’s discretion. During the term of the April 2023 Coleman Employment Agreement, Mr. Coleman was eligible to receive (i) an annual performance bonus with a target of not less than 100% of his base salary (and prorated for changes in base salary or bonus target that occur during the applicable plan year) based on applicable performance goals to be set by the Compensation Committee; and (ii) beginning in 2023, an annual long-term incentive opportunity, with a target value equal $1,350,000; provided, that, in no event would the grant date fair value be less than $300,000. Mr. Coleman was also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they were made available to other similarly situated employees.

Other than the removal of the Consulting Period, the other terms of the April 2023 Coleman Employment Agreement were substantially similar to those of the 2022 Coleman Employment Agreement.

Employment Agreement Effective from December 19, 2023 to the Transition Date

In connection with Mr. Coleman’s transition, Clear Channel Outdoor and Mr. Coleman entered into a second amended and restated employment agreement (the “December 2023 Coleman Employment Agreement”), which, effective as of December 19, 2023, superseded the April 2023 Coleman Employment Agreement. Pursuant to the December 2023 Coleman Employment Agreement, Mr. Coleman would remain employed as Executive Vice President and Chief Financial Officer of Clear Channel Outdoor through the Transition Date, unless his employment with the Company was terminated earlier in accordance with the December 2023 Coleman Employment Agreement.

Pursuant to the December 2023 Coleman Employment Agreement, Mr. Coleman (i) would receive a base salary at an annualized rate of $700,000 through the Transition Date; and (ii) would be eligible to receive an annual bonus based on financial and performance criteria established by the Committee with a target of 100% of Mr. Coleman’s annual base salary, prorated based on the number of days he was employed during the applicable calendar year. Pursuant to the December 2023 Coleman Employment Agreement, Mr. Coleman will not be eligible to receive an annual long-term incentive equity award in respect of fiscal year 2024.

48 Notice and Proxy Statement 2024

The December 2023 Coleman Employment Agreement also contains a customary confidentiality provision that survives Mr. Coleman’s termination of employment, as well as customary non-competition and non-solicitation provisions that each apply for the greater of (i) 12 months following Mr. Coleman’s termination of employment with Clear Channel Outdoor and (ii) the term of the Coleman Consulting Agreement (as defined below).

Consulting Agreement Effective as of the Transition Date

In connection with Mr. Coleman’s transition, Clear Channel Outdoor and Mr. Coleman entered into a consulting agreement, effective as of the Transition Date (the “Coleman Consulting Agreement”). The Coleman Consulting Agreement provides for a term of engagement beginning on the Transition Date and ending on April 15, 2025 (the “Consulting Term”), unless earlier terminated pursuant to its terms. During such term of engagement, Mr. Coleman will provide such consulting services as may be reasonably requested of Mr. Coleman from time to time by the Chief Executive Officer of Clear Channel Outdoor. During the Consulting Term, Mr. Coleman will be paid a consulting fee at the rate of $29,000 per month.

Lynn A. Feldman

Effective November 1, 2022, Clear Channel Outdoor and Ms. Feldman entered into an amended and restated employment agreement (the “Feldman Employment Agreement”). The Feldman Employment Agreement supersedes the prior employment agreement between Ms. Feldman and Clear Channel Outdoor effective June 27, 2016, as amended on May 1, 2019 and January 1, 2020.

The initial term of the Feldman Employment Agreement ends on October 31, 2025 and will be automatically extended for additional two year periods, unless the Company or Ms. Feldman gives prior written notice of non-renewal of the Feldman Employment Agreement between March 1 and March 31 prior to the end of the then-applicable employment term.

Pursuant to the Feldman Employment Agreement, Ms. Feldman will (i) receive an annual base salary of $650,000, (ii) be eligible to receive an annual performance bonus with a target of 100% of her annual base salary, and (iii) beginning in 2023, an annual long-term incentive opportunity with an annual target value equal to $825,000; provided, that, in no event will the grant date fair value be less than $300,000. Ms. Feldman is also eligible to participate in various benefit programs provided by Clear Channel Outdoor on the same terms and conditions as they are made available to other similarly situated employees.

During Ms. Feldman’s employment with Clear Channel Outdoor and for 12 months thereafter, Ms. Feldman is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Ms. Feldman is also subject to customary confidentiality, work product and trade secret provisions.

Justin Cochrane

On March 10, 2015, Clear Channel UK Ltd. (“Clear Channel UK”) and Mr. Cochrane entered into a contract of employment, which was amended pursuant to a variation of terms agreement on May 7, 2019 (as amended, the “Cochrane Agreement”). The Cochrane Agreement can be terminated upon six months’ notice from Mr. Cochrane to Clear Channel UK or upon 12 months’ notice from Clear Channel UK to Mr. Cochrane; provided that, Clear Channel UK may provide payment of Mr. Cochrane’s base salary for the remaining notice period in lieu of notice. Clear Channel UK may place Mr. Cochrane on garden leave during the applicable notice period, during which time Mr. Cochrane will continue to receive his base salary and other pension and insurance benefits.

Pursuant to the Cochrane Agreement, Mr. Cochrane is entitled to an annual base salary and is eligible to receive a discretionary long term incentive award. Additionally, Mr. Cochrane is eligible to receive an annual bonus in an amount up to 100% of his base salary, subject to achieving specified performance goals. Mr. Cochrane also participates in the Group Personal Pension Plan, which is a tax-qualified defined contribution plan, and will receive permanent health insurance while a member of the Group Personal Pension Plan. Under the terms of the Cochrane Agreement, Mr. Cochrane and his dependents are covered by the Clear Channel Medical Insurance plan.

During Mr. Cochrane’s employment and during the nine month period thereafter, Mr. Cochrane is subject to non-competition, non-solicitation and non-interference covenants.

Notice and Proxy Statement 2024 49

Jason A. Dilger

On January 20, 2022, Clear Channel Outdoor and Mr. Dilger entered into an amended and restated employment agreement (the “Dilger Amended and Restated Employment Agreement”), effective as of January 1, 2022.

The initial term of the Dilger Amended and Restated Employment Agreement ends on January 1, 2025 and will be automatically extended for additional three-year periods, unless the Company or Mr. Dilger gives prior written notice of non-renewal of the Dilger Amended and Restated Employment Agreement between June 1 and July 1 prior to the end of the then-applicable employment term.

Pursuant to the Dilger Amended and Restated Employment Agreement, Mr. Dilger will (i) receive a base salary at an annualized rate of $400,000, (ii) be eligible to receive an annual performance bonus with a target of 60% of his annual base salary and (iii) be eligible for an annual equity incentive grant with an approximate value of not less than $325,000 per award.

During the term of Mr. Dilger’s employment and for 12 months thereafter, Mr. Dilger is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with Clear Channel Outdoor’s other senior executives. Mr. Dilger is also subject to customary confidentiality, work product and trade secret provisions.

GRANTS OF PLAN-BASED AWARDS

Stock Incentive Plans

Clear Channel Outdoor grants equity incentive awards to NEOs and other eligible participants under the 2021 Plan. The 2021 Plan is intended to facilitate the ability of Clear Channel Outdoor to attract, motivate and retain employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities.

The 2021 Plan allows for the issuance of restricted stock, incentive and non-statutory stock options, stock appreciation rights, director shares, restricted stock units and other types of stock-based and/or performance-based awards to any present or future director, officer, employee, consultant or advisor of or to Clear Channel Outdoor or its subsidiaries.

The 2021 Plan is administered by the Compensation Committee, except that the entire Board has sole authority for granting and administering awards to non-employee directors. The Compensation Committee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2021 Plan. The Compensation Committee also makes other determinations and interpretations necessary to carry out the purposes of the 2021 Plan. For a description of the treatment of awards upon a participant’s termination of employment or change in control, see “—Potential Post-Employment Payments.”

Cash Incentive Plan

As discussed above, NEOs also are eligible to receive awards under the Annual Incentive Plan. See “Compensation Discussion and Analysis—Analysis of 2023 Executive Compensation Decisions—Annual Incentive Plan” for a more detailed description of the Annual Incentive Plan and the grant of awards to the NEOs thereunder.

The following table sets forth certain information concerning plan-based awards granted to the NEOs during the year ended December 31, 2023.

50 Notice and Proxy Statement 2024

Grants of Plan-Based Awards During 2023

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (a)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott Wells	N/A(b)	—	1,210,000	2,420,000	—	—	—	—	—	—	—
	5/2/23(c)	—	—	—	—	—	—	758,333	—	—	985,833
	5/2/23(c)	—	—	—	521,605	1,043,209	1,564,814	—	—	—	1,689,999

Brian D. Coleman	N/A(b)	—	687,671	1,375,342	—	—	—	—	—	—	—
	5/2/23(d)	—	—	—	—	—	—	450,000	—	—	585,000
	5/2/23(d)	—	—	—	250,000	500,000	750,000	—	—	—	810,000

Lynn Feldman	N/A(b)	—	650,000	1,300,000	—	—	—	—	—	—	—
	5/2/23(e)	—	—	—	—	—	—	275,000	—	—	357,500
	5/2/23(e)	—	—	—	152,778	305,555	458,333	—	—	—	494,999

Justin Cochrane	N/A(b)	—	466,244	932,488	—	—	—	—	—	—	—
	5/2/23(f)	—	—	—	—	—	—	208,333	—	—	270,833
	5/2/23(f)	—	—	—	115,741	231,481	347,222	—	—	—	374,999

Jason Dilger	N/A(b)	—	240,000	480,000	—	—	—	—	—	—	—
	5/2/23(g)	—	—	—	—	—	—	121,875	—	—	158,438
	5/2/23(g)	—	—	—	55,170	110,339	165,509	—	—	—	178,749

(a)

The amounts in the table reflect the full grant date fair value of options, RSUs and PSUs computed in accordance with the requirements of ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations. The grant date fair value of time-vesting RSUs is based on the closing price of our common stock on the date of grant. The grant date fair value of PSUs is based on a Monte Carlo valuation as of the grant date. The probable outcome for the PSUs awarded in 2023 was estimated at the target payout level, or 100%. For assumptions made in the valuation, see footnote (b) to the Summary Compensation Table above and Note 13-Stockholders’ Deficit beginning on page 91 of our 2023 Annual Report on Form 10-K.

(b)

Messrs. Wells, Coleman, Cochrane and Dilger and Ms. Feldman received cash incentive awards from Clear Channel Outdoor under the Annual Incentive Plan. For further discussion of the 2023 cash incentive awards, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus.”

(c)

On May 2, 2023, Mr. Wells received a grant of 1,801,542 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 758,333 shares of the award are time-vesting, with one-third vesting on each of April 1, 2024, April 1, 2025 and April 1, 2026; (2) 1,043,209 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2026.

(d)

On May 2, 2023, Mr. Coleman received a grant of 950,000 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 450,000 shares of the award are time-vesting, with one-third vesting on each of April 1, 2024, April 1, 2025 and April 1, 2026; (2) 500,000 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2026.

(e)

On May 2, 2023, Ms. Feldman received a grant of 580,555 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 275,000 shares of the award are time-vesting, with one-third vesting on each of April 1, 2024, April 1, 2025 and April 1, 2026; (2) 305,555 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2026.

(f)

On May 2, 2023, Mr. Cochrane received a grant of 439,814 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 208,333 shares of the award are time-vesting, with one-third vesting on each of April 1, 2024, April 1, 2025 and April 1, 2026; (2) 231,481 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2026.

(g)

On May 2, 2023, Mr. Dilger received a grant of 232,214 shares of Clear Channel Outdoor’s common stock. The RSUs will vest as follows: (1) 121,875 shares of the award are time-vesting, with one-third vesting on each of April 1, 2024, April 1, 2025 and April 1, 2026; (2) 110,339 of the shares will be earned between 0%—150% based on relative TSR. The earned shares will vest 100% on April 1, 2026.

Notice and Proxy Statement 2024 51

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards of the NEOs at December 31, 2023.

Outstanding Equity Awards at December 31, 2023

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option	Option	Number of Shares or Units of Stock That		Market Value of Shares or Units of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
Name	(#) Exercisable	(#) Unexercisable	Exercise Price ($)	Expiration Date	Have Not Vested (#)		Have Not Vested(a) ($)	Not Vested (#)		Have Not Vested(a) ($)

Scott R. Wells	338,600	—	6.85	3/3/2025	—		—	—		—
	37,764	—	7.71	6/15/2025	—		—	—		—
	25,654	—	5.69	6/3/2026	—		—	—		—
	—	—	—	—	126,008	(b)	229,335	—		—
	—	—	—	—	—		—	183,824	(c)	334,560
	—	—	—	—	207,684	(d)	377,985	—		—
	—	—	—	—	196,408	(e)	357,463	—		—
	—	—	—	—	—		—	300,926	(f)	547,685
	—	—	—	—	758,333	(g)	1,380,166	—		—
	—	—	—	—	—		—	1,564,814	(h)	2,847,961

Brian D. Coleman	—	—	—	—	99,967	(b)	181,940	—		—
	—	—	—	—	—		—	145,833	(c)	265,416
	—	—	—	—	112,234	(e)	204,266	—		—
	—	—	—	—	—		—	138,889	(f)	252,778
	—	—	—	—	450,000	(g)	819,000	—		—
	—	—	—	—	—		—	750,000	(h)	1,365,000

Lynn A. Feldman	11,043	—	5.54	7/7/2026	—		—	—		—
	—	—	—	—	77,285	(b)	140,659	—		—
	—	—	—	—	—		—	112,745	(c)	205,196
	—	—	—	—	71,830	(e)	130,731	—		—
	—	—	—	—	—		—	88,889	(f)	161,778
	—	—	—	—	275,000	(g)	500,500	—		—
	—	—	—	—	—		—	458,333	(h)	834,166

Justin Cochrane	2,963	—	5.85	4/4/2024	—		—	—		—
	4,154	—	7.71	6/15/2025	—		—	—		—
	2,432	—	5.69	6/3/2026	—		—	—		—
	—	—	—	—	30,242	(b)	55,040	—		—
	—	—	—	—	—		—	44,118	(c)	80,295
	—	—	—	—	101,010	(e)	183,838	—		—
	—	—	—	—	82,125	(i)	149,468	—		—
	—	—	—	—	208,333	(g)	379,166	—		—
	—	—	—	—	—		—	347,222	(h)	631,944

Jason A. Dilger					—		—	—		—
	2,778	—	5.85	4/4/2024	—		—	—		—
	3,776	—	7.71	6/15/2025	—		—	—		—
	3,078	—	5.69	6/3/2026	—		—	—		—
	—	—	—	—	25,874	(b)	47,091	—		—
	—	—	—	—	—		—	37,745	(c)	68,696
	—	—	—	—	32,828	(e)	59,747	—		—
	—	—	—	—	—		—	33,102	(f)	60,246
	—	—	—	—	121,875	(g)	221,813	—		—
	—	—	—	—	—		—	165,509	(h)	301,226

(a)	Market value is based upon the closing sale price of Clear Channel Outdoor common stock on December 31, 2023 of $1.82.

(b)	The outstanding RSUs, which were granted on July 27, 2021, will vest on April 1, 2024.

52 Notice and Proxy Statement 2024

(c)

The PSUs granted on July 27, 2021 will vest, if at all, based on the Relative TSR over a performance period commencing on July 1, 2021 and ending on March 31, 2024. As of December 31, 2023, the Company’s achievement level of Relative TSR was below the threshold level of performance. Accordingly, the number of shares reported in the table reflect amounts based on threshold performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(d)	Mr. Wells’ outstanding RSU award, which was granted on January 20, 2022, will vest in equal installments on January 20, 2024, and January 20, 2025.

(e)	The outstanding RSUs, which were granted on May 4, 2022, will vest in equal installments on April 1, 2024, and April 1, 2025.

(f)

The PSUs granted on May 4, 2022 will vest, if at all, based on the Relative TSR over a performance period commencing on April 1, 2022 and ending on March 31, 2025. As of December 31, 2023, the Company’s achievement level of Relative TSR was below the threshold level of performance. Accordingly, the number of shares reported in the table reflect amounts based on threshold performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(g)	The outstanding RSUs, which were granted on May 2, 2023, will vest in in three equal installments on each of April 1, 2024, April 1, 2025 and April 1, 2026.

(h)

The PSUs granted on May 2, 2023, will vest, if at all, based on Relative TSR over a performance period commencing on April 1, 2023 and ending on March 31, 2026. As of December 31, 2023, the Company’s achievement level of Relative TSR was at the maximum level of performance. Accordingly, the number of shares reported in the table reflect amounts based on maximum performance. The actual number of shares that will vest pursuant to the PSUs is not yet determinable.

(i)	Mr. Cochrane’s outstanding RSU award, which was granted on October 25, 2022, will vest on October 1, 2024.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by and stock vesting for the NEOs during the year ended December 31, 2023.

Option Exercises and Stock Vested During 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)	Number of Shares Acquired on Vesting(c) (#)	Value Realized on Vesting(d) ($)
Scott R. Wells	—	—	910,429	$1,163,526
Brian D. Coleman	—	—	693,695	$870,537
Lynn A. Feldman	—	—	473,839	$593,553
Justin Cochrane	—	—	436,253	$628,233
Jason A. Dilger	—	—	139,350	$173,690

(a)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(b)

Represents the value of the exercised options, calculated by multiplying (1) the number of shares to which the option exercise related by (2) the difference between the actual market price of our common stock at the time of exercise and the option exercise price.

(c)	Represents the gross number of shares acquired on vesting of restricted shares or RSUs, without taking into account any shares withheld to satisfy applicable tax obligations.

(d)

Represents the value of the vested restricted shares or RSUs calculated by multiplying (1) the number of vested restricted shares or restricted stock units by (2) the closing price on the vesting date.

PENSION BENEFITS

Clear Channel Outdoor does not sponsor any pension plans in which the NEOs participate.

NONQUALIFIED DEFERRED COMPENSATION PLANS

Clear Channel Outdoor does not sponsor any non-qualified deferred compensation plans in which the NEOs participate.

Notice and Proxy Statement 2024 53

POTENTIAL POST-EMPLOYMENT PAYMENTS

The following narrative and table describe the potential payments or benefits upon termination, change in control or other post-employment scenarios for Messrs. Wells, Coleman, Cochrane and Dilger, and Ms. Feldman using an assumed December 31, 2023 trigger event for each scenario.

Scott R. Wells

Termination due to Death. If Mr. Wells’ employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Mr. Wells but not yet reimbursed and any other payments required under applicable employee benefit plans, equity plans or equity award agreements (collectively, the “Accrued Obligations”).

Termination due to Disability. If Mr. Wells’ employment is terminated due to disability, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor for Cause. If Mr. Wells’ employment is terminated by Clear Channel Outdoor for Cause, Clear Channel Outdoor will pay all Accrued Obligations to him.

Termination by Clear Channel Outdoor without Cause, Non-renewal by Clear Channel Outdoor or Termination by Mr. Wells for Good Reason. If Clear Channel Outdoor terminates Mr. Wells’ employment without Cause or does not renew the Wells Amended and Restated Employment Agreement, or if Mr. Wells terminates employment for Good Reason, then Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. In addition, if Mr. Wells signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor and Mr. Wells: (i) Clear Channel Outdoor will pay Mr. Wells, in periodic payments in accordance with ordinary payroll practices and deductions, his current base salary for 18 months (the “Severance Payments” or “Severance Pay Period”); (ii) Mr. Wells will be eligible for a pro-rata bonus (“Pro-Rata Bonus”), calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Wells will receive such Pro-Rata Bonus only if Mr. Wells would have earned the bonus had Mr. Wells remained employed through the end of the applicable calendar year. Calculation and payment of the bonus, if any, shall be pursuant to the plan in effect during the termination year; (iii) Clear Channel Outdoor will pay Mr. Wells a separation bonus in an amount equal to the target bonus to which Mr. Wells would be entitled for the year in which his employment terminates, payable in a lump sum; (iv) Clear Channel Outdoor will pay Mr. Wells in a lump sum an amount equal to the product of (A) 18 and (B) the COBRA premiums Mr. Wells would be required to pay if he elected pursuant to COBRA to continue the health benefits coverage he had prior to the termination date (less the amount that Mr. Wells would have to pay for such coverage as an active employee) (the “COBRA Payment”), less applicable federal and state withholdings and all other applicable deductions; and (v) any unvested time vesting equity awards scheduled to vest within the 12-month period following the date of termination shall vest in full on the date of termination. Any unvested performance vesting options shall remain eligible to vest for the three-month period following the date of termination. Any outstanding and unvested RSUs that are subject to performance-based vesting will vest (i) one-third of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is the one year prior to the vesting date (or other applicable performance metric). The eligible portion of the RSUs that are subject to performance-based vesting will remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement and, if earned, will then be distributed to Mr. Wells within 60 days.

Non-Renewal by Mr. Wells. If Mr. Wells gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay all Accrued Obligations to Mr. Wells. If the termination date is before the end of the then current employment period, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Wells an amount equal to Mr. Wells’ pro-rata base salary through the end of the then current employment period.

54 Notice and Proxy Statement 2024

If Mr. Wells is in breach of any post-employment obligations or covenants, or if Mr. Wells is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, severance payments shall cease.

If Mr. Wells is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Mr. Wells’ new base salary is less than his previous base salary, Clear Channel Outdoor shall pay Mr. Wells the difference between his previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is generally defined as Mr. Wells’: (1) willful misconduct; (2) willful refusal or repeated failure to perform his duties (other than due to disability); (3) willful refusal or repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere, or other criminal conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of the Wells Amended and Restated Employment Agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies that has or would result in material injury to Clear Channel Outdoor.

The term “Good Reason” includes: (1) a material reduction in Mr. Wells’ base compensation; (2) a required relocation of Mr. Wells’ residence to a location more than 35 miles from its current location; (3) a material reduction in duties, authority or responsibilities; (4) a requirement that Mr. Wells report to any person of lesser authority than the Board; or (5) a material breach by Clear Channel Outdoor of the terms of the Wells Amended and Restated Employment Agreement.

Brian D. Coleman

2022 Coleman Employment Agreement

Termination due to Death. If Mr. Coleman’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Coleman’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Coleman’s employment for Cause, Clear Channel Outdoor will pay to Mr. Coleman his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Mr. Coleman for Good Cause. If Clear Channel Outdoor terminates Mr. Coleman’s employment without Cause or does not renew the agreement, or if Mr. Coleman terminates for Good Cause, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Coleman, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Coleman’s current base salary for 12 months. Further, Mr. Coleman will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Mr. Coleman is eligible only if a bonus would have been earned by the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Notwithstanding anything to the contrary set forth in any equity award agreements, any unvested Clear Channel Outdoor equity awards will vest in full on the date of termination.

Non-Renewal by Mr. Coleman. If Mr. Coleman gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then current employment period, and if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Coleman an amount equal to his pro-rata base salary through the end of the then current employment period.

Notice and Proxy Statement 2024 55

If Mr. Coleman is in breach of any post-employment obligations or covenants, or if Mr. Coleman is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Mr. Coleman is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Mr. Coleman’s new base salary is less than his previous base salary, Clear Channel Outdoor shall pay Mr. Coleman the difference between his previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is generally defined as Mr. Coleman’s: (1) willful misconduct; (2) willful and repeated failure to perform his duties (other than due to disability); (3) willful and repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Coleman, or other conduct that has or would result in material injury to Clear Channel Outdoor; (5) a material breach of his employment agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies made known to Mr. Coleman.

The term “Good Cause” includes: (1) a change in reporting lines such that Mr. Coleman no longer reports directly to our Chief Executive Officer; (2) a required relocation of Mr. Coleman’s offices to a location more than 50 miles from the San Antonio metropolitan area; (3) Clear Channel Outdoor’s continued breach of the terms of the agreement after being provided written notice of such breach by Mr. Coleman; (4) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation as determined by Clear Channel Outdoor in light of compensation for similarly situated employees; (5) a substantial and unusual reduction in responsibilities or authority; or (6) a reduction in Mr. Coleman’s base salary or annual bonus target.

April 2023 Coleman Employment Agreement

Pursuant to the April 2023 Coleman Employment Agreement, if Clear Channel Outdoor terminates Mr. Coleman’s employment without Cause or does not renew the agreement, or if Mr. Coleman terminates for Good Cause (each as defined therein), Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Coleman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Coleman, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Coleman’s current base salary for 12 months. Further, Mr. Coleman will be eligible for a pro-rata portion of the annual bonus, calculated based upon actual performance and pro-rated to reflect Mr. Coleman’s period of employment during the performance period through the date of termination. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Notwithstanding anything to the contrary set forth in any equity award agreements between the Company and Mr. Coleman (except in circumstances where treatment more favorable to Mr. Coleman is provided in any such equity award agreement), (x) any unvested Clear Channel Outdoor equity awards granted prior to the effective date of the April 2023 Coleman Employment Agreement (the “Effective Date”) will vest in full on the date of termination; (y) any unvested time-vesting equity awards granted after the Effective Date which are scheduled to vest within the 12 month period following the date of termination will vest in full on the date of termination; and (z) any outstanding and unvested performance stock units granted after the Effective Date will vest as follows: (i) one-third of the target number of shares underlying the performance stock units are eligible to vest if the date of termination is before the date which is two years prior to the vesting date (as defined in the applicable award agreement), (ii) two-thirds of the target number of shares underlying the performance stock units are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date, and (iii) one hundred percent of the target number of shares underlying the performance stock units are eligible to vest if the date of termination is on or after the date which is one year prior to the vesting date. The portion of the performance stock units eligible to vest will remain outstanding and eligible to be earned at the end of the applicable performance period based on the relative total shareholder return performance (or other applicable performance metric) as outlined in the applicable award agreement and, if earned, will then be distributed to Mr. Coleman within 60 days.

The other terms of the April 2023 Coleman Employment Agreement are substantially similar to those of the 2022 Coleman Employment Agreement.

56 Notice and Proxy Statement 2024

December 2023 Coleman Employment Agreement

In the event that Mr. Coleman is terminated without Cause, resigns for Good Cause or if Mr. Coleman’s employment is terminated on the Transition Date, in each case, subject to Mr. Coleman’s timely execution and non-revocation of a release of claims in a form satisfactory to Clear Channel Outdoor, Mr. Coleman will receive the following severance payments and benefits: (i) continued base salary for 12 months following the termination date; (ii) eligibility to receive a pro rata portion of the annual bonus for the year in which such termination occurs, calculated based on actual performance and prorated based on the number of days he was employed during such year; and (iii) notwithstanding anything to the contrary set forth in any of the applicable award agreements, in the event that Mr. Coleman and Clear Channel Outdoor do not enter into the Coleman Consulting Agreement, (x) any unvested equity awards granted prior to April 1, 2023 will accelerate and vest as of the termination date, (y) any unvested time-vesting equity awards granted after April 1, 2023 that are scheduled to vest within the 12-month period following the date of termination will accelerate and vest as of the termination date, and (z) any outstanding and unvested PSUs granted after April 1, 2023 will vest as follows: (1) one-third of the target number of PSUs will be eligible to vest if the termination date is before the date that is two years prior to the applicable vesting date, (2) 2/3rds of the target number of PSUs will be eligible to vest if the termination date is on or after the date that is two years prior to the applicable vesting date but before the date that is one year prior to the applicable vesting date, or (3) 100% of the target number of PSUs will be eligible to vest if the termination date is on or after the date that is one year prior to the applicable vesting date. The portion of PSUs eligible to vest pursuant to the foregoing will remain outstanding and eligible to be earned at the end of the applicable performance period based on achievement of the applicable performance metric, as outlined in the applicable award agreement, and, if earned, will be distributed to Mr. Coleman within 60 days of the end of such performance period. In the event that Mr. Coleman and Clear Channel Outdoor enter into the Coleman Consulting Agreement, Mr. Coleman’s unvested equity awards will remain outstanding and eligible to vest pursuant to the terms of the applicable award agreements and the 2021 Plan during the period Mr. Coleman provides services to Clear Channel Outdoor pursuant to the Coleman Consulting Agreement, and any of Mr. Coleman’s equity awards that remain unvested following the termination of Mr. Coleman’s consulting services pursuant to the Coleman Consulting Agreement will vest in accordance with the Coleman Consulting Agreement (as described below).

The payments provided to Mr. Coleman upon termination due to death, disability or for cause are substantially similar to the 2022 Coleman Employment Agreement. The terms “Cause” and “Good Cause” are substantially similar to the terms in the 2022 Coleman Employment Agreement.

Coleman Consulting Agreement

If the Consulting Term is terminated by Clear Channel Outdoor for any reason, subject to Mr. Coleman’s timely execution and non-revocation of a release of claims in a form satisfactory to Clear Channel Outdoor, Mr. Coleman will receive a lump sum cash payment equal to the aggregate consulting fee in respect of the portion of the Consulting Term that has not yet lapsed as of such termination date. However, if Mr. Coleman materially breaches his obligations under the Coleman Consulting Agreement or the restrictive covenants set forth in the December 2023 Coleman Employment Agreement, he will not receive such lump sum payment and will only receive payment of any consulting fee accrued but unpaid through such termination date. Mr. Coleman may terminate the Coleman Consulting Agreement for any reason upon 60 days prior written notice to the Company, and upon such a termination, the Company’s only obligations to Mr. Coleman will be payment of any consulting fee accrued but unpaid through such termination date and to provide the equity award treatment described below.

Upon the date of termination of the Consulting Term (such date, the “Consultancy End Date”), (x) any unvested equity awards granted prior to April 1, 2023 will accelerate and vest as of the Consultancy End Date, (y) any unvested time-vesting equity awards granted after April 1, 2023 that are scheduled to vest within the 12-month period following the Consultancy End Date will accelerate and vest as of the Consultancy End Date, and (z) any outstanding and unvested PSUs granted after April 1, 2023 will vest as follows: (1) one-third of the target number of PSUs will be eligible to vest if the Consultancy End Date is before the date that is two years prior to the applicable vesting date, (2) 2/3rds of the target number of PSUs will be eligible to vest if the Consultancy End Date is on or after the date that is two years prior to the applicable vesting date but before the date that is one year prior to the applicable vesting date, or (3) 100% of the target number of PSUs will be eligible to vest if the Consultancy End Date is on or after the date that is one year prior to the applicable vesting date. The portion of PSUs eligible to vest pursuant to the foregoing will remain outstanding and eligible to be earned at the end of the applicable performance period based on achievement

Notice and Proxy Statement 2024 57

of the applicable performance metric, as outlined in the applicable award agreement, and, if earned, will be distributed to Mr. Coleman within 60 days of the end of such performance period.

Lynn A. Feldman

Termination due to Death. If Ms. Feldman’s employment is terminated due to death, Clear Channel Outdoor will pay to her designee or, if no designee, to her estate her accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, any business expenses incurred by Ms. Feldman but not yet reimbursed and any other payments required under applicable employee benefit plans, equity plans or equity award agreements (collectively, the “Accrued Obligations”).

Termination due to Disability. If Ms. Feldman’s employment is terminated due to disability, Clear Channel Outdoor will pay all Accrued Obligations to her.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment for Cause, Clear Channel Outdoor will pay to Ms. Feldman accrued and unpaid base salary through the termination date and any payments required under applicable benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor / Termination by Ms. Feldman for Good Cause. If Clear Channel Outdoor terminates Ms. Feldman’s employment without Cause or does not renew the Feldman Employment Agreement, or if Ms. Feldman terminates for Good Cause, Clear Channel Outdoor will pay her the Accrued Obligations. In addition, if Ms. Feldman signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Ms. Feldman, in periodic payments in accordance with ordinary payroll practices and deductions, Ms. Feldman’s current base salary for 12 months. Further, Ms. Feldman will be eligible for a pro-rata portion of the annual bonus, calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Ms. Feldman is eligible only if a bonus would have been earned by the end of the calendar year, and such pro-rata bonus will be paid at the time annual bonuses are paid to other Clear Channel Outdoor employees. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year. Any unvested time-vesting equity awards scheduled to vest within 12 months following the termination date will vest in full on the date of termination. Any outstanding and unvested RSUs that are subject to performance-based vesting will vest (i) one-third of the target shares are eligible to vest if the date of termination is before the date of which is two years prior to the vesting date, (ii) 2/3 of the target shares are eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date and (iii) 100% of the target shares are eligible to vest if the date of termination is on or after the date which is one year prior to the vesting date. The portion of the RSUs that are subject to performance-based vesting that remain outstanding and eligible to be earned at the end of the applicable performance period based on the Relative TSR Performance (or other applicable performance metric) as outlined in the applicable award agreement will, if earned, then be distributed to Ms. Feldman within 60 days.

Non-Renewal by Ms. Feldman. If Ms. Feldman gives notice of non-renewal of the Feldman Employment Agreement in accordance with its terms, Clear Channel Outdoor will pay her the Accrued Obligations.

If Ms. Feldman is in breach of any post-employment obligations or covenants, or if Ms. Feldman is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Ms. Feldman is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease. However, if Ms. Feldman’s new base salary is less than her previous base salary, Clear Channel Outdoor shall pay Ms. Feldman the difference between her previous and new base salary for the remainder of the severance pay period.

Under the agreement, “Cause” is generally defined as Ms. Feldman’s: (1) willful misconduct; (2) material non-performance of her duties (other than due to disability); (3) repeated failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Ms. Feldman, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of her employment agreement; or (6) a material violation of Clear Channel Outdoor’s written employment and management policies.

58 Notice and Proxy Statement 2024

The term “Good Cause” includes: (1) a material and substantial diminution of duties or responsibilities or Ms. Feldman’s removal as executive vice president and/or general counsel; (2) a required relocation of Ms. Feldman’s principal place of work to a location more than 30 miles from the current location in New York, New York; or (3) a significant reduction in Ms. Feldman’s base salary or annual bonus target.

Justin Cochrane

If Mr. Cochrane’s employment is terminated by his death, subject to remaining a member of the Group Personal Pension Plan through such date, he is entitled to an amount equal to four times his base salary.

The Cochrane Agreement can be terminated upon 12 months’ notice from Clear Channel UK to Mr. Cochrane; provided that, Clear Channel UK may provide payment of Mr. Cochrane’s base salary for the remaining notice period in lieu of notice. Clear Channel UK may place Mr. Cochrane on garden leave during the applicable notice period, during which time Mr. Cochrane will continue to receive his base salary and other pension and insurance benefits.

Clear Channel UK may terminate Mr. Cochrane’s employment in the event of any serious breach by Mr. Cochrane of the terms of the Cochrane Agreement or of any breach of the disciplinary rules of the company or of any other rules or regulations applicable to Mr. Cochrane’s employment. In the event Mr. Cochrane’s employment is terminated for gross misconduct, he is not entitled to pay in lieu of notice.

Jason A. Dilger

Termination due to Death. If Mr. Dilger’s employment is terminated by his death, Clear Channel Outdoor will pay to his designee or, if no designee, to his estate his accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination due to Disability. If Mr. Dilger’s employment is terminated due to disability, he will receive all accrued and unpaid base salary and any unpaid prior year bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor for Cause. If Clear Channel Outdoor terminates Mr. Dilger’s employment for Cause, Clear Channel Outdoor will pay to Mr. Dilger his accrued and unpaid base salary through the termination date and any payments required under applicable employee benefit plans.

Termination by Clear Channel Outdoor without Cause / Non-renewal by Clear Channel Outdoor. If Clear Channel Outdoor terminates Mr. Dilger’s employment without Cause or does not renew the Dilger Amended and Restated Employment Agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, and any payments required under applicable employee benefit plans. In addition, if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, Clear Channel Outdoor will pay Mr. Dilger, in periodic payments in accordance with ordinary payroll practices and deductions, Mr. Dilger’s current base salary for 12 months. Further, Mr. Dilger will be eligible for a pro-rata portion of the annual bonus, calculated based upon actual performance and paid at the time annual bonuses are paid to other Clear Channel Outdoor employees. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year.

Non-Renewal by Mr. Dilger. If Mr. Dilger gives notice of non-renewal of the agreement, Clear Channel Outdoor will pay his accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then-current employment period, and if Mr. Dilger signs a severance agreement and general release of claims in a form satisfactory to Clear Channel Outdoor, then Clear Channel Outdoor will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Mr. Dilger an amount equal to his pro-rata base salary through the end of the then-current employment period.

If Mr. Dilger is in breach of any post-employment obligations or covenants, or if Mr. Dilger is hired or engaged in any capacity by any competitor of Clear Channel Outdoor, in Clear Channel Outdoor’s sole discretion, in any location during any severance pay period, the severance payments described above shall cease.

If Mr. Dilger is rehired by Clear Channel Outdoor during any severance pay period, severance payments shall cease; however, if Mr. Dilger’s base salary following such rehiring is less than his base salary in effect immediately prior to his termination, Clear Channel Outdoor shall pay Mr. Dilger, for the remainder of the severance pay period, the pro-rata difference between his base salary as in effect immediately prior to the termination and his salary following such rehiring.

Notice and Proxy Statement 2024 59

Under the agreement, “Cause” is generally defined as Mr. Dilger’s: (1) willful misconduct; (2) non-performance of duties (other than due to disability); (3) failure to follow lawful directives; (4) felony conviction, a plea of nolo contendere to a felony by Mr. Dilger, or other conduct that has or would result in material injury to Clear Channel Outdoor’s reputation; (5) a material breach of the Dilger Amended and Restated Employment Agreement; or (6) a significant violation of Clear Channel Outdoor’s written employment and management policies.

Equity Award Treatment

Pursuant to the terms of the 2021 Plan and applicable award agreements, if an NEO’s employment terminates due to death or disability, then unvested RSUs and PSUs will vest in full (with such vesting to be at the target level with respect to PSUs), and unvested restricted stock awards will be forfeited for no consideration. If an NEO’s employment terminates due to Retirement (as defined in the applicable award agreement), with respect to then-unvested RSUs, the NEO will vest in the portion of the award that would have vested in the ordinary course during the 12-month period following such Retirement. With respect to then-unvested PSUs, the NEO will be eligible to vest in a pro-rata portion of the award such that (i) if the Retirement date occurs before the date which is two years prior to the vesting date, one-third of the target shares will be eligible to vest; (ii) if the Retirement date occurs on or after the date which is two years prior to the vesting date but before the date which is one year prior to the vesting date, two-thirds of the target shares will be eligible to vest; and (iii) if the Retirement date occurs on or after the date which is one year prior to the vesting date, 100% of the target shares will be eligible to vest. The portion of the PSUs that are eligible to vest will remain outstanding and eligible to be earned at the end of the applicable performance period as outlined in the applicable award agreement and, if earned, will then be distributed to the NEO within 60 days. Any then-unvested RSUs and PSUs will be forfeited for no consideration.

Upon a Change in Control (as defined in the applicable award agreement), the Compensation Committee may elect to (i) accelerate the vesting of all or a portion of the award, (ii) cancel the award and pay the NEO an amount of cash, shares of stock or combination thereof equal to the Change in Control Price (as defined in the applicable award agreement) for a number of shares equal to the vested RSUs or target number of PSUs, (iii) provide for the assumption, substitution or continuation of RSUs or PSUs by the successor company or a parent or subsidiary of the successor company, (iv) with respect to PSUs, certify the extent to which the performance conditions have been achieved prior to the conclusion of the performance period, with such PSUs to remain subject to time-based vesting conditions through the conclusion of the performance period, or (v) make such adjustments to the RSUs or PSUs then outstanding as the Compensation Committee deems appropriate to reflect such Change in Control; provided, however, the Compensation Committee may determine that no adjustment is necessary.

In the event that an NEO is terminated by the Company without Cause (as defined in the applicable award agreement) within 12 months following a Change in Control, then 100% of then-unvested RSUs and restricted stock awards will vest and then-unvested PSUs will vest at target level.

Post-Employment Table

The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of those NEOs. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In addition, the table does not include amounts payable pursuant to plans that are available generally to all salaried employees. The actual amounts to be paid out can only be determined at the time of such change in control or such executive officer’s termination of service.

60 Notice and Proxy Statement 2024

Potential Payments Upon Termination or Change in Control(a)

Name	Benefit	Termination without “Cause” or Resignation for “Good Reason”		Termination due to “Disability”	Termination due to Death		Retirement or Resignation without “Good Reason”	“Change in Control” without Termination(b)	“Change in Control” with Termination

Scott R. Wells	Cash payment	$3,833,392	(c)	$—	$—		$—	$—	$3,833,392	(c)
	Cash Value of Benefits(d)	$16,439		$—	$—		$—	$—	$16,439
	Vesting of equity awards(e)	$3,089,357		$6,008,075	$6,008,075		$—	$—	$6,008,075
	TOTAL	$6,939,188		$6,008,075	$6,008,075		$—	$—	$9,857,906

Brian D. Coleman	Cash payment	$1,253,201	(f)	$—	$—		$—	$—	$1,253,201	(f)
	Vesting of equity awards(e)	$1,998,925		$3,151,592	$3,151,592		$—	$—	$3,151,592
	TOTAL	$3,252,126		$3,151,592	$3,151,592		$—	$—	$4,404,793

Lynn A. Feldman	Cash payment	$1,202,147	(f)	$—	$—		$—	$—	$1,202,147	(f)
	Vesting of equity awards(e)	$1,184,323		$2,061,945	$2,061,945		$—	$—	$2,061,945
	TOTAL	$2,386,470		$2,061,945	$2,061,945		$—	$—	$3,264,092

Justin Cochrane	Cash payment	$466,244	(g)	$—	$1,864,976	(h)	$—	$—	$—
	Vesting of equity awards(e)	$—		$1,349,395	$1,349,395		$—	$—	$1,349,395
	TOTAL	$466,244		$1,349,395	$3,214,371		$—	$—	$1,349,395

Jason A. Dilger	Cash payment	$593,070	(f)	$—	$—		$—	$—	$593,070	(f)
	Vesting of equity awards(e)	$—		$787,348	$787,348		$—	$—	$787,348
	TOTAL	$593,070		$787,348	$787,348		$—	$—	$1,380,418

(a)	Amounts reflected in the table were calculated assuming the triggering event occurred on December 31, 2023.

(b)

Amounts reflected in the “Change in Control without Termination” column were calculated assuming that no termination occurred after the change in control. The values of any additional benefits to the NEOs that would arise only if a termination were to occur after a change in control are disclosed in the footnotes to the “Change in Control with Termination” or other applicable columns.

(c)

Represents the sum of (1) 1.5 times Mr. Wells’ base salary at termination, (2) the pro rata portion of Mr. Wells’ annual bonus based on actual performance for the year ended December 31, 2023, and (3) his annual target bonus for the year ended December 31, 2023, pursuant to Mr. Wells’ employment agreement.

(d)

The value associated with the continued provision of health benefits are based on COBRA premiums for health insurance less the amount Mr. Wells would have paid to continue the same coverage if he remained employed for the 18 months following termination, pursuant to Mr. Wells’ employment agreement.

(e)

Amounts reflect the value of unvested Clear Channel Outdoor equity awards held by the respective NEOs on December 31, 2023, that are subject to accelerated vesting. This value is based upon the closing price of Clear Channel Outdoor’s common stock on December 31, 2023 of $1.82, but it excludes stock options with an exercise price exceeding the closing price of Clear Channel Outdoor’s common stock on December 31, 2023. The value of vested equity awards and equity awards that continue to vest and/or remain exercisable following termination (but vesting is not accelerated) are not included in this table.

(f)

Represents the sum of (1) 1.0 times the NEO’s base salary at termination, and (2) the pro rata portion of the NEO’s annual bonus based on actual performance for the year ended December 31, 2023 pursuant to the NEO’s employment agreement.

(g)

The Cochrane Agreement can be terminated upon 12 months’ notice from Clear Channel UK to Mr. Cochrane; provided that, Clear Channel UK may provide payment of Mr. Cochrane’s base salary for the remaining notice period in lieu of notice. The amount reported assumes that Clear Channel UK elected to provide payment in lieu of notice.

(h)	Represents a cash payment equal to four times Mr. Cochrane’s annual base salary.

Notice and Proxy Statement 2024 61

PAY VERSUS PERFORMANCE
The following table sets forth certain information with respect to Clear Channel Outdoor’s financial performance and the compensation actually paid to our principal executive officer (“PEO”) and the average compensation actually paid to our other NEOs for the years ended on December 31, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO (a)	Compensation Actually Paid to PEO (a)(b)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers (c)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (b)(c)		Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (e)	CCOH Plan Adjusted EBITDA (f)
							Total Shareholder Return (d)	Current Peer Group Total Shareholder Return (d)

2023	$4,754,224	$7,105,140	(g)	$1,842,585	$2,591,310	(g)	$64	$97	($308,816,000)	$571,374,441

2022	$5,962,621	($1,048,564)		$1,895,137	($1,099,639)		$37	$93	($94,388,000)	$632,587,236

2021	$6,234,771	$11,854,376		$2,880,092	$5,492,876		$116	$110	($433,120,000)	$496,603,373

2020	$4,537,958	$4,047,663		$1,676,961	$1,528,992		$58	$96	($600,226,000)	$162,508,046

(a)
The names of the PEO of the Company reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2023 and 2022, Mr. Wells, and (ii) for fiscal years 2021 and 2020, Mr. Christopher W. Eccleshare.

(b)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(c)
The names of each
non-PEO
NEO reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2023, Messrs. Coleman, Cochrane and Dilger and Ms. Feldman; (ii) for fiscal year 2022, Messrs. Coleman and Dilger and Ms. Feldman; and (iii) for fiscal years 2021 and 2020, Messrs. Wells, Coleman and Dilger and Ms. Feldman.

(d)
The Company’s TSR and the Company’s peer group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The peer group used to determine the Company’s peer group TSR for each applicable fiscal year is the same peer group that was used for purposes of disclosing our executive compensation benchmarking practices, as described in the section titled “Role of the Executive Compensation Peer Group.” In 2023, following the Compensation Committee’s decision to revise our peer group to include more technology-driven companies whose business model and strategy are more technology-centric, we added three new peers (Criteo S.A., Yelp, Inc and Ziff Davis, Inc). The table below reports the TSR for each applicable fiscal year for our peer group used in fiscal year 2022.

	Total Shareholder Return	Previous Peer Group Total Shareholder Return

2023	$64	$96

2022	$37	$93

2021	$116	$107

2020	$58	$95

(e)	Represents the amount of consolidated net income (loss) reflected in the Company’s audited financial statements for each applicable fiscal year.

62 Notice and Proxy Statement 2024

(f)
We have selected CCOH Plan Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2023. CCOH Plan Adjusted EBITDA is the adjusted EBITDA amount used for executive bonus calculations, which excludes bonus expense. Below is a reconciliation of consolidated net loss to CCOH Plan Adjusted EBITDA for fiscal years 2020, 2021, 2022 and 2023.

(in thousands)	2023	2022 (1)	2021 (1)	2020 (1)

Consolidated net loss	$(308,816)	$(94,388)	$(433,120)	$(600,226)

Loss from discontinued operations	$151,709	—	—	—

Income tax expense (benefit)	$(17,217)	$(71,832)	$(34,528)	$(58,006)

Other expense (income), net	$(6,403)	$35,079	$(1,762)	$170

Loss/(gain) on extinguishment of debt	$(3,817)	—	$102,757	$5,389

Interest expense, net	$421,434	$362,680	$350,457	$360,259

Other operating expense (income), net	$11,769	$2,386	$(627)	$(53,614)

Impairment charges	—	$39,546	$118,950	$150,400

Depreciation and amortization	$241,828	$253,809	$253,155	$269,421

Share-based compensation	$20,330	$21,148	$19,398	$13,235

Restructuring and other costs	$24,399	$16,244	$47,840	$32,942

Adjusted EBITDA	$535,216	$564,672	$422,520	$119,970

Bonus Expense	$41,541	$53,035	$65,605	$16,281

FX Impact / Other	$(5,004)	$14,881	$8,478	$(358)

Divested Businesses (add back loss)	$(379)	—	—	$26,615

CCOH Plan Adjusted EBITDA	$571,374	$632,587	$496,603	$162,508

(1)	These years are presented based on historical financial statements prior to the application of discontinued operations during 2023 related to the sale of our Europe-South segment.

(g)
For fiscal year 2023, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO
NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2023, computed in accordance with Item 402(v) of Regulation
S-K:

	PEO	Average Non-PEO NEOs

Total Compensation Reported in 2023 Summary Compensation Table	$4,754,224	$1,842,585

Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2023 Summary Compensation Table	($2,675,832)	($807,629)

Plus, Year-End Fair Value of Awards Granted in 2023 that are Outstanding and Unvested	$3,842,140	$1,157,071

Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	$917,364	$265,782

Plus, Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2023	$—	$—

Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2023 (From Prior Year-End to Vesting Date)	$267,244	$133,501

Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2023	—	—

Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2023 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2023)	—	—

Total Adjustments	$2,350,916	$748,725

Compensation Actually Paid for Fiscal Year 2023	$7,105,140	$2,591,310

Notice and Proxy Statement 2024 63

Comparative Disclosure
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with the Company’s TSR over the four years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO
NEOs is comprised of equity awards. As described in more detail in the section titled “Supporting Our
Pay-for-Performance
Philosophy”, approximately 57% and 44% (averaged) of the value of total compensation awarded to the PEO and non-PEO
NEOs in 2023, respectively, was comprised of equity a
wards.

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with the Company’s net income (loss) between 2020 and 2021. Although our net loss decreased during 2022 and increased slightly during 2023, the ‘compensation actually paid’ to our PEO and non-PEO
NEOs decreased in 2022 and increased in 2023 because a significant portion of their ‘compensation actually paid’ is comprised of equity awards, which decreased in value during 2022 and increased in 20
23.

64 Notice and Proxy Statement 2024

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO
NEOs is generally aligned with CCOH Plan Adjusted EBITDA used for bonus purposes between 2020 and 2021. Although our CCOH Plan Adjusted EBITDA increased during 2022 and decreased during 2023, the ‘compensation actually paid’ to our PEO and non-PEO
NEOs decreased in 2022 and increased in 2023 because a significant portion of their ‘compensation actually paid’ is comprised of equity awards, which decreased in value during 2022 and increased in 20
23.

Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2023. The performance measures included in this table are not ranked by relative importance.

Tabular List
Overall CCOH Plan Adjusted EBITDA
Europe Division Plan Adjusted EBITDA
Company TSR Relative to S&P 600
Company Stock Price

Notice and Proxy Statement 2024 65

PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Scott Wells, our President and Chief Executive Officer. The rules adopted by the SEC require a registrant to identify its median employee only once every three years if there has been no change to the registrant’s employee population or employee compensation arrangements that would result in a significant change to the pay ratio disclosure. Because we have had no changes to our employee population or compensation arrangements that would significantly impact our pay ratio disclosure, the employee representing the median paid employee for 2023 is the same employee selected for 2022. For 2023, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $52,201; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $4,754,224.

Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 91 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

1.

There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure. We identified the median employee as of December 31, 2022.

2.	We determined that, as of December 31, 2022, our employee population consisted of approximately 4,748 individuals working at Clear Channel Outdoor and its consolidated subsidiaries.

3.	Of our employee population as of December 31, 2022, 1,570 were U.S. employees and 3,178 were non-U.S. employees.

4.

For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the 12-month period ended December 31, 2022.

5.

We gathered our total cash compensation information for the 12-month period ended December 31, 2022 from payroll records of each of our business units and applied this compensation measure consistently to all our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee. Amounts in foreign currency were converted from local currency to U.S. dollars using the average daily exchange rate of each country’s respective currency to U.S. dollars for the 12 months ended December 31, 2022.

6.

Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $52,201. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table included in this Proxy Statement.

66 Notice and Proxy Statement 2024

RELATIONSHIP OF COMPENSATION POLICIES AND PROGRAMS TO RISK MANAGEMENT

In consultation with the Compensation Committee, management conducted an assessment of whether Clear Channel Outdoor’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, the Compensation Committee has focused on aligning Clear Channel Outdoor’s compensation policies with the long-term interests of Clear Channel Outdoor and avoiding rewards or incentive structures that could create unnecessary risks to Clear Channel Outdoor.

Management reported its findings to the Compensation Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on Clear Channel Outdoor.

DIRECTOR COMPENSATION

The individuals who served as members of our Board (other than Mr. Wells) during 2023 are set forth in the table below. Only our independent directors are compensated for serving as directors of Clear Channel Outdoor. As President and Chief Executive Officer, Mr. Wells does not receive compensation for his service on our Board. His compensation is shown in the table entitled “2023 Summary Compensation Table.”

On April 30, 2019, our board of directors approved a director compensation program for independent directors providing for an annual retainer of $75,000 in cash and $150,000 in equity. The equity is in the form of RSUs and is granted annually, with vesting prior to the subsequent year’s annual meeting of stockholders. Directors have the option to choose to receive up to 100% of their retainer in RSUs.

Non-independent directors do not receive additional fees for meeting attendance. The Chair of our board of directors (as long as the Chair is not an employee) receives an annual fee of $50,000, the Chair of the Audit Committee receives an annual fee of $25,000, the Chair of the Compensation Committee receives an annual fee of $20,000, and on October 21, 2021, our board of directors approved an increase to the annual fee payable to the Chair of the Nominating and Corporate Governance Committee, resulting in a total annual fee of $15,000. Members of the Audit Committee (other than the Chair) receive an annual fee of $15,000, members of the Compensation Committee (other than the Chair) receive an annual fee of $10,000, and members of the Nominating and Corporate Governance Committee (other than the Chair) receive an annual fee of $7,500.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a) ($)	Total ($)

John Dionne	$97,500	$150,000	$247,500

Lisa Hammitt	$92,500	$150,000	$242,500

Andrew Hobson	$100,000	$150,000	$250,000

Thomas King	—	$244,998	$244,998

Joe Marchese	—	$242,499	$242,499

W. Benjamin Moreland	—	$274,999	$274,999

Mary Teresa Rainey(b)	$106,058	$150,000	$256,058

Jinhy Yoon	—	—	—

(a)

Amounts in the Stock Awards column reflects the full grant date fair value of stock awarded under our 2012 Amended and Restated Stock Incentive Plan during 2023, computed in accordance with the requirements of FASB ASC Topic 718, but excluding any impact of estimated forfeiture rates as required by SEC regulations.

Notice and Proxy Statement 2024 67

Each of Messrs. Dionne, Hobson, King, Marchese and Moreland and Mses. Hammit and Rainey were granted 85,714 time-based RSUs on February 16, 2023. These awards were outstanding on December 31, 2023 and vested in full on January 1, 2024.

In addition, Messrs. King, Marchese and Moreland elected to receive their annual retainer and committee fees in the form of time-based RSUs. Mr. King received 54,285 RSUs, Mr. Marchese received 52,857 RSUs and Mr. Moreland received 71,428 RSUs. Each award vested one-fourth on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024.

For the restricted stock unit awards, the grant date fair value is based on the closing price of our common stock on the date of grant.

For further discussion of the assumptions made in valuation, see also Note 13-Stockholders’ Deficit beginning on page 91 of our 2023 Annual Report on Form 10-K.

(b)

The cash fees paid to Ms. Rainey were converted to GBP based on the exchange rate at the time of payment. Amounts shown here have been converted back to USD based on the average 2023 exchange rate of $1=£0.8043.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

During 2023, Messrs. King and Marchese and Ms. Hammitt served as the members of our Compensation Committee. There were no “interlocks” among any of the directors who served as members of our Compensation Committee and any of our executive officers during 2023 and as of the date of this Proxy Statement. During 2023, no member of our Compensation Committee simultaneously served as an executive officer of Clear Channel Outdoor. No member of our Compensation Committee had a relationship with us that requires disclosure under Item 404 of Regulation S-K.

68 Notice and Proxy Statement 2024

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICY ON REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We have adopted formal written policies and procedures for the review and approval of certain related party transactions involving us and one of our executive officers, directors or nominees for director or owners of more than 5% of any class of our voting securities, and which may be required to be reported under the SEC’s disclosure rules. Such transactions must be pre-approved by the Audit Committee of our Board (other than the directors involved, if any) or by a majority of disinterested directors. In addition, if our management, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to convene the Audit Committee to approve a particular transaction, then the Board has delegated authority to the Chair of the Audit Committee to pre-approve such transactions. The Chair of the Audit Committee reports to the Audit Committee any transactions reviewed by him pursuant to this delegated authority at the next Audit Committee meeting. The primary considerations with respect to the approval of related party transactions are the overall fairness of the terms of the transaction to us and that they are not inconsistent with our and our stockholder interests.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Ted White, one of our directors, is the Co-Founder and a Managing Director of Legion Partners Asset Management, LLC. On January 31, 2024, Clear Channel Outdoor entered into a Cooperation Agreement (the “Cooperation Agreement”) with Legion Partners, which beneficially owns approximately 5.4% of our common stock. Pursuant to the terms of the Cooperation Agreement, the Board appointed Mr. White to the Board and as a member of the Audit Committee, effective January 31, 2024. Additionally, the Company agreed that the Nominating and Corporate Governance Committee of the Board will initiate a search process for a new independent director with out-of-home industry experience to be appointed to the Board by September 30, 2024 and that the size of the Board will not exceed 10 members during the Cooperation Period (as defined below). Legion Partners agreed in the Cooperation Agreement to abide by certain voting commitments, standstill, confidentiality and mutual non-disparagement provisions (subject to certain customary carveouts) that generally remain in place during the period beginning January 31, 2024 and ending upon the earlier of (x) 30 days prior to the director nomination deadline for Clear Channel Outdoor’s 2025 annual meeting of stockholders and (y) the date that is 120 days prior to the first anniversary of the Annual Meeting (the “Cooperation Period”). In addition, the Cooperation Agreement provides for the reimbursement of certain reasonable, documented out-of-pocket fees and expenses of Legion Partners that shall not exceed $100,000 in the aggregate.

Except pursuant to the Cooperation Agreement and in connection with Mr. White’s appointment to the Board, there have been no transactions or arrangements between Clear Channel Outdoor and Legion Partners.

Notice and Proxy Statement 2024 69

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee concerns the Audit Committee’s activities regarding oversight of Clear Channel Outdoor’s financial reporting and auditing process, and it does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Clear Channel Outdoor specifically incorporates this Report by reference therein.

The Audit Committee is comprised solely of independent directors, and it operates under a written charter adopted by the Board. The charter reflects standards set forth in SEC regulations and NYSE rules. In addition, the composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The full text of the Audit Committee’s charter can be found on Clear Channel Outdoor’s website at investor.clearchannel.com.

As set forth in more detail in its charter, the Audit Committee assists the Board in its general oversight of Clear Channel Outdoor’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of Clear Channel Outdoor’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the independent registered public accounting firm that serves as Clear Channel Outdoor’s independent auditor, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of Clear Channel Outdoor’s internal and external auditors, including the audit scope and staffing, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace Clear Channel Outdoor’s independent auditor. The Audit Committee also reviews the risk management and compliance processes and internal controls over financial reporting and the results of the internal and external audit work with regard to the adequacy and appropriateness of Clear Channel Outdoor’s financial, accounting and internal controls. Management and independent auditor presentations to, and discussions with, the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions among management and the independent auditor. In addition, the Audit Committee generally oversees Clear Channel Outdoor’s internal compliance programs.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

In overseeing the preparation of Clear Channel Outdoor’s financial statements, the Audit Committee met with both management and Clear Channel Outdoor’s independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

With respect to Clear Channel Outdoor’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence and received from the independent auditors their letter and the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

70 Notice and Proxy Statement 2024

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that Clear Channel Outdoor’s audited financial statements be included in Clear Channel Outdoor’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Andrew Hobson, Chair
John Dionne
Mary Teresa Rainey Ted White

Notice and Proxy Statement 2024 71

AUDITOR FEES

The following fees for services provided by Ernst & Young LLP were incurred by Clear Channel Outdoor with respect to the years ended December 31, 2023 and 2022:

	Years Ended December 31,

(In thousands)	2023	2022

Audit Fees(a)	$4,956	$4,928

Audit-Related Fees(b)	83	99

Tax Fees(c)	3,072	2,955

All Other Fees(d)	2	14

Total Fees for Services	$8,113	$7,996

(a)

Audit Fees include professional services rendered for the audit of annual financial statements and reviews of quarterly financial statements. This category also includes fees for statutory audits required internationally, services associated with private placements, work performed by tax professionals in connection with the audit or quarterly reviews and accounting consultation and research work necessary to comply with financial reporting and accounting standards.

(b)

Audit-Related Fees include assurance and related services not reported under annual Audit Fees that reasonably relate to the performance of the audit or review of our financial statements and are not reported under Audit Fees, including attest and agreed-upon procedures services not required by statute or regulations and employee benefit plan audits required internationally.

(c)

Tax Fees include professional services rendered for tax compliance and tax planning advice provided domestically and internationally, except those provided in connection with the audit or quarterly reviews.

(d)	All Other Fees include fees for products and services other than those in the above three categories.

Clear Channel Outdoor’s Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to Clear Channel Outdoor is compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for Clear Channel Outdoor by its independent auditor. The Chair of the Audit Committee may represent the entire committee for the purposes of pre-approving permissible non-audit services, provided that the decision to pre-approve any service is disclosed to the Audit Committee no later than its next scheduled meeting.

72 Notice and Proxy Statement 2024

PROPOSAL 2: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve an advisory resolution on our executive compensation as reported in this Proxy Statement. As described above in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that compensation of our named executive officers should be directly and materially linked to operating performance. The fundamental objective of our compensation program is to attract, retain and motivate top quality executives through compensation and incentives that are competitive with the various labor markets and industries in which we compete for talent and that align the interests of our executives with the interests of our stockholders.

Overall, we have designed our compensation program to:

•	support our business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	align executive performance with stockholder interests.

We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing in this Proxy Statement, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement for the 2024 Annual Meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative.

This resolution, commonly referred to as a “say-on-pay” resolution, is advisory, which means that the vote is not binding on Clear Channel Outdoor, our Board or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather is related to the overall compensation of our named executive officers, as described in this Proxy Statement pursuant to the rules of the SEC. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board recommends that you vote “FOR” approval of the advisory resolution on executive compensation above. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Notice and Proxy Statement 2024 73

PROPOSAL 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS

Our Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Amended Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the personal liability of certain of our officers in limited circumstances, as permitted by recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”).

In August 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain of their officers in limited circumstances. As amended, Section 102(b)(7) of the DGCL provides that certain officers, namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of the State of Delaware’s long-arm jurisdiction statute, may be exculpated against liability to the corporation and its stockholders for monetary damages for breach of fiduciary duty, subject to specified limitations and exceptions. Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware corporations were permitted to exculpate only their directors from personal liability in limited circumstances. As a result, stockholder plaintiffs employed tactics of bringing certain claims against individual corporate officers when such claims would otherwise be exculpated and dismissed if brought against a corporation’s directors. Section 102(b)(7) of the DGCL was amended to rectify the inconsistent treatment between a corporation’s officers and directors and address rising litigation and insurance costs for corporations.

Currently, Article VIII of the Certificate of Incorporation eliminates of the personal liability of our directors to Clear Channel Outdoor and our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL. However, the Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from accepting or continuing service with Clear Channel Outdoor. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. This is especially the case in the current litigious environment where stockholder plaintiffs have employed a tactic of bringing certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims. The proposed amendment would align the protections for our officers with those protections currently afforded to our directors.

In addition, the Board believes the proposed amendment would better position Clear Channel Outdoor to attract top officer candidates. In the absence of this exculpatory protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of Clear Channel Outdoor.

The Board also took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to Section 102(b)(7) of the DGCL, as amended, the limited number of our officers that would be impacted and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with Section 102(b)(7) of the DGCL, as amended, including the ability to further enable our officers to best exercise their business judgment in furtherance of stockholder interests.

Given the limited class and type of claims for which certain of our officers’ liability would be eliminated, the fact that it would be consistent with protections already afforded to our directors and the benefits that the Board believes would accrue to Clear Channel Outdoor and our stockholders as explained above, the Board has determined that it is in the best interests of Clear Channel Outdoor and our stockholders that the Certificate of Incorporation be amended to provide for the exculpation of certain of our officers as permitted by the recent amendments to the DGCL. The amendment would permit exculpation only for direct claims for breach of fiduciary duty but would not eliminate officers’ monetary liability for breach of the fiduciary duty claims brought by or in the right of Clear Channel Outdoor,

74 Notice and Proxy Statement 2024

which would include any claims brought by our stockholders derivatively in the name of Clear Channel Outdoor. In addition, the amendment would not apply to officers’ breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law and any transaction in which the officer derived an improper personal benefit. Further, the amendment would not apply to acts or omissions of officers occurring prior to the date when it becomes effective.

The form of Certificate of Amendment to effect the proposed amendment of the Certificate of Incorporation as described above (the “Certificate of Amendment”) is attached to this Proxy Statement as Appendix A and is considered part of Proxy Statement. If the Certificate of Amendment is approved by our stockholders at the Annual Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.

Approval of the Certificate of Amendment requires the affirmative vote of the holders of at least a majority of the voting power of our outstanding shares of capital stock entitled to vote thereon. If you abstain from voting (or direct your proxy to abstain from voting) on this proposal, while your shares will be considered present at the Annual Meeting for purposes of establishing a quorum for the conduct of business at the Annual Meeting, your abstention will have the same effect as a vote against this proposal because they are not affirmative votes “FOR” the proposal. This proposal is a non-routine matter. As a result, if you do not provide voting instructions with respect to this proposal, your shares may constitute broker non-votes, and no votes will be cast on your behalf, with respect to this proposal. Accordingly, such broker non-votes will have the same effect as a vote against this proposal because they are not affirmative votes “FOR” the proposal.

The Board recommends that you vote “FOR” the amendment to the Certificate of Incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law.

Notice and Proxy Statement 2024 75

PROPOSAL 4: APPROVAL OF THE ADOPTION OF THE CLEAR CHANNEL OUTDOOR HOLDINGS, INC. 2012 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Our Board approved and adopted the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan (as amended and restated, the “2024 Plan”) on March 14, 2024, subject to the approval our stockholders. If we do not obtain stockholder approval of the 2024 Plan, the current 2012 Second Amended and Restated Stock Incentive Plan (the “Prior Incentive Plan”) will remain in effect, without giving effect to the proposed amendment and restatement described herein, and will expire in accordance with its terms on February 23, 2031.

The Board adopted the 2024 Plan as a broad-based incentive compensation plan that provides for granting stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) and performance-based cash and stock awards. The Board believes that our success and long-term progress are dependent upon attracting and retaining our directors, officers, employees, consultants and advisers and aligning the interests of such individuals with those of our stockholders. The 2024 Plan gives the Compensation Committee the maximum flexibility to use various forms of incentive awards as part of our overall compensation program.

Assuming the 2024 Plan is approved, we intend to file a registration statement on Form S-8 to register the additional shares common stock that the Company will be authorized to issue under the 2024 Plan.

The following information regarding the 2024 Plan is being provided to you in connection with the solicitation of proxies for the approval of the 2024 Plan.

BACKGROUND

The 2024 Plan is necessary for us to continue to attract, retain and motivate our executives, employees, directors, consultants and advisers through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based cash and stock awards. One of the principal objectives of our compensation program is to align the interests of our executives, employees and directors with those of our stockholders. In order to do so, we rely on our ability to grant equity awards that directly link compensation to our stock price performance over time.

We believe that our success depends, in large part, on our ability to attract, retain and motivate employees with experience and ability. Our equity-based compensation plays a critical role in attracting, retaining and motivating those employees and in aligning their compensation with stockholder interests. Equity awards are a key competitive element of our total compensation package, without which we would be challenged to recruit top talent from a competitive marketplace for human capital. We use equity awards with multi-year vesting and/or performance metrics as a retentive tool in order to strengthen our ability to retain top talent and encourage long-term service. We also use equity awards to recognize individual contributions, to reward achievement of Clear Channel Outdoor goals and to promote the creation of long-term stockholder value by closely aligning the interests of executives, employees and directors with those of our stockholders.

As of February 29, 2024, there were 13,170,755 shares of our common stock available for future grants under the Prior Incentive Plan, assuming outstanding performance-based awards are counted at “maximum”. We estimate that the shares available for future awards, including the 36,700,000 additional shares if the 2024 Plan is approved, will be sufficient for equity awards for three to six years. However, the proposed share reserve could last for a shorter or longer period of time, such as might be the case if we experience unexpected opportunities to grow the business beyond our current annual operating plan, if we modify our long-term incentive mix and design, or if our stock price changes materially.

If our stockholders do not approve the 2024 Plan, we expect the share reserve under the Prior Incentive Plan to be exhausted within one year and thereafter we would no longer be able to grant equity awards as part of our total compensation package. In that event, we may need to consider other compensation alternatives, such as increasing

76 Notice and Proxy Statement 2024

cash compensation, which would have a negative impact on our reported results of operations, and we would be at a severe competitive disadvantage if we could not use equity awards to recruit and retain top talent. The Board believes that approval of the 2024 Plan will enable us to continue to grant equity awards in a manner that is consistent with market practices, which is important to allow us to competitively attract, retain, reward and motivate our executives, employees, directors, consultants and advisers who are critical to achieving our business goals.

Each year, the Compensation Committee and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. In determining the proposed share reserve under the 2024 Plan, and analyzing the impact of using equity awards as a means of compensation on our stockholders, the Compensation Committee considered: current market practices in the use of equity compensation; that the shares currently available under the Prior Incentive Plan may not be sufficient for awards to be granted in future years; our historical and expected future burn rate; the potential dilution of the 2024 Plan (as described below); our current stock price; recent experiences with respect to the value of equity awards expected by employees; and advice of the Compensation Committee’s compensation consultant.

Our Board believes that the proposed share reserve under the 2024 Plan represents a reasonable amount of potential dilution in light of the foregoing factors, is aligned with the practices of our compensation peer group, and will allow us to continue awarding equity awards, a critical component of our overall compensation program. Although the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders in granting equity awards. We remain committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.

HISTORICAL SHARE USAGE AND DILUTION

The following table sets forth information regarding awards granted and the burn rate for each of the last three fiscal years and the average burn rate over such period. For each fiscal year, the burn rate has been calculated as the quotient of (1) the sum of (i) RSUs granted in such year and (ii) PSUs earned in such year, divided by (2) the weighted average number of shares of our common stock outstanding at the end of such year.

	Fiscal Year Ended December 31			Three-Year Average
	2023	2022	2021

RSU Awards Granted	15,863,184	6,208,705	7,311,604	9,794,498

PSU Awards Granted	3,433,481	1,891,155	2,053,425	2,459,354

PSU Awards Earned	2,400,369	1,524,272	—	1,308,214

Weighted Average Shares Outstanding	481,727,000	474,362,000	468,491,000	474,860,000

Burn Rate	3.79%	1.63%	1.56%	2.33%

Stock Price as of Date of Annual Grant	$1.30	$2.59	$2.35	$2.08

Notice and Proxy Statement 2024 77

The Prior Incentive Plan is our only active employee equity plan with shares available for future issuance. The table below outlines key information regarding all of Clear Channel’s outstanding equity awards as of February 29, 2024 and the impact on potential dilution (or overhang) levels based on our shares of common stock outstanding and our request of 36,700,000 additional shares of common stock to be available for awards pursuant to the 2024 Plan.

Share Allocation and Potential Dilution as of February 29, 2024

Common stock outstanding(1)	483,720,129

Outstanding full value awards under the Prior Incentive Plan(2)	31,198,176

Stock options outstanding	3,254,125

Weighted average exercise price	$5.54

Weighted average remaining contractual life	3.95 years

Shares remaining for future issuance under the Prior Incentive Plan(2)	13,170,755

Current fully diluted overhang under Prior Incentive Plan(3)	8.96%

Shares requested under the 2024 Plan	36,700,000

Potential fully diluted overhang assuming 2024 Plan approval	14.84%

(1)	For purposes of this calculation, we used the most recent available number of common shares outstanding which is as of February 21, 2024.

(2)	For purposes of this calculation, we counted the shares subject to our performance-based restricted stock units (“PSUs”) using the maximum number of shares of common stock issuable under such awards.

(3)	Overhang includes shares remaining available for future issuance plus outstanding awards.

AMENDMENTS

The 2024 Plan is consistent in substance with the Prior Incentive Plan, except that:

•

subject to adjustments required by or permitted by the 2024 Plan, the number of shares of common stock available for grant under the 2024 Plan is (a) 36,700,000 shares of our common stock, $0.01 par value per share, plus (b) 64,142,027, which represents the number of shares of our common stock reserved under the Prior Incentive Plan on February 23, 2021, and of which 13,170,755 shares remain available for issuance as of February 29, 2024, plus (c) the number of shares of common stock available for awards granted under the Prior Incentive Plan that thereafter would meet the requirements of a Lapsed Award (as defined below) if such awards had been granted under the 2024 Plan, subject to the terms of the 2024 Plan. There are no shares of common stock outstanding pursuant to the 2005 Stock Incentive Plan, as amended and restated; and

•

Shares covered by stock options and stock appreciation rights do not qualify as Lapsed Awards and will not be available for future issuance under the 2024 Plan if the shares are tendered as payment for a stock option exercise, withheld from stock options or stock appreciation rights for taxes, have been repurchased using stock options proceeds, or are stock appreciation rights shares not delivered with respect to settlement of the award.

HIGHLIGHTS OF THE 2024 PLAN’S BEST PRACTICES

The 2024 Plan combines compensation and governance best practices, including the following features:

•	performance-based awards as a core component;

•	express prohibition of repricing of stock options and stock appreciation rights (“SARs”);

•	awards are subject to clawback under the Company’s Clawback Policy that complies with NYSE’s new clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder;

•	the exercise price of a stock option or SAR award may not be less than the fair market value of the stock on the date of grant;

•	annual compensation cap of $500,000 for non-employee directors;

78 Notice and Proxy Statement 2024

•	no evergreen provision;

•	no tax gross-ups or reload grants; and

•	no dividends or other distributions payable with respect to plan awards unless and until the underlying award vests.

PLAN SUMMARY

The principal features of the 2024 Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2024 Plan attached as Appendix B to this Proxy Statement.

Administration

The 2024 Plan will be administered by the Compensation Committee; however, the full Board of Directors will have sole responsibility and authority for making and administering awards to any of our non-employee directors. Subject to the terms of the 2024 Plan, the Compensation Committee has authority to (1) select the individuals that may participate in the plan, (2) prescribe the terms and conditions of each participant’s award and make amendments thereto, (3) construe, interpret, and apply the provisions of the 2024 Plan and of any award made under the plan, and (4) take all other actions necessary to administer the 2024 Plan. The Compensation Committee may delegate any of its responsibilities and authority to other persons, subject to applicable law.

Shares Covered by the 2024 Plan

Subject to adjustments as required or permitted by the 2024 Plan’s terms, under the 2024 Plan, we may issue a total of (1) 36,700,000 shares of our common stock, $0.01 par value per share, plus (2) 64,142,027, which represents the number of shares of our common stock reserved under the plan on February 23, 2021 and of which 13,170,755 shares of our common stock remain available for issuance under the plan as of February 29, 2024, plus (3) the number of shares of common stock available for awards granted under the Prior Incentive Plan that thereafter would meet the requirements of a Lapsed Award under the 2024 Plan if such awards had been granted under the 2024 Plan, subject to the terms of the 2024 Plan. The closing sale price of our common stock as of February 29, 2024 was $1.72. There are no shares of common stock outstanding pursuant to the 2005 Stock Incentive Plan, as amended and restated.

The following shares are not taken into account in applying these limitations: (1) shares covered by awards that expire or are canceled, forfeited, settled in cash, or otherwise terminated; (2) shares delivered to us or withheld by us for the payment or satisfaction of purchase price or tax withholding obligations associated with the settlement of an award (for the avoidance of doubt, other than stock options or stock appreciation rights granted pursuant to Section 5 and Section 7 of the 2024 Plan, respectively, or the Prior Incentive Plan); and (3) shares covered by stock-based awards assumed by us in connection with the acquisition of another company or business (collectively, “Lapsed Awards”). Shares covered by stock options and stock appreciation rights granted pursuant to Section 5 and Section 7 of the 2024 Plan, respectively, or the Prior Incentive Plan, will not meet the requirements of a “Lapsed Award” and will not be available for future issuance under the 2024 Plan if the shares are tendered as payment for a stock option exercise, withheld from stock options or stock appreciation rights for taxes, have been repurchased using stock options proceeds, or are stock appreciation rights shares not delivered with respect to settlement of the award.

Individual Award Limitations

In any calendar year, the maximum aggregate grant date fair value of all awards granted to an individual non-employee director and cash fees paid by the Company to such non-employee director outside of the 2024 Plan shall not exceed $500,000.

Notice and Proxy Statement 2024 79

Dividends

Any dividends, dividend equivalents, or other distributions payable with respect to any award under the 2024 Plan will be distributed to the award holder only if, when and to the extent the underlying award vests. The value of dividends dividend equivalents and other distributions payable with respect to awards that do not vest are forfeited.

Eligibility

Awards may be made under the 2024 Plan to any of our or our subsidiaries’ present or future directors, officers, employees, consultants, or advisers. As of February 29, 2024, there were approximately 3,880 employees, 8 directors, 0 consultants and 0 advisers who were eligible to receive awards under the 2024 Plan, and, as of February 29, 2024, 267 employees, 8 directors, 0 consultants and 0 advisers participated in the 2024 Plan.

Forms of Award

Stock Options and Stock Appreciation Rights. We may grant stock options that qualify as “incentive stock options” under Section 422 of the Code (“ISOs”), as well as stock options that do not qualify as ISOs. However, no ISOs may be granted subsequent to the tenth anniversary of the date that the 2024 Plan is adopted. We also may grant Stock Appreciation Rights (“SARs”). In general, a SAR gives the holder the right to receive the appreciation in value of the shares of our common stock covered by the SAR from the date the SAR is granted to the date the SAR is exercised. The per share exercise price of a stock option and the per share base value of a SAR may not be less than the fair market value per share of common stock on the date the stock option or SAR is granted. We may not amend the terms of outstanding awards to reduce the exercise price of outstanding stock options or SARs or to cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval. Generally, the term of a stock option is ten years; provided, however, the term of an ISO granted to a 10% stockholder may not be greater than five years and the exercise price may not be less than 110% of the fair market value per share of our common stock on the date the option is granted.

The Compensation Committee may impose such exercise, forfeiture, and other terms and conditions as it deems appropriate with respect to stock options and SARs. The exercise price under a stock option may be paid in cash or in any other form or manner permitted by the Compensation Committee, including without limitation, payment of previously-owned shares of our common stock or payment pursuant to broker-assisted cashless exercise procedures. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee.

The Compensation Committee may establish such exercise and other conditions applicable to an option following the termination of the optionee’s employment or other service with us and our subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and RSUs. The 2024 Plan authorizes the Compensation Committee to make restricted stock awards, pursuant to which shares of the common stock are issued to designated participants subject to transfer restrictions and vesting conditions. Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote and receive dividends on shares covered by the award pending the vesting or forfeiture of the shares.

RSUs generally consist of the right to receive shares of common stock in the future, subject to such conditions as the Compensation Committee may impose including, for example, continuing employment or service for a specified period of time or satisfaction of specified performance criteria. Prior to settlement, RSUs do not carry voting, dividend, or other rights associated with stock ownership; however, dividend equivalents may accrue if the Compensation Committee so determines, but such dividend equivalents will not be payable unless and until such RSUs vest.

Unless the Compensation Committee determines otherwise, shares of restricted stock and non-vested RSUs will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

Other Equity-Based Awards. The 2024 Plan gives the Compensation Committee broad discretion to grant other types of equity-based awards, including, for example, dividend equivalent payment rights, phantom shares, bonus shares, and other forms of equity-based awards, and such awards may entail the transfer of shares of common stock to the recipient or payment in cash. The 2024 Plan also allows non-employee directors to elect to receive all or part of their annual retainers in the form of shares of the common stock in lieu of cash.

80 Notice and Proxy Statement 2024

Performance-Based Awards. The Compensation Committee may also grant performance-based awards under the 2024 Plan. In general, performance awards provide for the payment of cash and/or shares of common stock upon the achievement of objective, predetermined performance objectives established by the Compensation Committee.

Recoupment of Awards

An individual’s rights with respect to any award granted under the 2024 Plan will in all events be subject to (i) any right that the Company may have under any Company’s Clawback Policy or other agreement or arrangement with an individual, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

Adjustments of Awards

Generally, in the event of a split-up, spin-off, recapitalization, or consolidation of shares or any similar capital adjustment, or a change in the character or class of shares covered by the 2024 Plan or any award made pursuant to the plan, we will adjust (1) the maximum number of shares of common stock which may be issued under the 2024 Plan, (2) the maximum number of shares of common stock which may be covered by awards made to an individual in any calendar year, (3) the number of shares of common stock subject to outstanding awards, and (4) where applicable, the exercise price, base price, target market price, or purchase price under outstanding awards, as required to equitably reflect the effect on the common stock of such transactions or changes.

Change in Control

In connection with a Change in Control (as defined in the 2024 Plan), except as otherwise provided by the Compensation Committee in an award agreement, unvested awards will not vest automatically and each outstanding award will be treated, at the discretion of the Compensation Committee, in accordance with one or more of the following: (1) awards, whether or not vested, may be continued, assumed or substituted in accordance with applicable law and any restrictions to which awards granted prior to the Change in Control are subject will not lapse and the award holder will receive the same distribution as holders of other shares of common stock or additional awards in lieu of any cash distribution; (2) awards may be purchased by the Company for an amount equal to the excess (if any) of the price paid or value of a share of the Company’s common stock over the exercise price of the award or be cancelled if the price of a share of our common stock paid in a Change in Control is less than the exercise price of the award; (3) awards may be terminated, in the event that the award is a stock option, stock appreciation right or other stock-based award that provides for a participant elected exercise; provided that the Company must give each participant the opportunity to exercise in full all outstanding awards (without regard to any limitations on exercisability) for at least 20 days prior to the consummation of the Change in Control, with any such exercise being contingent on the occurrence of such Change in Control, and (4) the Compensation Committee may provide for accelerated vesting or the lapse of any remaining restriction of an award at any time.

Amendment and Termination of the Plan; Term

Except as may otherwise be required by law or the requirements of any stock exchange or market upon which our common stock may then be listed, the Board, acting in its sole discretion and without further action on the part of our stockholders, may amend the 2024 Plan at any time and from time to time and may terminate the 2024 Plan at any time; provided that no such amendment or termination may impair or adversely alter any awards previously granted under the plan (without the consent of the recipient or holder) or deprive any person of shares previously acquired under the plan. Unless sooner terminated, the plan shall terminate on the tenth anniversary of the date of its adoption by our Board.

Withholding

In respect of the exercise or settlement of any award under the 2024 Plan, the Company has the authority to (1) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution otherwise payable to the participant, whether or not such payment or distribution is covered by the plan, or (2) require the recipient to remit cash (through payroll deduction or otherwise) or make other arrangements permitted by the Company, in each case in an amount or of a nature sufficient in the opinion of the Company to satisfy or provide for the satisfaction of such

Notice and Proxy Statement 2024 81

withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of our common stock, then, at the sole discretion of the Compensation Committee, the participant may satisfy the withholding obligations associated with such transfer by electing to have the Company withhold shares of common stock or by tendering previously-owned shares of common stock, in each case having a fair market value equal to the amount of tax to be withheld.

Section 409A

Section 409A of the Code imposes restrictions on non-qualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder of an amount equal to 20% of the deferred amount and a possible interest charge. Stock options and stock appreciation rights granted on shares with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and stock appreciation rights that would be awarded under the 2024 Plan are intended to be eligible for this exception.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The grant of a stock option or SAR under the 2024 Plan is not a taxable event to the participant for federal income tax purposes. In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares. The amount of ordinary income realized upon the exercise of an SAR is equal to the excess of the fair market value of the shares covered by the exercise over the SAR base price. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option or SAR. The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) or SAR is equal to the value of the shares on the date of exercise. Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares. Certain additional rules apply if the exercise price of an option is paid in shares previously owned by participant.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax. Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO. If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss. If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain. The Company is not entitled to a deduction with respect to the exercise of an ISO; however, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one- and two-year holding period requirements described above.

In general, a participant will realize ordinary income with respect to common stock received pursuant to a restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, the Company is generally entitled to a corresponding deduction. The participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.

A participant may, however, make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense.

A participant who receives RSUs will be taxed at ordinary income tax rates based on the fair market value of the shares of common stock distributed at the time of settlement of the RSUs and, except as discussed below, the

82 Notice and Proxy Statement 2024

Company will generally be entitled to a tax deduction at that time. The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss.

Other awards, including RSUs and PSUs, will generally result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS GRANTED UNDER THE 2024 PLAN AND DOES NOT PURPORT TO BE COMPLETE. THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL, AND NON-U.S. TAX CONSIDERATIONS.

NEW PLAN BENEFITS

Because awards to be granted in the future under the 2024 Plan are at the discretion of the Board and the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the 2024 Plan by eligible participants, including the executive group, non-executive director group and non-executive officer employee group.

The following table reflects the equity awards that were granted to our named executive officers and all other eligible employees and directors under the Prior Incentive Plan during the last completed fiscal year:

Prior Incentive Plan Name and Position	Number of RSUs Granted (#)	Number of PSUs Granted (#)(1)	Dollar Value of RSUs and PSUs ($)(2)*

Scott Wells (President and Chief Executive Officer)	758,333	1,043,209	$2,675,832

Brian D. Coleman (Former Executive Vice President, Chief Financial Officer)	450,000	500,000	$1,395,000

Lynn Feldman (Executive Vice President, Chief Legal Officer and Corporate Secretary)	275,000	305,555	$852,499

Justin Cochrane (Chief Executive Officer, UK & Europe)	208,333	231,481	$645,832

Jason Dilger (Chief Accounting Officer)	121,875	110,339	$337,187

All Current Executive Officers as a Group (5 persons)	1,813,541	2,190,584	$5,906,350

All Current Directors who are Not Executive Officers as a Group (7 persons)	778,568	—	$1,362,494

All Employees, Including all Current Officers who are not Executive Officers, as a Group (263 persons)	13,271,075	1,242,897	$19,269,553

(1)	The target number of PSUs is included.

(2)	Represents the grant date fair value of the applicable awards, computed under FASB ASC Topic 718.

*	Due to rounding, totals may not be equal to the sum of dollar values provided in the above tables.

Notice and Proxy Statement 2024 83

As required by applicable SEC disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the following table sets forth, for each of our named executive officers, each of our director nominees and certain other persons and groups, all RSUs, PSUs and shares of common stock underlying options granted under the Prior Incentive Plan that were outstanding as of February 29, 2024, assuming outstanding performance-based awards are counted at target.

Name and Position	Number of RSUs (#)	Number of PSUs (#)	Number of Shares Underlying Options (#)

Scott Wells (President and Chief Executive Officer)	1,184,591	2,012,707	402,018

Brian Coleman (Former Executive Vice President, Chief Financial Officer)	662,201	1,069,443	—

Lynn Feldman (Executive Vice President, Chief Legal Officer and Corporate Secretary)	424,115	708,822	11,043

Justin Cochrane (Chief Executive Officer, UK & Europe)	421,710	319,716	9,549

Jason Dilger (Chief Accounting Officer)	180,577	252,032	9,632

All Current Executive Officers as a Group (5 persons)	2,873,194	4,362,720	432,242

All Current Directors who are Not Executive Officers as a Group (8 persons)	909,082	—	—

Each Nominee for Election as a Director	—	—	—

Each Associate of any Director, Executive Officer or Nominee	—	—	—

Each Other Person who Received or is to Receive 5% of the Options, Warrants or Rights	—	—	—

All Employees, Including All Current Officers who are Not Executive Officers, as a Group (261 persons)	16,485,439	2,924,254	2,821,883

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2023 relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants and rights(1)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Plan Category	(A)	(B)	(C)
Equity Compensation Plans approved by security holders(2)	34,359,326 (3)	$5.55	13,926,708
Equity Compensation Plans not approved by security holders	—	—	—
Total	34,359,326	$5.55	13,926,708

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs or PSUs, which have no exercise price.

(2)	Represents the 2012 Second Amended and Restated Stock Incentive Plan.

(3)

This number includes shares subject to outstanding awards granted, of which 3,265,369 shares are subject to outstanding options, 20,163,496 shares are subject to outstanding time-based RSUs and 10,930,461 shares are subject to outstanding PSUs, assuming a maximum level of performance is achieved.

The Board recommends that you vote “FOR” approval of the adoption of the 2024 Plan. Properly submitted proxies will be so voted unless stockholders specify otherwise.

84 Notice and Proxy Statement 2024

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Clear Channel Outdoor for the year ending December 31, 2024.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or any other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but ultimately may determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may terminate the appointment of Ernst & Young LLP as the independent registered public accounting firm without stockholder approval whenever the Audit Committee deems termination necessary or appropriate.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Properly submitted proxies will be so voted unless stockholders specify otherwise.

Notice and Proxy Statement 2024 85

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

On or about April 4, 2024, we will begin to mail to our stockholders either a notice containing instructions on how to access this Proxy Statement and our annual report online or a printed copy of these proxy materials. The Company will bear the costs of preparing and mailing the proxy materials and other costs of the proxy solicitation made by the Board.

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:

Clear Channel Outdoor is making these proxy materials available to you via the Internet or, upon your request, has delivered printed versions of these proxy materials to you by mail in connection with Clear Channel Outdoor’s Annual Meeting, which will take place on May 16, 2024. The Board is soliciting proxies to be used at the Annual Meeting. You also are invited to attend the Annual Meeting webcast and are requested to vote on the proposals described in this Proxy Statement.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PHYSICAL PROXY MATERIALS?

A:

As permitted by SEC rules, we are making this Proxy Statement and our annual report available to our stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement and our annual report and how to vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report via the Internet. The notice also instructs you on how you may submit your proxy via the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained in the notice.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:	There are five proposals scheduled to be voted on at the Annual Meeting:

•	the election of the nominees for director named in this Proxy Statement;

•	the approval of an advisory resolution on executive compensation;

•	the approval of an amendment to our certificate of incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law;

•

the approval of the adoption of our 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and to eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2024.

Q:	WHICH OF MY SHARES MAY I VOTE?

A:

All shares of common stock owned by you as of the close of business on the Record Date may be voted by you. These shares include shares that are: (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank or other nominee. As of the Record Date, there were 483,720,129 shares of common stock outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most stockholders of Clear Channel Outdoor hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

86 Notice and Proxy Statement 2024

Stockholder of Record: If your shares are registered directly in your name with Clear Channel Outdoor’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Computershare on behalf of Clear Channel Outdoor. As the stockholder of record, you have the right to grant your voting proxy directly to Clear Channel Outdoor or to vote during the Annual Meeting.

Beneficial Owner: If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares during the Annual Meeting, unless you obtain a legal proxy from your broker, bank or other nominee giving you the right to vote the shares and register for the meeting in accordance with the instructions set forth below.

Q:	WHAT CONSTITUTES A QUORUM?

A:

The holders of a majority of the total voting power of Clear Channel Outdoor’s common stock entitled to vote and represented in person (virtually) or by proxy will constitute a quorum at the Annual Meeting. Votes “withheld”, abstentions and “broker non-votes” (as described below) are counted as present for purposes of establishing a quorum.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:

Under NYSE rules, brokers have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters”, but brokers may not vote such shares on “non-routine matters” without voting instructions. When a broker is not permitted to vote the shares of a customer who does not provide voting instructions, it is called a “broker non-vote”. If you do not provide your broker with voting instructions, your broker will not be able to vote your shares with respect to (i) the election of directors, (ii) the advisory vote on executive compensation, (iii) the amendment to our certificate of incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law, or (iv) the adoption of our 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and to eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights.

Your broker will send you directions on how you can instruct your broker to vote. Broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting and will have no effect on the vote of the proposals at the Annual Meeting, except with respect to the amendment to our certificate of incorporation to provide for exculpation of certain officers, in which case, they will have the effect of a vote “against” such proposal. We do not expect broker non-votes with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Q:	HOW CAN I ATTEND THE ANNUAL MEETING?

A:

We are hosting the Annual Meeting by means of a live webcast to enable attendance by a large number of stockholders and to embrace the latest technology to provide ease of access, real-time communication and cost savings for us and our stockholders. Hosting a virtual meeting makes it easier for our stockholders to participate from any location around the world and provides those of our stockholders who would otherwise not be able to attend the meeting the opportunity to do so. You will not be able to attend the meeting in person. You are entitled to participate in the Annual Meeting only if you were a stockholder of record of Clear Channel Outdoor as of the close of business on the Record Date or if you hold a legal proxy from the record holder for the Annual Meeting.

Stockholder of Record: You will be able to listen to the Annual Meeting, submit questions and vote by going to meetnow.global/M2KV5AT and logging in using your control number found on your Notice of Internet Availability of Proxy Materials or proxy card.

Beneficial Owner: If you wish to attend the Annual Meeting, you must register in advance. See “HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?” below.

Notice and Proxy Statement 2024 87

We encourage you to access the meeting website prior to the start time to allow ample time for check in. The virtual Annual Meeting will begin promptly at 9 a.m. Eastern Time.

Q:	HOW DO I REGISTER TO ATTEND THE ANNUAL MEETING?

A:	Stockholder of Record: You do not need to register. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. See “HOW CAN I ATTEND THE ANNUAL MEETING?” above.

Beneficial Owner: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Clear Channel Outdoor holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 10, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

COMPANY Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q:	HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

A:

If you are a stockholder as of the Record Date and have logged in using your control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question on the Q&A tab and clicking “Send”. Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. Rules of Conduct applicable to the Annual Meeting will be accessible on the virtual meeting website during the Annual Meeting. The audio broadcast of the Annual Meeting will be archived at https://edge.media-server.com/mmc/p/uxe3twe3 for at least one year.

Q:	WHAT IF I RUN INTO TECHNICAL ISSUES WHILE TRYING TO ACCESS THE ANNUAL MEETING?

A:

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure that they have a strong internet connection and that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the Annual Meeting.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

•

By Internet: If you have Internet access, you may submit your proxy by going to www.envisionreports.com/cco and following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by Internet. Internet voting is available until 11:59 p.m. Eastern Time on May 15, 2024.

88 Notice and Proxy Statement 2024

•

By Telephone: If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your Notice of Internet Availability of Proxy Materials or your proxy card and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m. Eastern Time on May 15, 2024.

•

By Mail: You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the proxy card where indicated on the proxy card and by mailing or otherwise returning the proxy card in the envelope that will be provided to you therewith. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

Q:	WHAT IF I RETURN MY PROXY CARD WITHOUT SPECIFYING MY VOTING CHOICES?

A:	If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

Q:	WHAT IF I WITHHOLD MY VOTE, ABSTAIN FROM VOTING OR THERE ARE BROKER NON-VOTES ON A SPECIFIC PROPOSAL?

A:	If you withhold your vote on the election of directors, it will have no effect on the outcome of the vote on the election of directors.

If you abstain from voting on (i) the approval of an advisory resolution on executive compensation, (ii) the amendment to our certificate of incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law, (iii) the adoption of our 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and to eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights or (iv) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, it will have the same effect as a vote “against” these proposals.

Broker non-votes will have no effect on the vote on the proposals at the Annual Meeting, except with respect to the amendment to our certificate of incorporation to provide for exculpation of certain officers, in which case, they will have the effect of a vote “against” such proposal. We do not expect broker non-votes with respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY CARD OR VOTING INSTRUCTION CARD?

A:	It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

Q:	WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF CLEAR CHANNEL OUTDOOR?

A:	The Board recommends that you vote your shares “FOR”:

•	the nominees for director named in this Proxy Statement;

•	the approval of the advisory resolution on executive compensation;

•	the approval of an amendment to our certificate of incorporation to provide for exculpation of certain officers as permitted by recent amendments to Delaware law;

Notice and Proxy Statement 2024 89

•

the approval of the adoption of our 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and to eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights; and

•	the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2024.

Q:	WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS AND APPROVE EACH PROPOSAL?

A:	The directors will be elected by a plurality of the votes properly cast. This means that the director nominees receiving the highest number of “FOR” votes will be elected as directors.

The approval of (i) the advisory resolution on executive compensation, (ii) the adoption of our 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and to eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights, and (iii) the ratification of the selection of Ernst & Young LLP as Clear Channel Outdoor’s independent registered public accounting firm for the year ending December 31, 2024, will require the affirmative vote of the holders of at least a majority of the total voting power of the shares present in person (virtually) or by proxy at the Annual Meeting and entitled to vote on the matter.

The amendment to our certificate of incorporation to provide for exculpation of certain officers will require the affirmative vote of the holders of at least a majority of the voting power of our outstanding shares of capital stock entitled to vote on the matter.

Q:	WHAT HAPPENS IF A NOMINEE FOR DIRECTOR IS UNABLE TO STAND FOR ELECTION DUE TO UNFORESEEN CIRCUMSTANCES?

A:	If you vote by proxy and unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the designated proxy will vote your shares for that other person.

Q:	WHERE CAN I FIND A LIST OF STOCKHOLDERS OF RECORD ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:

A list of stockholders of record entitled to vote at the Annual Meeting will be accessible on the virtual meeting website during the Annual Meeting for those attending the Annual Meeting and, additionally, for ten days prior to the Annual Meeting, at our corporate offices at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) mailing a proxy card dated later than your last submitted proxy card, (ii) authorizing a new proxy to vote on a later date on the Internet or by telephone (it being understood that only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (iii) notifying the Corporate Secretary of Clear Channel Outdoor in writing or (iv) voting during the Annual Meeting. If your shares are held beneficially in “street name”, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:

Clear Channel Outdoor will announce preliminary voting results at the Annual Meeting and will then publish final results in a Current Report on Form 8-K, which we anticipate filing with the SEC by May 22, 2024.

Q:	MAY I ACCESS CLEAR CHANNEL OUTDOOR’S PROXY MATERIALS FROM THE INTERNET?

A:	Yes. These materials are available at www.envisionreports.com/cco.

Q:	WILL THE ANNUAL MEETING BE RECORDED?

A:	A replay of the meeting will be made available at www.envisionreports.com/cco.

90 Notice and Proxy Statement 2024

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

AND ADVANCE NOTICE PROCEDURES

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the annual meeting of stockholders in 2025 may do so by following the procedures prescribed in SEC Rule 14a-8. In general, to be eligible for inclusion, stockholder proposals must be received by the Corporate Secretary of Clear Channel Outdoor no later than December 5, 2024 and must otherwise comply with the SEC’s rules. Proposals should be sent to: Corporate Secretary, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

If you intend to present a proposal at the annual meeting of stockholders in 2025 (other than pursuant to Rule 14a-8), or if you want to nominate one or more directors at the annual meeting of stockholders in 2025, you must comply with the advance notice provisions of Clear Channel Outdoor’s By-laws, which require, among other things, that you give timely notice in writing to the Corporate Secretary at the address set forth above. Our Corporate Secretary must receive the notice no earlier than the close of business on January 16, 2025 and no later than the close of business on February 15, 2025. However, if the date of our 2025 Annual Meeting is more than 30 days before or after the first anniversary of the date of the Annual Meeting, then our Corporate Secretary must receive the notice no earlier than the close of business on the 120th calendar day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 90th calendar day prior to the date of the 2025 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of 2025 Annual Meeting is first made by us. You may contact our Corporate Secretary at the address set forth above for a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the requirements of the By-laws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 17, 2025.

OTHER MATTERS

Neither Clear Channel Outdoor’s management nor the Board knows of any other business to be brought before the Annual Meeting other than the matters described above. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

GENERAL

The cost of soliciting proxies will be borne by Clear Channel Outdoor. Following the original mailing of the proxy soliciting material, for a fee of approximately $18,500, plus certain costs and expenses, Innisfree M&A Incorporated may assist Clear Channel Outdoor in soliciting proxies. In addition, regular employees of Clear Channel Outdoor may solicit proxies by mail, telephone, facsimile, e-mail and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties. Clear Channel Outdoor expects to reimburse such parties for their charges and expenses connected therewith.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Clear Channel Outdoor and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your

Notice and Proxy Statement 2024 91

broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Clear Channel Outdoor Holdings, Inc., Investor Relations, 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249 or by calling (210) 832-3700. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement to a beneficial owner at a shared address to which a single copy of the Proxy Statement was delivered.

An electronic copy of Clear Channel Outdoor’s Annual Report on Form 10-K filed with the SEC on February 26, 2024 is available free of charge at Clear Channel Outdoor’s website at investor.clearchannel.com. A paper copy of the Form 10-K is also available without charge to stockholders upon written request to: Investor Relations, Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249.

92 Notice and Proxy Statement 2024

Appendix A

Certificate of Amendment

CERTIFICATE OF AMENDMENT TO THE

AMENDED CERTIFICATE OF INCORPORATION OF

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(a Delaware corporation)

* * * *

Adopted in accordance with the provisions of §242 of the

General Corporation Law of the State of Delaware

* * * *

Clear Channel Outdoor Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Amended Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 1, 2019.

SECOND: Article VIII of the Amended Certificate of Incorporation of the Corporation is hereby amended and replaced to read in its entirety as follows:

“ARTICLE VIII

LIMITATIONS ON LIABILITY

OF DIRECTORS AND OFFICERS

To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Any repeal or modification of the foregoing paragraph or the adoption of any provision inconsistent with this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.”

THIRD: This Certificate of Amendment to the Amended Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: All other provisions of the Amended Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended Certificate of Incorporation to be duly executed by a duly authorized officer of the Corporation on this    day of     , 2024.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:
Name:
Title:

Notice and Proxy Statement 2024 A-1

Appendix B

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

2012 THIRD AMENDED AND RESTATED STOCK INCENTIVE PLAN

(March 14, 2024 Amendment and Restatement)

1. Purpose. The purpose of the plan is to facilitate the ability of Clear Channel Outdoor Holdings, Inc. (the “Company”) and its subsidiaries to attract, motivate and retain eligible employees, directors and other personnel through the use of equity-based and other incentive compensation opportunities. For purposes herein, references to the plan shall be deemed references to the plan as amended and restated. Awards made under the plan may take the form of options to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”), granted pursuant to Section 5, director shares issued pursuant to Section 6, stock appreciation rights granted pursuant to Section 7, restricted stock and restricted stock units issued or granted pursuant to Section 8, other types of stock-based awards made pursuant to Section 9, and/or performance-based awards made pursuant to Section 10 (collectively, the “Awards”).

2. Administration.

2.1 The Committee. The plan will be administered by the compensation committee of the Company’s board of directors, except the entire board will have sole authority for granting and administering Awards to non-employee directors.

2.2 Responsibility and Authority of the Committee. Subject to the provisions of the plan, the committee, acting in its discretion, will have responsibility and the power and authority to (a) select the persons to whom Awards will be made, (b) prescribe the terms and conditions of each Award and make amendments thereto, (c) construe, interpret and apply the provisions of the plan and of any agreement or other document evidencing an Award made under the plan, and (d) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the plan. The committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as the committee deems appropriate in connection with the proper administration of the plan.

2.3 Delegation of Authority by Committee. Subject to the requirements of applicable law, the committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the committee) such plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. If the committee wishes to delegate a particular function to a subcommittee consisting solely of its own members, it may choose to do so on a de facto basis by limiting the members entitled to vote on matters relating to that function. Reference herein to the committee with respect to functions delegated to another person, group or subcommittee will be deemed to refer to such person, group or subcommittee.

2.4 Committee Actions. A majority of the members of the committee shall constitute a quorum. The committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the committee as to any disputed question arising under the plan or an agreement or other document governing an individual Award, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the plan.

2.5 Indemnification. The Company shall indemnify and hold harmless each member of the board of directors of the committee or of any subcommittee appointed by the board of directors or the committee and any employee of the Company or any of its subsidiaries and affiliates who provides assistance with the administration of the plan or to whom a plan-related responsibility is delegated, from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the board of directors), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

Notice and Proxy Statement 2024 B-1

3. Limitations on Company Stock Awards Under the Plan.

3.1 Share Limitation. Subject to adjustments required or permitted by the plan, the number of shares of Common Stock available for grant under the plan shall be (a) 36,700,000 shares of Common Stock, par value $0.01 per share, plus (b) 64,142,027, which represents the number of shares of Common Stock reserved under the 2012 Second Amended and Restated Stock Incentive Plan (the “Prior Plan”) on February 23, 2021 and of which 13,170,755 shares of Common Stock remain available for issuance under the Prior Plan as of the Effective Date, plus (c) the number of shares of Common Stock available for awards granted under the Prior Plan that thereafter would meet the requirements of Section 3.2 herein if such awards had been granted under this plan.

3.2 Lapsed Awards. For these purposes, the following shares of Common Stock will not be taken into account and will remain available for issuance under the plan: (a) shares covered by Awards that expire or are canceled, forfeited, settled in cash or otherwise terminated, (b) shares delivered to the Company and shares withheld by the Company for the payment or satisfaction of purchase price or tax withholding obligations associated with the settlement of an Award (for the avoidance of doubt, other than stock options or stock appreciation rights granted pursuant to Section 5 and Section 7, respectively, or the Prior Plan), and (c) shares covered by stock-based awards assumed by the Company in connection with the acquisition of another company or business. Shares covered by stock options and stock appreciation rights granted pursuant to Section 5 and Section 7, respectively, or the Prior Plan, shall not meet the requirements of a “Lapsed Award” pursuant to this Section 3.2 and shall not be available for future issuance under the plan if the shares are tendered as payment for a stock option exercise, withheld from stock options or stock appreciation rights for taxes, have been repurchased using stock options proceeds, or are stock appreciation rights shares not delivered with respect to settlement of the award.

3.3 Individual Limitations. During any calendar year, the maximum aggregate grant date fair value of all Awards granted to an individual non-employee director and cash fees paid by the Company to such non-employee director outside of the plan shall not exceed $500,000.

3.4 Dividends. Any dividends, dividend equivalents or other distributions payable with respect to any Award under the plan shall be distributed to the Award holder only if, when and to the extent such underlying Award vests. The value of dividends, dividend equivalents and other distributions payable with respect to Awards that do not vest shall be forfeited.

4. Eligibility to Receive Awards. Awards may be granted under the plan to any present or future director, officer, employee, consultant or adviser of or to the Company or any of its subsidiaries. For purposes of the plan, a subsidiary is any entity in which the Company has a direct or indirect ownership interest of at least 50%. For purposes of the plan, consultant or adviser shall only include natural persons.

5. Stock Option Awards.

5.1 General. Stock options granted under the plan will have such vesting and other terms and conditions as the committee, acting in its discretion in accordance with the plan, may determine, either at the time the option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. Notwithstanding the foregoing, only employees of the Company or its subsidiaries are eligible to be granted “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”)) under the plan.

5.2 Minimum Exercise Price. The exercise price per share of Common Stock covered by an option granted under the plan may not be less than 100% of the fair market value per share on the date the option is granted (110% in the case of “incentive stock options” (within the meaning of Section 422 of the Code) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code). For purposes of the plan, unless determined otherwise by the committee, the fair market value of a share of Common Stock on any date is the closing sale price per share in consolidated trading of securities listed on the principal national securities exchange or market on which shares of Common Stock are then traded, as reported by a recognized reporting service or, if there is no sale on such date, on the first preceding date on which such shares are traded.

5.3 Limitation on Repricing of Options and SARs. Terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or SARs (as defined below) or cancel outstanding options or SARs in exchange for cash, other Awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

B-2 Notice and Proxy Statement 2024

5.4 Maximum Duration. Unless sooner terminated in accordance with its terms, an option granted under the plan will automatically expire on the tenth anniversary of the date it is granted or, in the case of an “incentive stock option” granted to an employee who is a 10% stockholder, the fifth anniversary of the date it is granted.

5.5 Effect of Termination of Employment or Service. The committee may establish such exercise and other conditions applicable to an option following the termination of the optionee’s employment or other service with the Company and its subsidiaries as the committee deems appropriate on a grant-by-grant basis. For purposes of the plan, an individual’s employment or service with the Company and its subsidiaries will be deemed to have terminated if such individual is no longer receiving or entitled to receive compensation for providing services to the Company and its subsidiaries.

5.6 Method of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the committee) a written notice identifying the option that is being exercised and specifying the number of whole shares to be purchased pursuant to that option, together with payment in full of the exercise price and the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payment(s). The exercise price may be paid in cash or in any other manner the committee, in its discretion, may permit, including, without limitation, (a) by the delivery of previously-owned shares, (b) by a combination of a cash payment and delivery of previously-owned shares, or (c) pursuant to a cashless exercise program established and made available through a registered broker-dealer in accordance with applicable law. Any shares transferred to the Company (or withheld upon exercise) in connection with the exercise of an option shall be valued at fair market value for purposes of determining the extent to which the exercise price and/or tax withholding obligation is satisfied by such transfer (or withholding) of shares.

5.7 Non-Transferability. No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative. Notwithstanding the foregoing, the committee may permit the inter vivos transfer of an option (other than an “incentive stock option”) pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Securities Exchange Act of 1934 (as amended) (the “Exchange Act”)) in settlement of marital property rights, or by gift to any “family member” (within the meaning of Item A.1.(a)(5) of the General Instructions to Form S-8 or any successor provision), on such terms and conditions as the committee deems appropriate.

5.8 Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until such shares are duly and validly issued by the Company to or on behalf of such holder.

6. Director Shares. The committee may permit non-employee directors to elect to receive all or part of their annual retainers in the form of shares (“Director Shares”). Unless the committee determines otherwise, any such elections may be made during the month a director first becomes a director and during the last month of each calendar quarter thereafter, and shall remain in effect unless and until the end of the calendar quarter in which a new election is made (or, if later, the calendar quarter next following the calendar quarter in which the director first becomes a director). Any such election shall also indicate the percentage of the retainer to be paid in shares and shall contain such other information as the committee or the board may require.

7. Stock Appreciation Rights.

7.1 General. The committee may grant stock appreciation rights (“SARs”), either alone or in connection with the grant of an option, upon such vesting and other terms and conditions as the committee, acting in its discretion in accordance with the plan, including, as applicable, Section 5 (relating to options), may determine, either at the time the SARs are granted or, if the holder’s rights are not adversely affected, at any subsequent time. Upon exercise, the holder of an SAR shall be entitled to receive a number of whole shares of Common Stock having a fair market value equal to the product of X and Y, where—

X = the number of whole shares of Common Stock as to which the SAR is being exercised, and

Notice and Proxy Statement 2024 B-3

Y = the excess of the fair market value per share of Common Stock on the date of exercise over the fair market value per share of Common Stock on the date the SAR is granted (or such greater base value as the committee may prescribe at the time the SAR is granted).

7.2 Tandem SARs. An SAR granted in tandem with an option shall cover the same shares covered by the option (or such lesser number of shares as the committee may determine) and, unless the committee determines otherwise, shall be subject to the same terms and conditions as the related option. Upon the exercise of an SAR granted in tandem with an option, the option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and, upon the exercise of an option granted in tandem with an SAR, the SAR shall be canceled to the extent of the number of shares as to which the option is exercised.

7.3 Method of Exercise. An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the committee) a written notice identifying the SAR that is being exercised and specifying the number of shares as to which the SAR is being exercised, together with payment in full of the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payment. The withholding taxes may be paid in cash or in any other manner the committee, in its discretion, may permit, including, without limitation, (a) by the delivery of previously-owned shares of Common Stock, or (b) by a combination of a cash payment and the delivery of previously-owned shares. The committee may impose such additional or different conditions for exercise of an SAR as it deems appropriate. No fractional shares will be issued in connection with the exercise of an SAR.

7.4 Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an SAR until payment of the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the holder of an SAR shall have no rights as a stockholder with respect to any shares issuable upon such exercise until such shares are duly and validly issued by the Company to or on behalf of such holder.

8. Restricted Stock and Restricted Stock Unit.

8.1 General. Under a restricted stock award, shares of Common Stock will be issued by the Company to the recipient at the time of the Award. Under a restricted stock unit, the recipient will be entitled to receive shares of Common Stock in the future. The shares covered by a restricted stock award and the right to receive shares under a restricted stock unit will be subject to such vesting and other conditions and restrictions as the committee, acting in its discretion in accordance with the plan, may determine.

8.2 Minimum Purchase Price. Unless the committee, acting in accordance with applicable law, determines otherwise, the purchase price payable for shares of Common Stock transferred pursuant to a restricted or restricted stock unit must be at least equal to the par value of the shares.

8.3 Issuance of Restricted Stock. Shares of Common Stock issued pursuant to a restricted stock award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for restricted shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares. The Company may require that any or all such stock certificates be held in custody by the Company until the applicable conditions are satisfied and other restrictions lapse. The committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for restricted shares, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

8.4 Stock Certificates for Vested Stock. The recipient of a restricted stock award or a restricted stock unit will be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for shares that vest in accordance with the Award, subject, however, to the payment or satisfaction of applicable withholding taxes. The delivery of vested shares covered by a restricted stock unit may be deferred if and to the extent provided by the terms of the Award, subject, however, to the applicable deferral requirements of Section 409A of the Code.

8.5 Rights as a Stockholder. Subject to and except as otherwise provided by the terms of a restricted stock award, the holder of restricted shares of Common Stock will be entitled to receive dividends paid on, and exercise voting rights associated with, such shares as if the shares were fully vested; provided, however, that such dividends shall not be paid to the holder of restricted shares of Common Stock unless and until the underlying shares vest. The

B-4 Notice and Proxy Statement 2024

holder of a restricted stock unit shall have no rights as a stockholder with respect to shares covered by a restricted stock unit unless and until the Award vests and the shares are issued; provided, however, that the committee, in its discretion, may provide for the payment of dividend equivalents on shares covered by a restricted stock unit, but provided further that such dividend equivalents shall not be paid to the holder unless and until the underlying shares of Common Stock vest and are issued.

8.6 Nontransferability. Neither a restricted stock unit nor restricted shares of Common Stock issued pursuant to any such Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company or its designee in accordance with the terms of the Award or of the plan, and any attempt to do so shall be null and void and, unless the committee determines otherwise, shall result in the immediate forfeiture of the Award or the restricted shares, as the case may be.

8.7 Termination of Service Before Vesting; Forfeiture. Unless the committee determines otherwise, shares of restricted stock and non-vested restricted stock units will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries. If shares of restricted stock are forfeited, any certificate representing such shares will be canceled on the books of the Company and the recipient will be entitled to receive from the Company an amount equal to any cash purchase price previously paid for such shares. If a non-vested restricted stock unit is forfeited, the recipient will have no further right to receive the shares of Common Stock covered by the non-vested Award.

9. Other Equity-Based Awards. The committee may grant dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section may entail the transfer of shares of Common Stock to the recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws, provided, that the terms and conditions of any Award that is treated as non-qualified deferred compensation must satisfy the applicable deferral requirements of Section 409A of the Code.

10. Performance Awards.

10.1 General. The committee may condition the grant, exercise, vesting or settlement of equity-based awards under the plan (whether settled in shares of Common Stock or cash or other property) on the achievement of specified performance goals as determined by the committee.

10.2 Determination of Amount Payable. Following the expiration of the performance period applicable to an Award made under this Section, the committee shall determine whether and the extent to which the performance goals have been attained and the amount of compensation, if any, that is payable as a result.

11. Capital Changes, Reorganization or Sale of the Company.

11.1 Adjustments Upon Changes in Capitalization. The aggregate number and class of shares issuable under the plan, the total number and class of shares with respect to which Awards may be granted to any individual in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding restricted stock unit or other-equity-based award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be subject to adjustment in order to equitably reflect the effect on issued shares of Common Stock resulting from a split-up, spin-off, recapitalization, consolidation of shares or any similar capital adjustment, and/or to reflect a change in the character or class of shares covered by the plan and an Award.

11.2 Change in Control. In the event of a Change in Control (as defined below), and except as otherwise provided by the committee in an award agreement, unvested Awards shall not vest automatically and each outstanding Award shall be treated in accordance with one or more of the following methods as determined by the committee:

(a) Awards, whether or not then vested, shall be continued, be assumed, or have new rights substituted therefor, as determined by the committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of restricted stock or any other Award granted prior to the Change in Control are

Notice and Proxy Statement 2024 B-5

subject shall not lapse upon a Change in Control and the restricted stock or other Award shall, where appropriate in the sole discretion of the committee, receive the same distribution as other shares of Common Stock on such terms as determined by the committee; provided that the committee may decide to award additional shares of restricted stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of incentive stock options, any assumed or substituted stock option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The committee, in its sole discretion, may provide for the purchase of any Awards by the Company for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards; provided, however, that if the exercise price of a stock option or SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration.

(c) The committee may, in its sole discretion, terminate all outstanding and unexercised stock options, SARs, or any other stock-based award that provides for a holder-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each holder at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such holder shall have the right to exercise in full all of such holder’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) Notwithstanding any other provision herein to the contrary, the committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an Award at any time.

11.3 Definition of Change in Control. For the purposes hereof, the term “Change in Control” of the Company shall be deemed to occur if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s board of directors, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (excluding any person whose election or nomination for election was a result of either an actual or threatened election contest as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), (iii) a merger or consolidation of the Company or a subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the ultimate parent company of the Company outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (i) acquires more than 50% of the combined voting power of the Company’s then outstanding securities), and (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

B-6 Notice and Proxy Statement 2024

11.5 Definition of Change in Control Price. For purposes hereof, “Change in Control Price” shall mean the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of the Common Stock of the Company in any merger or consolidation, (ii) the per share fair market value of the Common Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 11.5, the fair market value per share of Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the committee as of the date determined by the committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any Change in Control consists of anything other than cash, the committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on the holders of Awards to the extent applicable to Awards held by such holder.

11.6 Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

11.7 Determination of Board to be Final. All adjustments under this Section shall be made by the Company’s board of directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In addition, without limiting the foregoing, the Company’s board of directors may, in its sole discretion, make any other determination as to the treatment of Awards in connection with a Change in Control as it deems necessary, including (without limitation) that any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Change in Control may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock.

12. Termination and Amendment of the Plan. The board of directors of the Company may terminate the plan at any time or amend the plan at any time and from time to time; provided, however, that:

(a) no such action shall impair or adversely alter any Awards theretofore granted under the plan, except with the consent of the recipient or holder, nor shall any such action deprive any such person of any shares which he or she may have acquired through or as a result of the plan; and

(b) to the extent necessary under applicable law or the requirements of any stock exchange or market upon which the shares of Common Stock may then be listed, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law.

13. Miscellaneous.

13.1 Governing Law. The plan and the rights of all persons claiming under the plan shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

13.2 Shares Issued Under Plan. Shares of Common Stock available for issuance under the plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the plan. No fractional shares of Common Stock will be issued under the plan.

13.3 Compliance with Law. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933 (as amended), the Exchange Act, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

13.4 Limitation of Rights. Nothing contained in the plan or in any award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company or a subsidiary or other affiliate, or interfere in any way with the right of the Company and its subsidiaries and other affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the recipient’s employment or other service.

Notice and Proxy Statement 2024 B-7

13.5 Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

13.6 Decisions and Determinations Final. All decisions and determinations made by the Company’s board of directors pursuant to the provisions hereof and, except to the extent rights or powers under the plan are reserved specifically to the discretion of the board of directors, all decisions and determinations of the committee, shall be final, binding and conclusive on all persons.

13.7 Withholding of Taxes. As a condition to the exercise and/or settlement of any Award or the lapse of restrictions on any Award or shares, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or a subsidiary with respect to an Award, the Company and/or the subsidiary may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution otherwise payable to the award recipient, whether or not such payment or distribution is covered by the plan, or (b) require the recipient to remit cash (through payroll deduction or otherwise) or make other arrangements permitted by the Company, in each case in an amount or of a nature sufficient in the opinion of the Company to satisfy or provide for the satisfaction of such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the committee, the recipient may satisfy the withholding obligations associated with such transfer by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld.

13.8 Disqualifying Disposition. If a person acquires shares of Common Stock pursuant to the exercise of an incentive stock option and the shares so acquired are sold or otherwise transferred in a “disqualifying disposition” (within the meaning of Section 424(c) of the Code) within two-years from the date the option was granted or one year after the option is exercised, such person shall, within ten days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

13.9 Company Recoupment of Awards. An individual’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with an individual, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive- based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

13.10 Effective Date. The plan originally was effective as of February 16, 2012 and was thereafter amended effective as of March 23, 2017 and February 23, 2021. This amended and restated plan is effective as of March 14, 2024 (the “Effective Date”), subject to the approval of a majority of the stockholders that are present in person or by proxy at the 2024 Annual Meeting of Stockholders. This amended and restated plan shall apply to all Awards that are granted on or after the Effective Date. The Prior Plan shall continue to apply to any award granted thereunder prior to the Effective Date.

14. Term of the Plan. Unless sooner terminated, the plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to Awards granted under the plan that are outstanding at the time of the termination of the plan shall not be affected solely by reason of the termination of the plan and shall continue in accordance with the terms of the Awards (as then in effect or thereafter amended) and the plan.

15. Section 409A of the Code. This plan is intended to be exempt from or comply with the applicable requirements of Section 409A of the Code (“Section 409A”) and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it shall be paid in a manner that will comply with Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the plan that is inconsistent with Section 409A shall be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. For purposes of Section 409A, an individual’s right to receive any installment payments under the plan shall be treated as separate and distinct payments. Notwithstanding any contrary provision in the plan or an

B-8 Notice and Proxy Statement 2024

award agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A ) that are otherwise required to be made under the plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the award agreement) upon expiration of such delay period. The Company shall have no liability to any holder or recipient of an Award or any other person if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the committee or the Company that is inconsistent with Section 409A. In the event that any amount or benefit under this plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected holder or recipient of the Award and not with the Company.

Notice and Proxy Statement 2024 B-9

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/cco or scan the QR code – login details are located in the shaded bar below.
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A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1. Election of the following director nominees: John Dionne, Lisa Hammitt, Andrew Hobson, Thomas C. King, Joe Marchese, W. Benjamin Moreland, Mary Teresa Rainey, Scott R. Wells, Ted White, and Jinhy Yoon

01 - John Dionne 04 - Thomas C. King 07 - Mary Teresa Rainey			02 - Lisa Hammitt 05 - Joe Marchese 08 - Scott R. Wells		03 - Andrew Hobson 06 - W. Benjamin Moreland 09 - Ted White	10 - Jinhy Yoon
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the advisory (non-binding) resolution on executive compensation	☐	☐	☐	3.	Approval of the amendment to the certificate of incorporation to provide for exculpation of certain officers of the company as permitted by recent amendments to Delaware law	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain
4.	Approval of the adoption of the 2012 Third Amended and Restated Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Second Amended and Restated Equity Incentive Plan by 36,700,000 shares and eliminate the liberal share recycling provisions with respect to stock options and stock appreciation rights	☐	☐	☐	5.	Ratification of Ernst & Young LLP as the independent accounting firm for the year ending December 31, 2024	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If any other matters properly come before the meeting, the proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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1 U P X

03XN7D

The 2024 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc.

will be held on Thursday, May 16, 2024, 9:00 A.M. Eastern Time, virtually via the Internet at meetnow.global/M2KV5AT.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 16, 2024.

The Proxy Statement and the Annual Report are available at: www.envisionreports.com/cco

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cco

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2024 Meeting of Stockholders – May 16, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott R. Wells and Lynn A. Feldman, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of Clear Channel Outdoor Holdings, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Stockholders of said company to be held virtually at 9:00 A.M. Eastern Time on May 16, 2024, or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL THE NOMINEES NAMED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.